Exhibit 10.10

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.

License and Collaboration Agreement

by and between

MyoKardia, Inc.

and

Aventis Inc.

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TABLE OF CONTENTS

		Page(s)
RECITALS		1

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	GOVERNANCE	24

2.1	Alliance Managers	24

2.2	Executive Steering Committee	24

2.3	Joint Research Committee	25

2.4	Global Development Committee	26

2.5	Joint Commercialization Committee	26

2.6	Limitation of Committee Authority	27

2.7	Committee Membership and Meetings	27

2.8	Continuity of Representation	28

2.9	Decision-Making	28

2.10	Discontinuation of Participation on a Committee	32

ARTICLE 3	LICENSE	33

3.1	License to Sanofi	33

3.2	License to MyoKardia	34

3.3	Retained Rights	35

3.4	Sublicense Rights	36

3.5	No Implied Licenses	37

3.6	Disclosure of Know-How	37

3.7	Non-Compete	37

ARTICLE 4	RESEARCH	40

4.1	General	40

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4.2	Research Plan	40

4.3	Sanofi Research Activities	41

4.4	Initial R&D Term	41

4.5	Sum of Evidence (SOE); Decision to Continue	42

4.6	Conduct of Research	43

4.7	Designation of Development Candidates	43

4.8	Expanded Use Pre-POC Development	43

4.9	Research Records and Reports	44

ARTICLE 5	DEVELOPMENT	45

5.1	General	45

5.2	Development Plans	45

5.3	Conflicts	48

5.4	Development Costs	48

5.5	Pricing / Reimbursement Activities after Regulatory Approval	50

5.6	Diligence	50

5.7	Development Records	51

5.8	Data Exchange and Development Reports	51

ARTICLE 6	REGULATORY	51

6.1	Regulatory Responsibilities	51

6.2	Regulatory Materials	51

6.3	Cooperation	52

6.4	Meetings with Regulatory Authorities	53

6.5	Adverse Events Reporting	54

6.6	Notification of Threatened Action	55

6.7	Remedial Actions	55

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6.8	Compassionate Use	55

6.9	Audit Vendors & Contractors	55

ARTICLE 7	MANUFACTURING AND SUPPLY	56

7.1	General	56

7.2	Allocation of Supply Obligations	56

7.3	Transfer of Manufacturing Know-How	57

7.4	Supply Agreement	58

7.5	Manufacturing Records	58

ARTICLE 8	COMMERCIALIZATION	58

8.1	General	58

8.2	Commercial Diligence	58

8.3	Commercialization Plan	59

8.4	Distributorships	59

8.5	Pricing Approvals	59

8.6	Patent Marking	59

8.7	Reports	59

8.8	Expanded Use US Co-Promotion Option	60

8.9	Co-Promotion of DCM1 Products	60

ARTICLE 9	FINANCIAL PROVISIONS	61

9.1	Upfront Payments	61

9.2	DCM1 IND Milestone	62

9.3	Continuation Payment and Equity Purchase Rights and Obligations	62

9.4	Sanofi R&D Costs	66

9.5	Share of Registration Program Costs	67

9.6	Royalty Payments for Products	68

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9.7	DCM1 [***] Option Exercise	72

9.8	Currency; Exchange Rate	72

9.9	Late Payments	72

9.10	Taxes	72

9.11	Records	73

9.12	Audit Procedures	73

9.13	Diagnostic or Veterinary Products	74

ARTICLE 10	INTELLECTUAL PROPERTY RIGHTS	74

10.1	Ownership	74

10.2	Patent Prosecution	76

10.3	CREATE Act	78

10.4	Patent Enforcement and Defense	78

10.5	Trademarks	81

10.6	Patent Extensions	82

10.7	Third Party Rights	83

10.8	Upstream Licenses	84

ARTICLE 11	CONFIDENTIALITY; PUBLICATION	84

11.1	Duty of Confidence	84

11.2	Exceptions	84

11.3	Authorized Disclosures	85

11.4	Publications	86

11.5	Publicity; Use of Names	86

11.6	Return of Confidential Information	87

11.7	Attorney-Client Privilege	88

11.8	Permitted Disclosure for CREATE Act	88

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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ARTICLE 12	TERM AND TERMINATION	88

12.1	Term	88

12.2	Termination	89

12.3	Effect of Termination	91

12.4	Survival	96

12.5	Accrued Rights and Obligations	97

12.6	Termination Not Sole Remedy	97

ARTICLE 13	REPRESENTATIONS, WARRANTIES AND COVENANTS	97

13.1	Representations and Warranties of Each Party	97

13.2	Representations and Warranties by MyoKardia	98

13.3	Representations and Warranties by Sanofi	101

13.4	Mutual Covenants	102

13.5	No Other Warranties	102

ARTICLE 14	INDEMNIFICATION; LIABILITY; INSURANCE	103

14.1	Indemnification by MyoKardia	103

14.2	Indemnification by Sanofi	103

14.3	Indemnification Procedure	104

14.4	Mitigation of Loss	105

14.5	Limitation of Liability	106

14.6	Insurance	106

ARTICLE 15	GENERAL PROVISIONS	106

15.1	Force Majeure	106

15.2	Assignment	107

15.3	Severability	108

15.4	Notices	108

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15.5	Governing Law	109

15.6	Dispute Resolution	109

15.7	No Action	111

15.8	Entire Agreement; Amendments	111

15.9	Exhibits	111

15.10	Headings	112

15.11	Independent Contractors	112

15.12	Waiver	112

15.13	Cumulative Remedies	112

15.14	Waiver of Rule of Construction	112

15.15	Business Day Requirements	112

15.16	Translations	112

15.17	Further Actions	113

15.18	Counterparts	113

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LICENSE AND COLLABORATION AGREEMENT

This LICENSE AND COLLABORATION AGREEMENT (this “Agreement”) is made as of August 1, 2014 (the “Effective Date”), by and between MyoKardia, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 400 East Jamie Court, Suite 102, South San Francisco, CA 94080, USA (“MyoKardia”), and Aventis Inc., a corporation organized and existing under the laws of Pennsylvania, having offices at 55 Corporate Drive in Bridgewater, New Jersey 08807 (“Sanofi”). Sanofi and MyoKardia are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, MyoKardia is a biotechnology company focused on the research and development of biopharmaceutical products for the diagnosis, prevention and treatment of cardiovascular diseases;

WHEREAS, MyoKardia has developed a proprietary research and development platform and is actively conducting research and development activities targeting multiple mechanisms of action pertinent to genetic heart diseases, including hypertrophic and dilated cardiomyopathy;

WHEREAS, Sanofi is a pharmaceutical company working to develop and commercialize novel therapies; and

WHEREAS, MyoKardia and Sanofi desire to establish a collaboration for the research, development and potential commercialization of pharmaceutical products for the diagnosis, prevention and treatment of hypertrophic and dilated cardiomyopathy, as well as potentially other indications in the Field.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Sanofi and MyoKardia hereby agree:

ARTICLE 1

DEFINITIONS

The terms in this Agreement with initial letters capitalized shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1 “Accounting Standards” means, with respect to a Party or its Affiliate or (sub)licensee, GAAP or IFRS, as such Party, Affiliate or (Sub)licensee uses for its financial reporting obligations, in each case, consistently applied.

1.2 “Acquired Party Family” is defined in Section 10.7(c).

1.3 “Acquiror” is defined in Section 15.2.

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1.4 “Acquiror Family” is defined in Section 10.7(c).

1.5 “Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules, regulations, guidance, guidelines and requirements promulgated thereunder (including all additions, supplements, extensions and modifications) in effect from time to time.

1.6 “Additional Tax” is defined in Section 9.10(c).

1.7 “Affiliate” means, with respect to a Party or other Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with that Party or other Person. For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the voting stocking of such Person, by contract or otherwise. Notwithstanding the foregoing, the Parties acknowledge and agree that: (a) Third Rock Ventures, LLC (“Third Rock”) shall not be deemed an Affiliate of MyoKardia; and (b) any portfolio company of Third Rock (including Global Blood Therapeutics) shall not be deemed an Affiliate of MyoKardia unless such company directly or indirectly, controls, is controlled by, or is under common control with MyoKardia without regard to their respective relationship with Third Rock.

1.8 “Agreement” is defined in the preamble.

1.9 “Alliance Manager” is defined in Section 2.1.

1.10 “Allowable Expenses” is defined in Exhibit J-2.

1.11 “Ancillary Agreement” means the Co-Promotion Agreement and any other agreement entered into between the Parties (or their respective Affiliates) pursuant to this Agreement.

1.12 “Applicable Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law, that may be in effect from time to time.

1.13 “Arbitration Notice” is defined in Section 15.6(a).

1.14 “Arbitrators” is defined in Section 15.6(b)(i).

1.15 “Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in San Francisco, California or in Paris, France are permitted or required to be closed.

1.16 “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

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1.17 “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.18 “Change of Control” means with respect to a Party (a) any sale, exchange, transfer, or issuance to or acquisition in one transaction or a series of related transactions by one or more Third Parties of shares representing more than fifty (50%) of the aggregate ordinary voting power entitled to vote for the election of directors represented by the issued and outstanding stock of such Party or any Affiliate that directly or indirectly controls such Party (such Affiliate, the “Parent”), whether such sale, exchange, transfer, issuance or acquisition is made directly or indirectly, by merger or otherwise, or beneficially or of record; (b) a merger or consolidation under Applicable Law of such Party or a Parent with a Third Party in which the shareholders of such Party or any Parent immediately prior to such merger or consolidation do not continue to hold immediately following the closing of such merger or consolidation at least fifty (50%) of the aggregate ordinary voting power entitled to vote for the election of directors represented by the issued and outstanding stock of the entity surviving or resulting from such consolidation; or (c) a sale or other disposition of all or substantially all of the assets of such Party or a Parent to one (1) or more Third Parties in one transaction or a series of related transactions. Notwithstanding the foregoing, a purchase of shares by one or more Third Parties in a bona fide financing transaction the primary purpose of which is to raise working capital for MyoKardia, including a public offering, shall not constitute a Change of Control even if such Third Parties collectively negotiate or receive their rights as security holders in such financing transaction, except that such exemption shall not apply with respect to any Change of Control that would result in: (i) a Major Biopharmaceutical Company or any of its Affiliates or (ii) any company that has or has an Affiliate that has a Competing Product, in each case having more than fifty (50%) of the aggregate ordinary voting power in such Party or its Parent.

1.19 “Co-Promotion Agreement” is defined in Section 8.9(a).

1.20 “Co-Promotion Option” is defined in Section 8.9(a).

1.21 “Co-Promotion Plan” is defined in Exhibit I.

1.22 “Co-Promotion Product” is defined in Section 8.9(a).

1.23 “Co-Promotion Territory” is defined in Section 8.9(a).

1.24 “Collaboration” means the collaboration of the Parties with respect to the Research, Development, Manufacture and Commercialization of Products in the Field, as and to the extent set forth in this Agreement.

1.25 “Combination Product” means either (i) a Product that is sold in the form of a combination product containing one or more Compounds and one or more active ingredient(s) that are not Compounds; or (ii) a Product is sold in a form that contains (or is sold bundled with) a delivery device therefor.

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1.26 “Commercialization” means the marketing, promotion, sale and/or distribution of Products (or companion diagnostics for Products in accordance with this Agreement) in the Field, including: (a) commercial activities conducted in preparation for commercial launch of a Product; (b) strategic marketing, sale force detailing, advertising, medical education and liaison; (c) any Phase 4 Studies, except Required Phase 4 Studies; and (d) all customer support, product distribution, invoicing and other sales activities. “Commercialize” has a correlative meaning.

1.27 “Commercialization Plan” is defined in Section 8.3.

1.28 “Committee” means the ESC, JRC, GDC, JCC, or any subcommittee established under Article 2, as applicable.

1.29 “Competing Product” is defined in Section 3.7(a).

1.30 “Compound” means any: (a) HCM1 Compound (including any Expanded Use Compound that is also an HCM1 Compound); (b) DCM1 Compound; or (c) HCM2 Compound (including any Expanded Use Compound that is also an HCM2 Compound).

1.31 “Confidential Information” of a Party means all proprietary Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational or technical nature of such Party that is disclosed by or on behalf of such Party, its Affiliates or its or their (Sub)licensees, or otherwise made available to the other Party, its Affiliates or its or their (Sub)licensees, prior to, on or after the Effective Date, whether made available orally, in writing or in electronic form in connection with this Agreement, including the terms of this Agreement, information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in connection with this Agreement. All MyoKardia Licensed Know-How and Joint Program Know-How and the terms of this Agreement shall be deemed to be the Confidential Information of both Parties (and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto).

1.32 “Confidentiality Agreement” is defined in Section 15.8.

1.33 “Continuation Payment” is defined in Section 9.3.

1.34 “Control” or “Controlled” means, with respect to any Know-How, Patent Rights or other intellectual property rights, a Party has the legal authority or right (whether by ownership, license or otherwise) (other than by operation of the license and other grants in Section 3.1 or Section 3.2) to grant a license, sublicense, access or right to use (as applicable) under such Know-How, Patent Rights, or other intellectual property rights to the other Party on the terms and conditions set forth herein at the time of such grant, in each case without breaching the terms of any agreement with a Third Party.

1.35 “Country-Specific Trials” is defined in Section 5.2(d).

1.36 “CREATE Act” is defined in Section 10.3.

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1.37 “[***]” is defined in Section 10.7(a).

1.38 “DCM1 Compound” means: (a) any compound identified in the DCM1 Program (including in activities preceding such Program carried out by MyoKardia prior to the Effective Date) that meets the DCM1 Criteria; (b) any compound that (i) is a derivative or modification of any compound described in subsection (a), (ii) is developed from such compound in subsection (a) by or on behalf of a Party or its Affiliate or (Sub)licensee (where such development from such compounds is documented by laboratory notebooks or other competent proof, including Committee minutes) and (iii) meets the DCM1 Criteria; and (c) any salt, hydrate, solvate, free acid form or free base form, crystalline polymorph, amorphous form, racemic or optically-active mixture, or zwitterion form of any compound described in subsection (a) or (b) that meets the DCM1 Criteria.

1.39 “DCM1 Criteria” means the mechanism of action, affinity and specificity criteria and other characteristics and profiles of compounds set forth in Exhibit A-1, which may be amended pursuant to Section 2.9(d)(ii).

1.40 “DCM1 MOA” means the mechanism of action for the lead compound identified for the DCM1 Program, as specified in the DCM1 Criteria. As of the Effective Date, the DCM1 MOA is deemed to be [***]. From time to time after the Effective Date, the DCM1 MOA may be modified and/or further specified as part of the DCM1 Criteria pursuant to Section 2.9(d)(ii).

1.41 “DCM1 Product” means any product containing a DCM1 Compound, in any formulation and dosage, including any Combination Product containing a DCM1 Compound.

1.42 “DCM1 [***] Option” is defined in Section 9.7.

1.43 “DCM1 Program” means MyoKardia’s and its Affiliates’ proprietary drug development program to identify, optimize and develop compounds meeting the DCM1 Criteria, as such program is further described in the Research Plan.

1.44 “Designated Senior Officer” means: (a) with respect to MyoKardia, the Chief Executive Officer and, (b) with respect to Sanofi, the Global President of R&D of Sanofi’s Parent prior to the First Commercial Sale of the first Product anywhere in the world, and thereafter the Executive Vice President of Global Commercial Operations of Sanofi’s ultimate Parent.

1.45 “Detail” means, with respect to a Co-Promotion Product in the Co-Promotion Territory, a contact between a sales representative and a physician or other medical professional licensed or authorized to prescribe drugs, during which a primary position detail or a secondary position detail is made to such person, in each case as measured by each Party’s internal recording of such activity in accordance with the Co-Promotion Agreement; provided that such meeting is consistent with and in accordance with the requirements of Applicable Law, this Agreement and the Co-Promotion Agreement. The definition of “Detail” may be further refined in the Co-Promotion Agreement. When used as a verb, “Detail” means to engage in a Detail.

1.46 “Develop” or “Development” means all development activities for any Product (or a companion diagnostic for such Product in accordance with this Agreement) that are directed to

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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obtaining Regulatory Approval(s) of such Product, including: all non-clinical, preclinical and clinical activities conducted in support of Regulatory Approval (including any Required Phase 4 Studies); testing and studies of such Product (including IND-enabling studies and translational research); manufacturing development, process and formulation development; toxicology, pharmacokinetic and pharmacological studies; manufacture and distribution of such Product for use in clinical trials (including placebos and comparators); statistical analyses; assay development; instrument design and development; protocol design and development; quality assurance and control; report writing; the preparation, filing and prosecution of any MAA for such Product; development activities directed to label expansion and/or obtaining Regulatory Approval for one or more additional indications following initial Regulatory Approval; health economic studies relating to the indication for which the applicable Product is being developed conducted prior to Regulatory Approval; and all regulatory affairs related to any of the foregoing.

1.47 “Development Candidate” is defined in Section 4.7.

1.48 “Development Plan” is defined in Section 5.2(e).

1.49 “Diligent Efforts” means: (a) where applied to carrying out specific tasks and obligations of a Party under this Agreement, [***]; and (b) where applied to the Research, Development, Manufacture and/or Commercialization of a Compound or Product (as applicable), the use of [***] used by a [***] taking into account all relevant factors including issues of safety and efficacy, product profile, difficulty in developing or manufacturing the applicable Compound or Product, competitiveness of alternative Third Party products in the marketplace (including generic products), the patent or other proprietary position of the applicable Compound or Product (including patent coverage and regulatory exclusivity), the regulatory requirements involved and the potential profitability of the applicable Compound or Product.

1.50 “Disclosing Party” is defined in Section 11.1(a).

1.51 “Dispute” is defined in Section 15.6.

1.52 “Distributor” is defined in Section 8.4.

1.53 “Dollars” means the U.S. dollar, and “$” shall be interpreted accordingly.

1.54 “Effective Date” is defined in the preamble.

1.55 “EMA” means the European Medicines Agency or any successor entity thereto.

1.56 “EOP2 Meeting” means the end-of-phase 2 meeting with the FDA and/or the equivalent meeting with the EMA to be conducted at the end of the Phase 2a Clinical Trials for a particular Product to discuss the requirements of the FDA or EMA (as applicable) for a Registration Program for such Product to support Marketing Approval.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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1.57 “EOP2 Package” is defined in Section 5.2(b).

1.58 “EU” or the “European Union” means the economic, scientific and political organization of European Union member states as it may be constituted from time to time, which as of the Effective Date consists of: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxemburg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, as well as Norway and Iceland.

1.59 “Executive Steering Committee” or “ESC” is defined in Section 2.2.

1.60 “Expanded Use” means any use, other than the Primary Indication, for the treatment, prevention and/or diagnosis of any cardiovascular indication typically brought on by one or more risk factors, for example heart failure with preserved ejection fraction (HFpEF) associated with hypertension, diabetes, or aortic stenosis.

1.61 “Expanded Use Compound” is defined in Section 4.8.

1.62 “Expanded Use Co-Promotion Option” is defined in Section 8.8.

1.63 “Expanded Use Product” means any product containing an Expanded Use Compound, in any formulation and dosage, including any Combination Product that is an Expanded Use Product. For clarity, an Expanded Use Product is an HCM1 Product or HCM2 Product for purposes of this Agreement except as otherwise specified hereunder, including as a result of an amendment entered into pursuant to Section 4.8.

1.64 “FCPA” is defined in Section 13.1.

1.65 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.66 “Field” means the treatment, prevention and/or diagnosis of any indication by the applicable MOA.

1.67 “First Commercial Sale” means, with respect to any Product in any country or jurisdiction, the first sale for value of such Product to a Third Party for distribution, use or consumption in such country or jurisdiction after Marketing Approval has been obtained for such Product in such country or jurisdiction. Sales prior to receipt of Marketing Approval for such Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

1.68 “Force Majeure” is defined in Section 15.1.

1.69 “FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of [***] hours per Calendar Year) of work directly related to the applicable activity described hereunder. No additional payment shall be made with respect to any person who works more than [***] hours per Calendar Year, and any person who devotes less than [***] hours per Calendar

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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Year (or such other number as may be agreed by the Global Development Committee) to the applicable activity shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked on such activity divided by [***]. FTE activities shall not include the work of general corporate or administrative personnel.

1.70 “FTE Costs” means, with respect to a Party for any period, the applicable FTE Rate multiplied by the applicable number of FTEs of such Party performing the applicable activity described hereunder during such period.

1.71 “FTE Rate” means (a) in the case of the applicable Development activity described hereunder, as of the Effective Date, [***] Dollars ($[***]) per FTE, (b) in the case of all activities hereunder for which costs are shared under the [***] a rate which is reasonably established by [***] in advance of the [***], and (c) in the case of all activities hereunder for which costs are shared under the [***] a rate which is reasonably established by [***] in advance of the [***]; provided that in the case of clauses (b) and (c), a separate FTE Rate shall be established for each of the following categories (and in each case such rate shall include the allocable management costs for such positions): sales force personnel and associated support personnel, marketing, market research/survey, market access, marketing effectiveness, managed care and account management, pricing, product communication and digital communication, health economics, medical liaisons, health outcome liaisons, regulatory, pharmacovigilance, medical affairs; and provided further that in each case ((a), (b) and (c)) such rates shall be adjusted annually, with each annual adjustment effective as of January 1 of each Calendar Year, with the first such annual adjustment to be made as of January 1, 2016, to correspond with the total percentage change in the Producer Price Index (PPI) for Pharmaceutical and Medicine Manufacturing (NAICS 325400) for the twelve (12)-month period preceding each such January 1; and provided further with respect to the activities described in clauses (b) and (c), every [***] that the FTE Rates therefor are in effect, the Parties may mutually agree to revise such rates. For clarity, the Sanofi Research Activities and Sanofi POC Activities shall be valued using the applicable FTE Rate.

1.72 “GAAP” means the U.S. generally accepted accounting principles.

1.73 “Generic Product” means, with respect to a Product, any pharmaceutical or biological product (i) that is sold by a Person other than a Party or its Affiliates, or any licensee of such Party or its Affiliates, and who did not purchase such product in a chain of distribution that included such Party or its Affiliate or licensee of either of the foregoing, (ii) contains the same Compound as such Product, and (iii) whose Marketing Authorization Application is approved by a Regulatory Authority in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Product, including any product authorized for sale (a) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the Act (21 U.S.C. 355(b)(2) or 355(j), respectively), (b) in the EU pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision) or (c) in any other country or jurisdiction pursuant to all equivalents of such provisions.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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1.74 “Global Development Committee” or “GDC” is defined in Section 2.4.

1.75 “Good Clinical Practice” or “GCP” means the then-current standards for clinical trials for pharmaceuticals, as set forth in the Act or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of the European Union and other organizations and Governmental Authorities in countries for which the Compound or Product is intended to be Developed, to the extent such standards are not less stringent than United States GCP.

1.76 “Good Laboratory Practice” or “GLP” means the then-current standards for laboratory activities for pharmaceuticals, as set forth in the Act or other Applicable Law, and such standards of good laboratory practice as are required by the Regulatory Authorities of the European Union and other organizations and Governmental Authorities in countries for which the applicable Compound or Product is intended to be Developed, to the extent such standards are not less stringent than United States GLP.

1.77 “Good Manufacturing Practice” or “GMP” means the current good manufacturing practices applicable from time to time to the manufacturing of a Compound, Product or any intermediate thereof pursuant to Applicable Law.

1.78 “Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.79 “HCM Licensing Decision” is defined in Section 3.4(c).

1.80 “HCM Licensing Rights” is defined in Section 3.4(c).

1.81 “HCM1 Compound” means: (a) any compound identified in the HCM1 Program (including in activities preceding such Program carried out by MyoKardia prior to the Effective Date) that meets the HCM1 Criteria; (b) any compound that (i) is a derivative or modification of any compound described in subsection (a), (ii) is developed from such compound in subsection (a) by or on behalf a Party or its Affiliate or (Sub)licensee (where such development from such compounds is documented by laboratory notebooks or other competent proof, including Committee minutes) and (iii) meets the HCM1 Criteria; and (c) any salt, hydrate, solvate, free acid form or free base form, crystalline polymorph, amorphous form, racemic or optically-active mixture, or zwitterion form of any compound described in subsection (a) or (b) that meets the HCM1 Criteria. The Parties hereby agree that: (i) that certain compound known as MYK-461 and described in Exhibit K is an HCM1 Compound; and (ii) the Potential Backup HCM1 Compounds are potential HCM1 Compounds, each of which shall be deemed an HCM1 Compound if and when further testing after the Effective Date confirms that such Potential Backup HCM1 Compound meets the HCM1 Criteria.

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1.82 “HCM1 Criteria” means the mechanism of action, affinity and specificity criteria and other characteristics and profiles of compounds set forth in Exhibit A-2, which may be amended pursuant to Section 2.9(d)(ii).

1.83 “HCM1 MOA” means the mechanism of action for the lead compound known as MYK461 for the HCM1 Program, as specified in the HCM1 Criteria. As of the Effective Date, the HCM1 MOA is deemed to be [***], and which shall be included in the HCM1 Criteria.

1.84 “HCM1 Product” means any product containing an HCM1 Compound, in any formulation and dosage, including any Combination Product containing an HCM1 Compound.

1.85 “HCM1 Program” means MyoKardia’s and its Affiliates’ proprietary drug development program to identify, optimize and develop compounds meeting the HCM1 Criteria, as such program is further described in the Research Plan.

1.86 “HCM2 Compound” means: (a) any compound identified in the HCM2 Program (including in activities preceding such Program carried out by MyoKardia prior to the Effective Date) that meets the HCM2 Criteria; (b) any compound that (i) is a derivative or modification of any compound described in subsection (a), (ii) is developed from such compound in subsection (a) by or on behalf a Party or its Affiliate or (Sub)licensee (where such development from such compounds is documented by laboratory notebooks or other competent proof, including Committee minutes) and (iii) meets the HCM2 Criteria; and (c) any salt, hydrate, solvate, free acid form or free base form, crystalline polymorph, amorphous form, racemic or optically-active mixture, or zwitterion form of any compound described in subsection (a) or (b) that meets the HCM2 Criteria.

1.87 “HCM2 Criteria” means the mechanism of action, affinity and specificity criteria and other characteristics and profiles of compounds set forth in Exhibit A-3, which may be amended pursuant to Section 2.9(d)(ii).

1.88 “HCM2 MOA” means the mechanism of action for the lead compound for the HCM2 Program, as specified in the HCM2 Criteria. As of the Effective Date, the HCM2 MOA is deemed to be [***]. From time to time after the Effective Date, the HCM2 MOA may be modified and/or further specified as part of the HCM2 Criteria pursuant to Section 2.9(d)(ii).

1.89 “HCM2 Product” means any product containing an HCM2 Compound, in any formulation and dosage, including any Combination Product containing an HCM2 Compound.

1.90 “HCM2 Program” means MyoKardia’s and its Affiliates’ proprietary drug development program to identify, optimize and develop compounds meeting the HCM2 Criteria, as such program is further described in the Research Plan.

1.91 “IFRS” means International Financial Reporting Standards.

1.92 “IND” means any investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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1.93 “Indemnification Claim Notice” is defined in Section 14.3(a).

1.94 “Indemnified Party” is defined in Section 14.3(a).

1.95 “Indemnifying Party” is defined in Section 14.3(a).

1.96 “Indemnitee” is defined in Section 14.3(a).

1.97 “Information and Inventions” means all inventions, discoveries, technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, assays and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

1.98 “Initial Equity Documents” is defined in Section 9.1(b).

1.99 “Initial R&D Term” is defined in Section 4.4(a).

1.100 “Initiation” means, with respect to a clinical trial of a Product, the first dosing of the first human subject for such clinical trial.

1.101 “Invoiced Sales” is defined in Section 1.133.

1.102 “In-License Agreement” is defined in Section 13.2(o).

1.103 “Joint Commercialization Committee” or “JCC” is defined in Section 2.5.

1.104 “Joint Program Know-How” is defined in Section 10.1(a).

1.105 “Joint Program Patents” means any Patent Right covering or claiming the Joint Program Know-How.

1.106 “Joint Program Technology” means Joint Program Know-How and Joint Program Patents.

1.107 “Joint Research Committee” or “JRC” is defined in Section 2.3.

1.108 “Knowledge” means, with respect to Sanofi, the actual knowledge of the following persons: Vice President Global R&D and Head of Sunrise, Vice President Research and Translational Medicine and Deputy to the President, Vice President and Head of Cardiovascular Research, and Vice President and Head of Sanofi Combinatorial Technology Center; and with respect to MyoKardia, the actual knowledge of MyoKardia.

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1.109 “Know-How” means any information and materials, including discoveries, improvements, modifications, processes, methods, assays, designs, protocols, formulas, data, know-how and trade secrets (in each case, in written, electronic or any other form and, in each case, patentable, copyrightable or otherwise), but excluding any Patent Rights.

1.110 “Lead Party” is defined in Section 10.7(c).

1.111 “Licensed Territory” means: (a) with respect to any HCM1 Product or HCM2 Product, the countries and territories outside the United States; and (b) with respect to any DCM1 Product, all countries and territories of the world, in each case excluding any Region with respect to which this Agreement is terminated in accordance with Section 12.2.

1.112 “Losses” means any and all liability, loss, damage, injury, costs or expenses (including reasonable attorneys’ fees and expenses of litigation) of any kind.

1.113 “MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for Marketing Approval (but excluding pricing approval) in the Field in any particular jurisdiction (including, without limitation, a New Drug Application in the U.S.) and all amendments and supplements thereto.

1.114 “Major Biopharmaceutical Company” means (a) an entity that commercializes or develops healthcare products for human consumption and which has either (i) a fully diluted market capitalization of at least [***] U.S. dollars as measured at the closing price on the last day of the preceding Calendar Quarter during which the measurement is taken, or (ii) annual revenue in the year immediately preceding the Calendar Year in which the measurement is taken of at least [***] U.S. dollars, or (b) any Affiliate thereof.

1.115 “Major Market Countries” means France, Germany, Italy, Spain, United Kingdom, China, Japan and United States.

1.116 “Manufacture” and “Manufacturing” mean activities directed to manufacturing, processing, filling, finishing, packaging, labeling, quality assurance testing and release, storing and transporting any Product, Compound or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control, and chemistry, manufacturing and controls.

1.117 “Manufacturing Costs” means, with respect to a Product, the costs incurred by a Party or its Affiliate or (Sub)licensee in connection with Manufacturing or purchasing from a Third Party, as applicable, each Product that is either (a) supplied by a Third Party, or (b) manufactured directly by a Party or an Affiliate or (Sub)licensee of such Party, determined as follows and in accordance with Accounting Standards:

In the case of clause (a) above, Manufacturing Costs means (i) those amounts that are paid to a Third Party by a Party in connection with the Manufacture of the Product, including for process improvements, storage, manufacturing scale-up, manufacturing site qualification, QA and QC (including testing), capital equipment depreciation, customs duties or excise taxes, plus (ii) the relevant Party’s reasonable FTE Costs and direct out-of-pocket costs recorded as an expense by

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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such Party in connection with the Manufacture, including supply chain management, of the Product, but excluding any general and administrative costs. To the extent any non-refundable or non-creditable value added or similar tax is due with respect to amounts paid to such Third Party for Manufacture of any portion of a Product, such amounts shall be considered Manufacturing Costs under this clause (a).

In the case of clause (b) above, Manufacturing Costs means: (i) those direct costs (including raw materials and labor and costs of plant operations and plant support services (including utilities, maintenance, engineering, safety, plant management and other similar activities, including site-specific human resources and finance)) and a reasonable allocation of indirect and overhead expenses connected therewith, which allocation is made in a manner consistent with such allocations applied to other products made in the same production center, and consistent with customary practice; (ii) depreciation and amortization of capitalized costs of manufacturing equipment and facilities, and a reasonable allocation of variable and fixed overhead, including reasonable capacity reservation charges to the extent allocable to forecasted production of materials for use or sale for Product) recorded as an expense by the manufacturing Party in connection with manufacturing process improvements, storage, manufacturing scale up, manufacturing site qualification, QA and QC (including testing), supply chain management , capital equipment costs (where such costs are expensed by the manufacturing Party in accordance with its customary practices), customs duties or excise taxes, sales taxes paid on purchased Product and normal yield utilization and scrap factors. All components of Manufacturing Costs shall be allocated on a basis consistent with Accounting Standards for the calculation of costs of goods sold and customary practice of the Party incurring such expenses. Manufacturing Costs shall not include idle capacity (other than the capacity reservation described above) and general and administrative costs (other than as part of the overhead expenses described above).

Such Party may elect, in its sole discretion, to establish a “standard cost” per unit for purposes of ongoing cost accounting purposes, in which case a reconciliation and appropriate credit or payment shall be made not less than annually against the above Manufacturing Cost definition.

Third Party Payments [***] for purpose of clause (a) or clause (b) above.

1.118 “Marketing Approval” means all approvals necessary for the commercial sale of a Product in the Field in a given country or regulatory jurisdiction, including pricing and reimbursement approval.

1.119 “Mechanism of Action” or “MOA” means each of the DCM1 MOA, the HCM1 MOA and the HCM2 MOA.

1.120 “MyoKardia” is defined in the preamble.

1.121 “MyoKardia Background Know-How” means all Know-How that is (a) Controlled by MyoKardia or its Affiliates as of the Effective Date or during the Term, excluding the MyoKardia Sole Program Know and Joint Program Know-How; and (b) reasonably necessary or reasonably useful for the Research, Development, Manufacture or Commercialization of any Product in the Field, including reasonably necessary or reasonably useful to develop, manufacture or commercialize any companion diagnostic developed hereunder with respect to any Product in the Field.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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1.122 “MyoKardia Background Patents” means any Patent Right (a) (i) that is Controlled by MyoKardia or its Affiliates as of the Effective Date; or (ii) that comes into the Control of MyoKardia or its Affiliates during the Term, excluding the MyoKardia Sole Program Patents and Joint Program Patents; and (b) that is reasonably necessary or reasonably useful for the Research, Development, Manufacture or Commercialization of any Product in the Field, including reasonably necessary or reasonably useful to develop, manufacture or commercialize any companion diagnostic developed hereunder with respect to any Product in the Field. The MyoKardia Background Patents as of the Effective Date are specified on Exhibit B.

1.123 “MyoKardia Background Technology” means MyoKardia Background Patents and MyoKardia Background Know-How.

1.124 “MyoKardia Indemnitee” is defined in Section 14.2.

1.125 “MyoKardia Licensed Know-How” means MyoKardia Background Know-How and MyoKardia Sole Program Know-How.

1.126 “MyoKardia Licensed Patent” means MyoKardia Background Patents and MyoKardia Sole Program Patents.

1.127 “MyoKardia Licensed Technology” means MyoKardia Background Technology and MyoKardia Sole Program Technology.

1.128 “MyoKardia Owned Inventions” is defined in Section 10.1(b).

1.129 “MyoKardia Product Marks” is defined in Section 10.4(b).

1.130 “MyoKardia Prosecuted Patents” is defined in Section 10.2(a)(i).

1.131 “MyoKardia Research Activities” is defined in Section 4.2.

1.132 “MyoKardia Sole Program Know-How” means all Program Inventions owned solely by MyoKardia pursuant to Section 10.1(b).

1.133 “MyoKardia Sole Program Patents” means any Patent Right covering or claiming the MyoKardia Sole Program Know-How.

1.134 “MyoKardia Sole Program Technology” means MyoKardia Sole Program Patents and MyoKardia Sole Program Know-How.

1.135 “Net Losses” is defined in Exhibit J-2.

1.136 “Net Profits” is defined in Exhibit J-2.

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1.137 “Net Sales” means, with respect to a Product for any period, the gross amount billed or invoiced by the applicable Party, its Affiliates or its or their (Sub)licensees for the sale of a Product to Third Parties (including Distributors) commencing with the First Commercial Sale of such Product (the “Invoiced Sales”), less the following deductions from such gross amounts which are actually incurred, allowed, accrued or specifically allocated:

a)	normal and customary trade, quantity and prompt settlement discounts (including chargebacks and allowances) actually allowed;

b)	amounts repaid or credited by reason of rejection, return or recall of goods, rebates or bona fide price reductions;

c)	freight, postage, shipping and insurance expenses to the extent that such items are included in the gross amount invoiced;

d)	customs and excise duties and other taxes or duties related to the sales to the extent that such items are included in the gross amount invoiced;

e)	rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program;

f)	the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to such Product;

g)	any invoiced amounts that are not collected by such Party, its Affiliates or its or their (Sub)licensees, including bad debts and uncollectable invoiced amounts actually written off in accordance with Accounting Standards, provided that any such amounts subsequently collected will be included in Net Sales;

h)	that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) that such Party, its Affiliate or its or their (Sub)licensee, as applicable, allocates to sales of the Products in accordance with such Party’s, its Affiliate’s or its or their (Sub)licensee’s standard policies and procedures consistently applied across its products, as applicable, and other similar fees and taxes, including that certain tax known with respect to pharmaceutical companies in France (remise conventionelle); and

i)	any other similar and customary deductions that are consistent with applicable Accounting Standards.

Any of the deductions listed above that involves a payment by such Party, its Affiliates or its or their (Sub)licensees shall be taken as a deduction in the Calendar Quarter in which the payment is accrued by such entity. For purposes of determining Net Sales, a Product shall be deemed to be sold when invoiced and a “sale” shall not include transfers or dispositions of such Product for

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pre-clinical or clinical purposes, compassionate use or as samples, in each case, without charge. Such Party’s, its Affiliates’ or its or their (Sub)licensees’ transfer of any Product to an Affiliate or (Sub)licensee shall not result in any Net Sales unless the transferee is an end user.

In the event that a Product is sold in any country in the form of a Combination Product, Net Sales of such Combination Product shall be adjusted by multiplying actual Net Sales of such Combination Product in such country calculated pursuant to the foregoing definition of “Net Sales” by the fraction A/(A+B), where A is the average invoice price in such country of any Product that contains the same Compound(s) as such Combination Product as its sole active ingredient(s), if sold separately in such country and B is the average invoice price in such country of, as applicable, (i) each delivery device if sold separately in such country or (ii) each product that contains active ingredient(s) other than the Compound(s) contained in such Combination Product as its sole active ingredient(s) if sold separately in such country; provided that the invoice price in a country for (A) each Product that contains only the Compound(s) and (B) in the case of a product that contains solely active ingredient(s) other than the Compound(s) included in the Combination Product shall be for a quantity comparable to that used in such Combination Product and of substantially the same class, purity and potency or functionality, as applicable, or in the case of a device, substantially the same design and functionality. If either (x) such Product that contains the Compound(s) as its sole active ingredient or (y) as applicable, the delivery device or product that contains the active ingredient(s) (other than the Product) in the Combination Product as its sole active ingredient(s) is not sold separately in a particular country, [***]. If a [***] option is exercised hereunder with respect to a Combination Product, the Parties will agree in good faith on any appropriate modifications to the Combination Product formula above to account for the use of Net Sales in the [***] calculations.

In the case of pharmacy incentive programs, hospital performance incentive programs, chargebacks, disease management programs, similar programs or discounts on portfolio product offerings, all rebates, discounts and other forms of reimbursements shall be allocated among products on the basis on which such rebates, discounts and other forms of reimbursements were actually granted or, if such basis cannot be determined, in accordance with such Party’s, its Affiliates’ or its or their (Sub)licensees’ existing allocation method; provided that any such allocation shall be done in accordance with Applicable Law, including any price reporting laws, rules and regulations.

Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of such Party, its Affiliates or its or their (Sub)licensees, which must be in accordance with applicable Accounting Standards.

1.138 “Parent” is defined in Section 1.16.

1.139 “Party” or “Parties” is defined in the preamble.

1.140 “Patent and Trademark Costs” is defined in Exhibit J-2.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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1.141 “Patent Rights” means all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, extensions, registrations, and supplemental protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing.

1.142 “Payor” is defined in Section 9.10(c).

1.143 “Payor Withholding Tax Action” is defined in Section 9.10(c).

1.144 “PDE” means a Primary Detail Equivalent (as will be defined in the Co-Promotion Agreement) where (i) a primary position detail has a value of 1.0 (one) Primary Detail Equivalent and (ii) a secondary position detail has a value as set forth in the Co-Promotion Agreement.

1.145 “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.146 “Pharmacovigilance Agreement” is defined in Section 6.5.

1.147 “Phase 2 Clinical Trial” means a controlled human clinical trial of a Product that would satisfy the requirements of 21 CFR 312.21(b), as amended, or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 2 clinical trial” in the Development Plan.

1.148 “Phase 2a Clinical Trial” means a pilot Phase 2 Clinical Trial of a Product designed to assess dosing, safety and proof-of-concept with respect to efficacy.

1.149 “Phase 3 Clinical Trial” means a controlled or uncontrolled human clinical trial of a Product that would satisfy the requirements of 21 CFR 312.21(c), as amended, or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 2b clinical trial”, “phase 2b/3 clinical trial” or “phase 3 clinical trial” in the Registration Program Plan or Regulatory Materials.

1.150 “Phase 4 Costs” means those FTE Costs and direct out-of-pocket costs recorded as an expense by or on behalf of a Party or any of its Affiliates or its (sub)licensees that are specifically identifiable or reasonably and directly allocable to Phase 4 Studies conducted in accordance with the applicable Registration Program Plan or Commercialization Plan, wherever conducted, of a Product. Phase 4 Costs that are shared by the Parties shall be limited to those activities that are specifically identified in the applicable Registration Program Plan or Commercialization Plan and subject to the applicable budget. Subject to the foregoing, Phase 4 Costs shall include (i) costs in connection with the preparation for, or conduct of, Phase 4 Studies, data collection and analysis and report writing, and clinical laboratory work, (ii) related Regulatory Expenses, and (iii) related Manufacturing Costs.

1.151 “Phase 4 Study” means a study or data collection effort with respect to any Product that is commenced after the receipt of Regulatory Approval in the country where such trial is conducted.

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1.152 “POC Development Plan” is defined in Section 5.2(a).

1.153 “POC Studies” means, for a particular Product, the clinical trial(s) (including a proof-of-concept Phase 2a Clinical Trial) designed to generate the data for submission to the FDA and/or EMA at the EOP2 Meeting(s) to support the advancement of the Development of such Product into a Registration Program, which shall include the preparation of the EOP2 Package and the conduct of the EOP2 Meetings.

1.154 “Post-2018 POC Cost Cap” means (a) with respect to the DCM1 Program, [***] Dollars ($[***]), (b) with respect to the HCM1 Program, [***] Dollars ($[***]), and (c) with respect to the HCM2 Program, [***] Dollars ($[***]), in each case as such amount may be revised by the Parties’ mutual written agreement. For clarity, the Post-2018 POC Cost Cap shall not apply to the Development of a second Compound in such Program as described under Section 5.4(b).

1.155 “Potential Backup HCM1 Compounds” means the compounds known as [***] (as disclosed by MyoKardia to Sanofi prior to the Effective Date).

1.156 “Pre-Generic Launch Net Sales” is defined in Section 9.6(e)(ii).

1.157 “Pre-POC Development Costs” means the costs for Researching and/or Developing a Product under the Research Plan or a POC Development Plan, as applicable, which shall include FTE Costs incurred, and the direct out-of-pocket costs recorded as an expense, by or on behalf of a Party or any of its Affiliates that are specifically identifiable or reasonably and directly allocable to those activities in accordance with such Research Plan or POC Development Plan, as applicable. Pre-POC Development Costs shall be limited to costs incurred in connection with those activities that are specifically identified in Research Plan or POC Development Plan, as applicable.

1.158 “Primary Indication” means a clinical diagnosis of hypertrophic cardiomyopathy, including in humans with a known definitive monogenic mutation acting through the cardiac sarcomere, such as a mutation in any of the following genes: [***].

1.159 “Product” means, individually and collectively, any: (a) HCM1 Product; (b) DCM1 Product; (c) HCM2 Product; and/or (d) Expanded Use Product. For clarity, an Expanded Use Product is treated hereunder as an HCM1 Product or HCM2 Product, as applicable, except as otherwise specified herein.

1.160 “Product Infringement” is defined in Section 10.4(a).

1.161 “Product Marks” means, with respect to Sanofi, the Sanofi Product Marks and, with respect to MyoKardia, the MyoKardia Product Marks.

1.162 “[***] Product” is defined in Exhibit J-2.

1.163 “Program” means each of the HCM1 Program, the HCM2 Program and the DCM1 Program.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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1.164 “Program Inventions” means any Information and Inventions conceived, reduced to practice, developed, made or otherwise generated by or on behalf of a Party or its Affiliates or Sublicensees in connection with the Research, Development, Manufacture or Commercialization of Compounds and/or Products under this Agreement, including all rights, title and interest in and to the intellectual property rights therein.

1.165 “Receiving Party” is defined in Section 11.1(a).

1.166 “Registration Budget” is defined in Section 5.2(c).

1.167 “Registration Markets” means China, Japan, Brazil, Russia and India.

1.168 “Registration Program” means the Development of a Product, including clinical and non-clinical studies designed to satisfy the requirements for Regulatory Approval of such Product in the Field beyond the initial Phase 2a Clinical Trial, for the applicable country(ies) or region(s), which may include one or more Phase 3 Clinical Trial(s). For clarity, once the Registration Program is initiated for a Product, all Development of such Product conducted thereafter shall be considered part of the Registration Program Plan and governed by the applicable Registration Program Plan for such Product and other provisions relating to the Registration Program hereunder and not governed by the POC Development Plan or other provisions governing the conduct of POC Studies.

1.169 “Registration Program Costs” means the costs for Developing a Product under a Registration Program Plan, which shall include FTE Costs incurred, and the direct out-of-pocket costs recorded as an expense, by or on behalf of a Party or any of its Affiliates that are specifically identifiable or reasonably and directly allocable to those activities in accordance with the applicable Registration Program Plan. Except for costs in clause (d) below, Registration Program Costs shall be limited to those activities that are specifically identified in the applicable Registration Program Plan and subject to the Registration Budget. Subject to the foregoing, Registration Program Costs shall include such costs in connection with the following activities, as applicable:

a)	clinical trials for a Product, including (i) the preparation for and conduct of clinical trials; (ii) data collection and analysis and report writing; (iii) clinical laboratory work; (iv) regulatory activities in direct connection with such studies, including adverse event recordation and reporting, but not including regulatory activities relating generally to a Product and not directly related to such studies, such as regulatory activities relating to Marketing Authorization Applications, other than as set forth in clause (b); (v) advisory meetings in connection with a Product; and (vi) Phase 4 Costs to the extent resulting from a Required Phase 4 Study;

b)	the preparation of a regulatory dossier to the extent necessary to obtain any Regulatory Approval for a Product and filing fees in connection with the filing of applications for Regulatory Approvals;

c)	Manufacture or purchase of (i) a Product for use in clinical trials or other activities for such Product; (ii) the manufacture, purchase or packaging of comparators or placebo for use in

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clinical trials for a Product (with the manufacturing costs for comparators or placebo to be determined in the same manner as manufacturing costs are determined for such Product); and (iii) costs and expenses of disposal of drugs and other supplies used in such clinical trials or other activities (in each case ((i) through (iii)) determined based on the definition of Manufacturing Costs);

d)	Losses included in Registration Program Costs in accordance with Article 14;

e)	the development of the manufacturing process for a Product, scale-up, manufacturing process validation, including validation batches, manufacturing improvements, and qualification and validation of Third Party contract manufacturers (determined based on the definition of Manufacturing Costs); and

f)	technology transfer activities, solely to the extent included in Registration Program Costs pursuant to Section 7.3(d).

1.170 “Registration Program Plan” is defined in Section 5.2(c).

1.171 “Regulatory Approval” means all approvals necessary for the Research, Development, Manufacture or Commercialization of a Product in the Field in a given country or regulatory jurisdiction [***].

1.172 “Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals for the Products, including the FDA, the EMA and any corresponding national or regional regulatory authorities.

1.173 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than patents, including, without limitation, orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the United States under the Hatch-Waxman Act or the FDA Modernization Act of 1997, or rights similar thereto outside the United States.

1.174 “Regulatory Expenses” means those FTE Costs and direct out-of-pocket costs (including filing, user, maintenance and other fees paid to Regulatory Authorities) recorded as an expense by or on behalf of a Party or any of its Affiliates or its (Sub)licensees during the Term of and pursuant to this Agreement, that are specifically identifiable or reasonably and directly allocable to the preparation of regulatory submissions for, and the obtaining and maintenance of Regulatory Approvals for, any Product, including compliance with Regulatory Approvals and requirements of such Regulatory Authorities, adverse event recordation and reporting and regulatory affairs activities; provided that, with respect to a [***] Product, Regulatory Expenses shall only apply to those activities described in this Section 1.168 that pertain to the United States.

1.175 “Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registration and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Research, Develop, Manufacture, or Commercialize a Product in the Field in a particular country or jurisdiction. “Regulatory Materials” includes any IND, MAA and Regulatory Approval.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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1.176 “Remainder” is defined in Section 10.4(g).

1.177 “Remedial Action” is defined in Section 6.7.

1.178 “Required Phase 4 Studies” means any Phase 4 Studies that are required by the applicable Regulatory Authority to be conducted as a condition for Regulatory Approval, including Regulatory Approval for a label expansion, whether or not also required for pricing or reimbursement approval.

1.179 “Required Phase 4 Studies for Pricing and Reimbursement” means any Phase 4 Studies that are required by the applicable Regulatory Authority to be conducted in order to obtain or as a condition for pricing and reimbursement approval, excluding Required Phase 4 Studies and any other studies that are included in a Registration Program.

1.180 “Research” means all research activities conducted by or on behalf of either Party or the Parties jointly pursuant to the Research Plan during the Initial R&D Term.

1.181 “Research Plan” is defined in Section 4.1.

1.182 “Research Program” is defined in Section 4.1.

1.183 “Restricted Rights” is defined in Section 3.7(c)(i).

1.184 “Retained Territory” means, with respect to a particular Product, all countries and territories other than the respective Licensed Territory.

1.185 “Royalty Term” is defined in Section 9.6(d).

1.186 “Rules” is defined in Section 15.6(b).

1.187 “R&D Cost Overage” is defined in Section 9.4(b)(ii).

1.188 “R&D Extension Products” is defined in Section 4.4(b).

1.189 “Sanofi” is defined in the preamble.

1.190 “Sanofi Background Know-How” means all Know-How (a) that is Controlled by Sanofi or its Affiliates as of the Effective Date or during the Term, excluding the Sanofi Sole Program Know-How and the Joint Program Know-How; and (b) that is necessary for the Research, Development, Manufacture or Commercialization of any Product in the Field; except that the Sanofi Background Know-How excludes any Know-How related to any device or device technology Controlled by Sanofi and/or any of its Affiliates as of the Effective Date or during the Term, unless such technology is incorporated into a Product under and in accordance with this Agreement, including a device used with a Product. If the license to MyoKardia hereunder or use by or on behalf of MyoKardia or its Affiliates or (Sub)licensees hereunder of any Know-How that

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satisfies the foregoing clauses (a) and (b) would require Sanofi to pay to a Third Party a royalty, milestone payment or other monetary compensation in consideration of such license, then such Know-How shall be excluded from this definition unless and until included pursuant to Section 10.7(d). To the extent any Sanofi Background Know-How is incorporated into any Product under and in accordance with this Agreement (e.g., as the formulation of, manufacturing process for, device for use with and/or companion diagnostics for such Product), then such Sanofi Background Know-How shall be deemed “necessary” (as used in clause (b) above) for the making, using or selling of such Compound or Product, regardless of whether any equivalent or similar alternative technology may exist.

1.191 “Sanofi Background Patents” means any Patent Right (a) (i) that is Controlled by Sanofi or its Affiliates as of the Effective Date, including those listed in Exhibit C or (ii) that comes into the Control of Sanofi or its Affiliates during the Term, excluding the Sanofi Sole Program Patents and Joint Program Patents; and (b) that is necessary (as described in the definition of Sanofi Background Know-How) for the Research, Development, Manufacture or Commercialization of any Product in the Field; except that the Sanofi Background Patents excludes any Patent Rights claiming any device or device technology Controlled by Sanofi and/or any of its Affiliates as of the Effective Date or during the Term, unless such technology is incorporated into a Product under and in accordance with this Agreement, including a device used with a Product. If the license to MyoKardia hereunder or the practice by or on behalf of MyoKardia or its Affiliates or (Sub)licensees hereunder of any Patent Rights that satisfy the foregoing clauses (a) and (b) would require Sanofi to pay to a Third Party a royalty, milestone payment or other monetary compensation in consideration of such license, then such Patent Rights shall be excluded from this definition unless and until included pursuant to Section 10.7(d). To the extent any Sanofi Background Patents covers any technology that is incorporated into any Product under and in accordance with this Agreement (e.g., as the formulation of, manufacturing process for, device for use with and/or companion diagnostics for such Product), then such Sanofi Background Patents shall be deemed “necessary” (as used in clause (b) above) for the making, using or selling of such Compound or Product, regardless of whether any equivalent or similar alternative technology may exist.

1.192 “Sanofi Background Technology” means Sanofi Background Know-How and Sanofi Background Patents.

1.193 “Sanofi Indemnitee” is defined in Section 14.1.

1.194 “Sanofi Licensed Technology” means Sanofi Background Technology and Sanofi Sole Program Technology.

1.195 “Sanofi POC Activities” is defined in Section 5.2(a).

1.196 “Sanofi Product Marks” is defined in Section 10.5(a).

1.197 “Sanofi Proprietary Device Component” is defined in Section 12.3(b)(iii)

1.198 “Sanofi Research Activities” is defined in Section 4.3.

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1.199 “Sanofi R&D Costs” means the FTE Costs and direct out-of-pocket costs recorded as an expense and incurred by Sanofi that are specifically identifiable or reasonably and directly allocable to Sanofi’s performance of Sanofi Research Activities and Sanofi POC Activities hereunder in accordance with the Research Plan or applicable POC Development Plan, respectively. Sanofi R&D Costs shall be limited to those activities that are specifically identified in the Research Plan or applicable POC Development Plan, respectively.

1.200 “Sanofi Sole Program Know-How” means all Program Inventions owned solely by Sanofi pursuant to Section 10.1.

1.201 “Sanofi Sole Program Patents” means any Patent Right covering or claiming the Sanofi Sole Program Know-How.

1.202 “Sanofi Sole Program Technology” means Sanofi Sole Program Know-How and Sanofi Sole Program Patents.

1.203 “SOE Confirmation Notification” is defined in Section 4.5(a).

1.204 “SOE Renegotiation Notification” is defined in Section 4.5(a).

1.205 “(Sub)licensees” means a Person, other than an Affiliate or a Distributor, that is (a) granted a (sub)license by Party or its Affiliate under the grants in Section 3.1 or Section 3.2, as applicable, as provided in Section 3.4; or (b) granted a license by MyoKardia to develop and/or commercialize any Product in the Field in the Retained Territory or following termination of this Agreement with respect to one or more countries in the Licensed Territory, such country(ies).

1.206 “Term” is defined in Section 12.1.

1.207 “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.208 “Third Party Claims” means all Third Party demands, claims, actions, investigations and proceedings (whether criminal or civil, in contract, tort or otherwise).

1.209 “Third Party Right” has the meaning set forth in Section 10.7.

1.210 “Third Rock” has the meaning set forth in Section 1.5.

1.211 “Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source or origin, whether or not registered and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

1.212 “United States” or “U.S.” means the United States of America, including its territories and possessions.

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1.213 “Valid Claim” means a claim of an issued and unexpired MyoKardia Licensed Patent, Joint Program Patent, or Sanofi Licensed Patent, as applicable, [***], which claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.214 Interpretation. In this Agreement, unless otherwise specified:

(a) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(b) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

(d) the Exhibits and other attachments form part of the operative provision of this Agreement and references to “this Agreement” shall include references to the Exhibits and attachments.

ARTICLE 2

GOVERNANCE

2.1 Alliance Managers. Each Party hereby appoints the person listed on Exhibit D to act as its alliance manager under this Agreement as of the Effective Date (the “Alliance Manager”). Each Party’s Alliance Manager shall: (a) serve as the primary contact point between the Parties for the purpose of providing the other Party with information on the progress of such Party’s activities under this Agreement; (b) be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties; (c) use reasonable efforts to facilitate the prompt resolution of any disputes; (d) attend all ESC, JRC, GDC, and JCC meetings, and (e) have the right to attend all other Committee meetings, all as non-voting members. An Alliance Manager may also bring any matter to the attention of any Committee if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

2.2 Executive Steering Committee. The Parties hereby establish an executive steering committee (the “Executive Steering Committee” or the “ESC”). The ESC shall consist of three (3) senior executives of each Party, with at least one (1) such senior executive from each such Party holding the position of vice president or above. The ESC shall manage the overall Collaboration, and shall in particular:

(a) coordinate the activities of the Parties under this Agreement, including facilitating communications between the Parties with respect to the Research, Development, Manufacture and Commercialization of the Compounds and Products;

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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(b) provide a forum for discussion of the Research, Development, Manufacture and Commercialization of the Compounds and Products;

(c) direct and oversee the operation of the JRC, GDC, JCC and any other joint subcommittee established by ESC, including resolving any disputed matter of the JRC, GDC, JCC and other subcommittees in accordance with Section 2.9;

(d) review and approve amendments to the Research Plan prepared by the JRC in accordance with Section 4.2;

(e) review and approve (subject to the amendment requirement in Section 2.9(d)(ii)) any modification of the HCM1 Criteria, HCM2 Criteria and/or DCM1 Criteria, including any applicable MOA, in accordance with Section 2.9(d)(ii);

(f) establish additional subcommittees, as required under the Agreement or as appropriate, such as for coordination of publications (as set forth in Section 11.4), for coordination of medical education or for patent-related matters; and

(g) perform such other duties as are expressly assigned to the ESC in this Agreement, and perform such other functions as appropriate to further the purposes of this Agreement as may be allocated to it by the Parties’ written agreement, except where in conflict with any provision of this Agreement.

2.3 Joint Research Committee. The Parties hereby establish a joint research committee (the “Joint Research Committee” or the “JRC”), which shall exist during the Initial R&D Term. The JRC shall consist of three (3) representatives of each Party that have knowledge and expertise in the research of compounds for use in the Field. The JRC shall monitor and coordinate the Research of Compounds under the Collaboration, and shall in particular:

(a) coordinate the activities of the Parties under the Research Plan and oversee the implementation of the Research Plan;

(b) propose amendments to the Research Plan (including the Sanofi R&D Costs) as provided under Section 4.2;

(c) propose any modification of the HCM1 Criteria, HCM2 Criteria and/or DCM1 Criteria to the ESC for approval (subject to Section 2.9(d)(ii));

(d) provide a forum for and facilitate communications between the Parties with respect to the Research of Compounds;

(e) review the Parties’ nominations of Compounds as Development Candidates and determine whether to approve each such nomination as provided under Section 4.7;

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(f) establish subcommittees, as appropriate, to carry out its functions; and

(g) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Research of Compounds, as directed by the ESC, except where in conflict with any provision of this Agreement.

2.4 Global Development Committee. The Parties hereby establish a global development committee (the “Global Development Committee” or the “GDC”). The GDC shall consist of three (3) representatives of each Party that have knowledge and expertise in the development of therapeutic products in the Field. The GDC shall monitor and coordinate the Development of the Compounds and Products under the Collaboration, and shall in particular:

(a) coordinate the activities of the Parties under each Development Plan and oversee the implementation of each Development Plan;

(b) prepare and approve each Development Plan and amendments thereto in accordance with Section 5.2;

(c) following completion of a POC Development Plan for a Product, determine whether to further develop such Product for Regulatory Approval;

(d) if the GDC determines to further Develop a Product for Regulatory Approval, develop the EOP2 Package for such Product in accordance with Section 5.2(b);

(e) provide a forum for and facilitate communications between the Parties with respect to the Development of the Compounds and Products;

(f) monitor and coordinate all regulatory actions, communications and submissions for the Compounds and Products under the Development Plans;

(g) determine whether to research, develop and/or commercialize a companion diagnostic for a Product;

(h) oversee and coordinate the Manufacturing of the Compounds and Products for clinical supply in accordance with ARTICLE 7, unless the Parties designate a manufacturing committee or subcommittee to perform such activities;

(i) establish subcommittees, as appropriate, to carry out its functions; and

(j) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Development of the Compounds and Products, as directed by the ESC, except where in conflict with any provision of this Agreement.

2.5 Joint Commercialization Committee. The Parties shall establish a joint commercialization committee (the “Joint Commercialization Committee” or “JCC”) at either Party’s request but in no event later than the date that is twelve (12) months prior to the anticipated submission of the first NDA for the

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first Product. The JCC shall consist of three (3) representatives of each Party that have knowledge and expertise in the commercialization of products in the Field, and shall monitor and oversee the Commercialization activities (and certain Manufacturing activities as provided hereunder) of the Compounds and Products under the Collaboration, and shall in particular:

(a) coordinate the global messaging and global branding strategy for each HCM1 Product and each HCM2 Product;

(b) with respect to the HCM1 Products and HCM2 Products, coordinate the activities of the Parties under the Commercialization Plans and oversee the implementation of the Commercialization Plans;

(c) with respect to the DCM1 Products, only if the Co-Promotion Option has been exercised, coordinate the activities of the Parties under the applicable Co-Promotion Plan and oversee the implementation of such Co-Promotion Plan;

(d) review and discuss the Commercialization Plans and amendments thereto in accordance with Section 8.3;

(e) provide a forum for and facilitate communications between the Parties with respect to the Commercialization of the Products;

(f) oversee and coordinate the Manufacturing of the Compounds and Products for commercial supply in accordance with ARTICLE 7, unless the Parties designate a manufacturing committee or subcommittee to perform such activities;

(g) establish subcommittees, as appropriate, to carry out its functions; and

(h) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Commercialization of the Products, as directed by the ESC, except where in conflict with any provision of this Agreement.

2.6 Limitation of Committee Authority. Each Committee shall only have the powers expressly assigned to it in this Article 2 and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of this Agreement; or (c) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement.

2.7 Committee Membership and Meetings.

(a) Committee Members. The initial members of each Party on each Committee (other than the JCC) as of the Effective Date are set forth in Exhibit D. Each Party may replace its representatives on any Committee by written notice to the other Party. Each Committee representative shall have appropriate knowledge and expertise and sufficient seniority within the applicable Party to make decisions arising within the scope of the applicable Committee’s responsibilities. A particular individual may serve as a Party’s representative on more than one

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Committee, provided that such individual satisfies the requirements of the preceding sentence for each applicable Committee. Each Party shall appoint one (1) of its representatives on each Committee to act as a co-chairperson of such Committee. The co-chairpersons shall be responsible for calling meetings on no less than ten (10) Business Days’ notice and shall also jointly prepare and circulate agendas for each Committee meeting no less than five (5) Business Days prior to such meeting. The co-chairpersons shall jointly prepare and circulate reasonably detailed minutes for each Committee meeting within thirty (30) days of such meeting. The co-chairpersons shall otherwise not have any additional function or authority as compared to the other members of the applicable Committee.

(b) Meetings. Each Committee shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every three (3) months for each Committee, unless agreed by both Parties. Meetings of any Committee will be held in person (unless the Parties otherwise agree) at locations to be alternately selected by each Party, with Sanofi deciding the location for the first such meeting of each Committee. Each Party shall be responsible for all of its own expenses of participating in any Committee. No action taken at any meeting of a Committee shall be effective unless one (1) representative of each Party is participating. Representatives of the Parties on a Committee may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by the other participants, provided that each Committee shall meet in person no less frequently than semi-annually. A meeting shall be deemed to be “in-person” as long as one (1) representative of each Party is participating in person; for clarity, other representatives of such Party may participate remotely during an “in person” meeting as provided under this subsection.

(c) Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the Committee meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party and shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

2.8 Continuity of Representation. Notwithstanding the Parties’ respective rights to replace its Alliance Manager and members of Committees by written notification to the other Party, each Party shall strive to maintain continuity in the representation of such Alliance Manager and Committee members.

2.9 Decision-Making.

(a) All decisions of each Committee shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before a Committee, the representatives of the Parties cannot reach an agreement as to such matter within [***] Business Days after such matter was brought to such Committee for resolution or after such matter has been referred to such Committee, such disagreement shall, upon the written request of either Party, be referred to the ESC (in the case of disagreement of the JRC, GDC, JCC or other joint subcommittees of the ESC), the Designated Senior Officers (in the case of disagreement of the ESC) for resolution, or the JRC, GDC or JCC, as applicable (in the case of disagreement of a

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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subcommittee of the JRC, GDC or JCC), in each case, to discuss such matter in good faith for resolution. If the Designated Senior Officers cannot resolve such matter within [***] days after such matter has been referred to them, then such matters shall be finally and definitively resolved as set forth in Section 2.9(b) and Section 2.9(c) or otherwise by consensus.

(b) Subject to Section 2.9(a) and Section 2.9(d), at the Designated Senior Officer level, MyoKardia shall have the right to decide the following matters in good faith and based on reasonable scientific, clinical and regulatory judgment and in light of regulatory guidance, Applicable Law and commercial potential, and consistent with applicable diligence requirements hereunder:

(i) amendments to the Research Plan, including the incorporation or use of any technology covered by any Patent Right or other intellectual property of a Third Party into a Compound, Product or any activities in each case under the Research Plan, except that MyoKardia shall not have the right to increase Sanofi’s obligations (both financial and otherwise) to perform Sanofi Research Activities under this Agreement without Sanofi’s written consent;

(ii) the designation of the Development Candidates;

(iii) subject to MyoKardia’s obligations under Section 4.1, whether to develop an HCM1 Compound or HCM2 Compound for an Expanded Use;

(iv) the Manufacture of the Compounds and Products, except for (A) the Manufacturing of DCM1 Products under the Registration Program Plan therefor; and (B) the Manufacturing of the Compound and Product for use in the Commercialization of the Products in the Licensed Territory, in each case ((A) and (B)), which may be conducted by Sanofi if elected by Sanofi in which case MyoKardia shall supply appropriate quantities of Compound or bulk Product pursuant to a reasonable supply agreement to be executed by the Parties within an appropriate time frame;

(v) subject to Section 2.9(c)(i)(C) and Section 2.9(c)(ii), the Development of each Product through completion of POC Studies for such Product, including the content of the POC Development Plans (such as the regulatory strategy and the design, enrollment criteria, endpoints and protocols of the clinical trials included in such POC Development Plans, the strategy for the EOP2 Meetings and the EOP2 Packages), except that MyoKardia shall not, without Sanofi’s written consent, (A) increase Sanofi’s obligations to perform Sanofi POC Activities or (B) discontinue Development of a DCM1 Product after Initiation of the first clinical trial of such DCM1 Product following submission of an IND to the FDA, EMA or other applicable Regulatory Authority in a Major Market Country;

(vi) the research and development of a companion diagnostic for HCM1 Products and HCM2 Products, including whether and when to pursue the development of such companion diagnostic, but subject to the Parties’ mutual agreement on the activities to be conducted by the Parties to research and develop the companion diagnostic, the allocation of costs between the Parties for such activities and the financial terms pertaining to such companion diagnostic;

(vii) the Development of each HCM1 Compound, HCM1 Product, HCM2 Compound and HCM2 Product (including, subject to Section 4.8(b) and Section 4.8(c), any Expanded Use Compound and Expanded Use Product) following completion of POC Studies for such Compound or Product, including (A) whether to commence the Registration Program with a particular HCM1 Product or HCM2 Product, (B) the content of the applicable Registration Program Plans (such as the regulatory strategy (but not regulatory implementation in the Licensed Territory as provided in Section 2.9(c)(ii)), scope of the Registration Program, countries in which clinical trial sites will be located for the Registration Program for the US and EMA, and the design, enrollment criteria, endpoints and protocols of the clinical trials included in such Registration Program Plans); (C) as a decision that involves development or regulatory strategy (including whether to seek orphan drug designation), whether to file for and the content of a filing for exclusive rights conferred by any Regulatory Authority with respect to an HCM1 Product or an HCM2 Product; (D) whether to incorporate in any HCM1 Product or HCM2 Product any Know-How of a Third Party or technology covered by any Patent Right of a Third Party (e.g., as the formulation of, manufacturing process for, device for use with and/or companion diagnostics for such Product); and (E) as a decision that involves commercial strategy, whether to file for and the content of a filing for exclusivity rights conferred by any Regulatory Authority in the Retained Territory with respect to an HCM1 Product or an HCM2 Product other than patents, including, without limitation, new chemical entity exclusivity, data exclusivity, and pediatric exclusivity; except that MyoKardia shall not have the right to increase Sanofi’s financial obligations under the Registration Program Plans or to require Sanofi to conduct any particular activity under the Registration Program Plans without Sanofi’s prior written consent;

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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(c) Subject to Section 2.9(a) and Section 2.9(d), at the Designated Senior Office level, Sanofi shall have the right to decide on the following matters in good faith and based on reasonable scientific, clinical and regulatory judgment and in light of regulatory guidance, Applicable Law and commercial potential, and consistent with applicable diligence requirements hereunder:

(i) the Development of each DCM1 Compound and DCM1 Product following completion of POC Studies for such Compound or Product, including (A) whether to commence the Registration Program with a particular DCM1 Product, (B) the content of the applicable Registration Program Plans (such as the regulatory strategy and regulatory implementation matters and the design, enrollment criteria, endpoints and protocols of the clinical trials included in such Registration Program Plans), (C) the strategy for the EOP2 Meeting and the EOP2 Package, in each case for the DCM1 Compounds and DCM1 Products, (D) the research, development and commercialization of a companion diagnostic for DCM1 Products (including with regard to engaging one or more Third Party diagnostic companies for such purpose, and including any such companion diagnostic activities conducted prior to completion of POC Studies for the applicable DCM1 Product so long as Sanofi bears all costs for such activities), but, unless Sanofi elects to perform all activities related to the research and development of the companion diagnostic for DCM1 Products on its own and at its sole expense, subject to the Parties’ mutual agreement on the activities to be conducted by the Parties to research and develop the companion diagnostic, the allocation of costs between the Parties for such activities and the financial terms pertaining to such companion diagnostic, (E) as a decision that involves development or regulatory strategy (including whether to seek orphan drug designation), whether to file for and the content of a filing for exclusive rights conferred by any Regulatory Authority with respect to DCM1 Product; and (F) whether to incorporate in any DCM1 Product any Know-How of a Third Party or technology covered by any Patent Right of a Third Party (e.g., as the formulation of, manufacturing process for, device for use with and/or companion diagnostics for such Product);

(ii) the regulatory implementation matters for the HCM1 Products, HCM2 Products and Expanded Use Products, in each case in the Licensed Territory, which matters consist of: (A) the countries other than the Major Market Countries in the Licensed Territory in which Sanofi shall submit a Marketing Approval Application (for clarity, clause (A) does not create a diligence obligation of Sanofi to Develop any Product for any countries other than as described in Section 5.6), (B) the timing and sequence of filing Marketing Authorization Applications in countries in the Licensed Territory, (C) the content of any Marketing Authorization Application for a country in the Licensed Territory (but not the Development activities that generate content for such applications), (D) the content of any interactions with Regulatory Authorities that support obtaining Marketing Approval in the Licensed Territory, and (E) as a decision that involves commercial strategy, whether to file for and the content of a filing for exclusivity rights conferred by any Regulatory Authority in the Licensed Territory with respect to an HCM1 Product or an HCM2 Product other than patents, including, without limitation, new chemical entity exclusivity, data exclusivity, and pediatric exclusivity;

(iii) the Manufacturing of DCM1 Products under the Registration Program Plan therefor and the Manufacturing of the Compounds and Products for use in the Commercialization of the Products in the Licensed Territory;

(iv) pricing and reimbursement approval for Products in the Licensed Territory, including any Required Phase 4 Studies for Pricing and Reimbursement conducted in support of such approvals; and

(v) the Commercialization of Products, and companion diagnostics for such Products, in the Licensed Territory.

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(d) Each Party’s final decision making authority described in Section 2.9(b) and Section 2.9(c) shall be subject to the following:

(i) MyoKardia’s final decision making authority over the Development of HCM1 Products and HCM2 Products under the applicable Registration Program will be subject to Section 5.2(d);

(ii) any change in the HCM1 Criteria, HCM2 Criteria and/or DCM1 Criteria, including any applicable MOA, shall be based on scientific and clinical evidence,

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regulatory judgment and commercial potential and shall be subject to the mutual consent of the ESC after receiving the proposal from the JRC; provided that any disagreement at the ESC shall be referred to the Chief Executive Officer of MyoKardia and the Global President of R&D of Sanofi for final resolution without any further escalation in accordance with Section 2.9(a) (for clarity, if the Designated Senior Officers cannot reach a final resolution on a change to the HCM1 Criteria, HCM2 Criteria and/or DCM1 Criteria, as applicable, the criteria, including any applicable MOA, most recently approved by the mutual consent of the Parties and documented in this Agreement (including by way of an amendment) shall continue to be in effect); provided further that neither Party shall unreasonably withhold consent of a change to the HCM1 Criteria, HCM2 Criteria and/or DCM1 Criteria, as applicable, including any applicable MOA, unless such change broadens the scope of the applicable criteria or MOA (in which case such consent may be withheld in the Party’s sole discretion); provided further that any such change in the HCM1 Criteria, HCM2 Criteria and/or DCM1 Criteria, including any applicable MOA, upon the approval of the ESC or the agreement of the applicable Designated Senior Officers, as the case may be, shall be documented as an amendment to this Agreement duly executed by the Parties in accordance with Section 15.8;

(iii) neither Party shall have the right to exercise its final decision making authority to impose an obligation on the other Party to Manufacture Compounds or Products for supply to the Party making such decision, and MyoKardia shall not have the right to exercise its final decision making authority to obligate Sanofi to Manufacture any Compounds or Products for use under the Research Plan and/or the POC Development Plans;

(iv) MyoKardia shall not use its final decision making authority to incorporate: (A) any formulation technology that is proprietary to Sanofi in any HCM1 Product or HCM2 Product; (B) any diagnostic technology that is proprietary to Sanofi in any companion diagnostic with respect to any HCM1 Product or HCM2 Product; or (C) any manufacturing process technology that is proprietary to Sanofi in the manufacturing process of any HCM1 Product or HCM2 Product, in each case without the prior written consent of Sanofi; and

(v) MyoKardia shall not use its final decision making authority to incorporate any device that is proprietary to Sanofi in any Combination Product with any HCM1 Compound or HCM2 Compound without the prior written consent of Sanofi and without the agreement by the Parties with respect to either (A) supply arrangement for such device and/or (B) the amount and duration of any commercially reasonable royalties payable by MyoKardia to Sanofi applicable to the portion of Net Sales of such HCM1 Product or HCM2 Product, as applicable, allocable to such device component in accordance with Section 1.133, applied mutatis mutandis.

2.10 Discontinuation of Participation on a Committee. The activities to be performed by each Committee shall solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services. Each Committee shall continue to exist until the Parties mutually agree to disband such Committee, or if MyoKardia provides Sanofi with written notification of its decision to discontinue its participation in such Committee. If such Committee is so disbanded, such Committee shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the contact persons for the exchange of

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information under this Agreement and decisions of such Committee shall be decisions as between the Parties, subject to the other terms and conditions of this Agreement, including the dispute resolution and final decision making principles in Section 2.9. The JRC, GDC and JCC shall each continue to exist only for so long as the ESC is in existence; provided, however, that without limiting the foregoing, the JRC, GDC and and/or JCC may be disbanded or discontinued at any time pursuant to a written unanimous decision of the ESC. Upon disbandment of the JRC, GDC and/or JCC, or at any time in the ESC’s discretion, the ESC may assume from the JRC, GDC and/or JCC any and all of those committee’s respective responsibilities.

ARTICLE 3

LICENSE

3.1 License to Sanofi. Subject to the terms and conditions of this Agreement, including Section 3.3, MyoKardia hereby grants to Sanofi the following licenses (which shall be sub-licensable solely as provided in Section 3.4 and shall remain in effect unless and until terminated in accordance with this Agreement):

(a) a co-exclusive (solely with MyoKardia and its Affiliates and, if elected by MyoKardia, its permitted subcontractors), worldwide, royalty-free license under both the MyoKardia Licensed Technology and MyoKardia’s rights in the Joint Program Technology to perform the Sanofi Research Activities under the Research Plan and/or the Sanofi POC Activities under the POC Development Plans, in each case during the Initial R&D Term;

(b) a co-exclusive (solely with MyoKardia and its Affiliates and, if elected by MyoKardia, its permitted subcontractors), royalty-bearing license under both the MyoKardia Licensed Technology and MyoKardia’s rights in the Joint Program Technology to (i) Develop the Compounds and Products in the Field (which shall be conducted solely in accordance with the Registration Program Plans) and (ii) Develop companion diagnostics for Products in the Field (which shall be conducted in accordance with Section 5.2(e));

(c) an exclusive (including with regards to MyoKardia and its Affiliates), royalty-bearing license under both the MyoKardia Licensed Technology and MyoKardia’s rights in the Joint Program Technology to offer for sale, sell, import and otherwise Commercialize (i) Compounds and Products in the Field in the Licensed Territory and (ii) companion diagnostics for Products in the Field in the Licensed Territory;

(d) a co-exclusive (solely with MyoKardia and its Affiliates and, if desired by MyoKardia, its permitted subcontractors), royalty-bearing license under both the MyoKardia Licensed Technology and MyoKardia’s rights in the Joint Program Technology to Manufacture and have Manufactured Compounds and Products worldwide, provided that Sanofi shall have the right to use such Compounds and Products so Manufactured solely in connection with the exercising of its rights under Section 3.1(a), Section 3.1(b) or Section 3.1(c); and

(e) a license and right of reference, with the right to grant further rights of reference as provided in Section 3.4, under the Regulatory Approvals and any other Regulatory Materials that MyoKardia or its Affiliates may Control solely in connection with its development,

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manufacture or commercialization of Compounds and Products in the Field, which license and right is for the sole purpose of the exercising of Sanofi’s rights under Section 3.1(a), Section 3.1(b), Section 3.1(c) or Section 3.1(d) (which license and right of reference shall be exclusive or co-exclusive in a manner analogous to Section 3.1(a), Section 3.1(b), Section 3.1(c) or Section 3.1(d), as applicable).

For the avoidance of doubt, the licenses granted by MyoKardia to Sanofi under this Agreement do not include any rights for Sanofi (A) to conduct medicinal chemistry activities or otherwise to make derivatives of or modifications to the Compounds (other than to make derivatives and modifications that would also constitute Compounds as specifically set forth in the Research Plan as Sanofi Research Activities) or to use any MyoKardia Licensed Technology to screen for, identify, validate and/or optimize any compounds outside the scope of the activities assigned to Sanofi under the Research Plan or POC Development Plans, or (B) to develop, make, have made, sell, offer for sale or otherwise commercialize any proprietary compound of MyoKardia that is not a Compound, as a single agent product or as part of any Combination Product. Sanofi shall not use any proprietary assay to the extent Controlled by MyoKardia or its Affiliates that are identified as proprietary MyoKardia assays in the Research Plan or applicable Development Plan and provided to Sanofi by MyoKardia hereunder for any purpose other than to conduct the activities allocated to Sanofi under the Research Plan or POC Development Plan as specifically set forth therein, but in no event shall Sanofi be precluded from using publicly available assays for any purpose.

3.2 License to MyoKardia. Subject to the terms and conditions of this Agreement, including Section 3.3, Sanofi hereby grants to MyoKardia the following licenses (which shall be sub-licensable solely as provided in Section 3.4 and shall remain in effect unless and until terminated in accordance with this Agreement):

(a) a co-exclusive (solely with Sanofi and its Affiliates and, if elected by Sanofi, its permitted subcontractors), worldwide, royalty-free license under both the Sanofi Licensed Technology and Sanofi’s rights in the Joint Program Technology, solely to the extent such Licensed Technology or Joint Program Technology is necessary, to perform MyoKardia’s activities under the Research Plan and/or the POC Development Plans during the Initial R&D Term;

(b) a co-exclusive (solely with Sanofi and its Affiliates and, if elected by Sanofi, its permitted subcontractors) license under both the Sanofi Licensed Technology and Sanofi’s rights in the Joint Program Technology to (i) Develop Compounds and Products in the Field (which shall be conducted solely in accordance with this Agreement) and (ii) Develop companion diagnostics for Products in the Field (which shall be conducted in accordance with Section 5.2(e));

(c) an exclusive (including with regards to Sanofi and its Affiliates), royalty-bearing license under both the Sanofi Licensed Technology and Sanofi’s rights in the Joint Program Technology to offer for sale, sell, import and otherwise Commercialize (i) Compounds and Products in the Field in the Retained Territory and (ii) companion diagnostics for Products in the Field in the Retained Territory;

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(d) a co-exclusive (solely with Sanofi and its Affiliates and, if desired by Sanofi, its permitted subcontractors) license under both the Sanofi Licensed Technology and Sanofi’s rights in the Joint Program Technology to Manufacture and have Manufactured Compounds and Products worldwide, provided that MyoKardia shall have the right to use such Compounds and Products so Manufactured solely in connection with the exercising of its rights under Section 3.2(a), Section 3.2(b) or Section 3.2(c); and

(e) a license and right of reference, with the right to grant further rights of reference as provided in Section 3.4, under the Regulatory Approvals and any other Regulatory Materials that Sanofi or its Affiliates may Control solely in connection with its development, manufacture or commercialization of Compounds and Products in the Field, which license and right is for the sole purpose of the exercising of MyoKardia’s rights under Section 3.2(a), Section 3.2(b), Section 3.2(c) or Section 3.2(d) (which license and right of reference shall be exclusive or co-exclusive in a manner analogous to Section 3.2(a), Section 3.2(b), Section 3.2(c) or Section 3.2(d), as applicable).

For the avoidance of doubt, the licenses granted by Sanofi to MyoKardia under this Agreement do not include any rights for MyoKardia to develop, make, have made, sell, offer for sale or otherwise commercialize any proprietary compound of Sanofi that is not a Compound, as a single agent product or as part of any Combination Product. In addition, the grant of the foregoing licenses to MyoKardia shall not be construed to impose any obligation to disclose any Know-How other than as expressly set forth herein. MyoKardia shall not use any proprietary assay to the extent Controlled by Sanofi or its Affiliates that are identified as proprietary Sanofi assays in the Research Plan or applicable Development Plan and provided to MyoKardia by Sanofi hereunder for any purpose other than to conduct the activities allocated to MyoKardia under the Research Plan or POC Development Plan as specifically set forth therein, but in no event shall MyoKardia be precluded from using publicly available assays for any purpose.

3.3 Retained Rights.

(a) MyoKardia hereby retains (i) the right to practice the MyoKardia Licensed Technology and its interest in the Joint Program Technology to exercise its rights and perform its obligations under this Agreement (in each case in a manner consistent with this Agreement), whether directly or through one or more Affiliates and/or (Sub)licensees; and (ii) subject to the terms and conditions of this Agreement, including Section 3.7, the right to otherwise practice and license the MyoKardia Licensed Technology outside the scope of the licenses granted to Sanofi under Section 3.1.

(b) Sanofi hereby retains (i) the right to practice the Sanofi Licensed Technology and its interest in the Joint Program Technology to exercise its rights and perform its obligations under this Agreement (in each case in a manner consistent with this Agreement), whether directly or through one or more Affiliates and/or (Sub)licensees; and (ii) subject to the terms and conditions of this Agreement, including Section 3.7, the right to otherwise practice and license the Sanofi Licensed Technology outside the scope of the licenses granted to MyoKardia under Section 3.2.

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3.4 Sublicense Rights. Subject to the terms and conditions of this Agreement:

(a) Subject to Section 3.4(d) below, each Party may exercise its rights and perform its obligations under this Agreement by itself or through the engagement of any of its Affiliates without the other Party’s prior written consent.

(b) Each Party shall have the right to grant (i) sublicenses (or further rights of reference) (through multiple tiers) under the rights granted to it under Section 3.1 or 3.2, as applicable, to one (1) or more Third Parties with the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, except that Sanofi may, without MyoKardia’s consent, grant any such sublicense (through multiple tiers) to any Third Party, on a country-by-country and Product-by-Product basis to further Develop and/or Commercialize such Product in such country, but such sublicenses may be effective only after obtaining Regulatory Approval for a particular Product in a particular country, and (ii) sublicenses (and have made rights) to its permitted subcontractors and contract manufacturers hereunder in accordance with Section 3.4(d) in order to conduct activities on behalf of such Party, provided that the sublicensing Party remains responsible for the activities of such subcontractors and contract manufacturers.

(c) Notwithstanding Section 3.4(b), if MyoKardia determines that it or any of its Affiliates desires to grant a (sub)license or grant or afford any other rights (or any option to acquire any other rights) to a Third Party to book sales for or to promote the HCM1 Products and/or HCM2 Products (such determination, the “HCM Licensing Decision” and such rights, the “HCM Licensing Rights”), then prior to commencing any negotiations with any Third Party with regard to any HCM Licensing Rights, MyoKardia shall negotiate exclusively with Sanofi with respect to the HCM Licensing Rights as set forth below. MyoKardia shall promptly notify Sanofi in writing of a HCM Licensing Decision. Following receipt of such notification, Sanofi shall notify MyoKardia within [***] Business Days after receipt of such notice whether or not it desires to enter into negotiations as set forth in this Section 3.4(c). If Sanofi exercises such right of negotiation in accordance with this Section 3.4(c), then the Parties shall negotiate exclusively in good faith (but subject to each Party’s final management approval which can be given in their absolute discretion) the terms of a definitive agreement regarding the HCM Licensing Rights, and MyoKardia shall not negotiate with any Third Party regarding such HCM Licensing Rights for a period of [***] days after receiving such notification of negotiation from Sanofi (such period, the “HCM Licensing Negotiation Period”). After the HCM Licensing Negotiation Period, MyoKardia shall be permitted to enter into negotiations and any agreement with a Third Party for the HCM Licensing Rights, however, if the Parties are unable to agree on a definitive agreement regarding the HCM Licensing Rights during the HCM Licensing Negotiation Period, then MyoKardia shall not offer the HCM Licensing Rights, in whole or in part, on terms more favorable to such Third Party, taken as a whole, than the terms of Sanofi’s last offer with respect to such HCM Licensing Rights were to Sanofi, for [***] days after the expiration of the HCM Licensing Negotiation Period.

(d) Notwithstanding the foregoing in this Section 3.4, but subject to the remainder of this Section 3.4(d) and Section 4.3(b), each Party may subcontract to Third Parties the performance of tasks and obligations with respect to the Development, Manufacture and Commercialization of any Product as such Party deems appropriate solely for the purpose of

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performing such tasks and obligations. Each Party shall remain directly responsible for all of its obligations under this Agreement that have been delegated, subcontracted or (sub)licensed to any of its Affiliates, (sub)licensees or subcontractors and shall ensure that such Affiliates, (sub)licensees and subcontractors comply with the terms and conditions of this Agreement. Without limiting the foregoing, in the event that a Party engages a subcontractor to perform any activities assigned to it under this Agreement, such Party shall ensure that such subcontractor is bound by written obligations of confidentiality and non-use consistent with this Agreement and has agreed to assign to the Party engaging such subcontractor (and/or grant a fully-paid, exclusive, royalty-free, worldwide license to such Party, with the right to sublicense through multiple tiers, to Research, Develop, Manufacture and Commercialize Compounds and Products (and companion diagnostics) under) all Program Inventions made by such subcontractor in the course of performing such subcontracted work that relate to any Products or their use, manufacture or sale.

3.5 No Implied Licenses. Except as set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any trademarks, patents or patent applications, know-how, or other intellectual properties owned or Controlled by the other Party. For clarity, the license granted to each Party under any particular Patent Rights or Know-How Controlled by the other Party shall confer exclusivity to the Party obtaining such license only to the extent the Party granting such license Controls the exclusive rights to such Patent Rights or Know-How.

3.6 Disclosure of Know-How. MyoKardia shall and shall cause its Affiliates to, without additional compensation, disclose and make available to Sanofi, in whatever form Sanofi may reasonably request (including by providing copies thereof), MyoKardia Licensed Know-How and Joint Program Know-How, (i) that are in existence as of the Effective Date, promptly after the Effective Date and (ii) that come into existence after the Effective Date, promptly after the earlier of the development, making, conception or reduction to practice of such MyoKardia Licensed Know-How or Joint Program Know-How. Sanofi shall and shall cause its Affiliates to, without additional compensation, disclose and make available to MyoKardia, in whatever form MyoKardia may reasonably request (including by providing copies thereof), any Sanofi Licensed Know-How to the extent related to the Product and the Field if and when needed by MyoKardia in connection with MyoKardia’s exercising its rights or fulfilling its obligations under this Agreement, including any rights or obligations that survive expiration or termination of this Agreement.

3.7 Non-Compete.

(a) For a period commencing on the Effective Date and ending on the earlier of (x) the expiration of the Initial R&D Term and the [***] period thereafter and (y) the expiration or termination of this Agreement in its entirety or with respect to the applicable MOA, neither Party nor its Affiliates, alone or with or through a Third Party, shall research, develop, manufacture or commercialize any product (other than a Product pursuant to this Agreement) in the Field that is known to have a primary therapeutic effect through the DCM1 MOA, HCM1 MOA or HCM2 MOA (a “Competing Product”) or use any assays to screen compounds in order to identify compounds for the purpose of researching or developing any Competing Product, in each case or grant any Third Party the right to do so.

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(b) On a country-by-country basis, prior to the earlier of (x) [***] of the First Commercial Sale of the first Product for a particular MOA in such country and (y) the expiration or termination of this Agreement in its entirety or with respect to such MOA, neither Party nor its Affiliates, alone or with or through a Third Party, shall commercialize (including promote, sell, offer for sale and distribute) any Competing Product with respect to such MOA in the Field or grant any Third Party the right to do so, unless such Party notifies the other Party in writing and, by mutual written agreement, includes such Competing Product in this Collaboration as a Product under the same terms and conditions applicable to Products of such MOA.

(c) Notwithstanding Section 3.7(a) and Section 3.7(b), as applicable, in the case of a Change of Control of a Party or any of its Affiliates in which the Acquiror or its Affiliates existing immediately prior to the closing of the Change of Control transaction (together with any future Affiliates other than the Party and its Affiliates existing immediately prior to the Change of Control transaction and any subsidiaries thereof thereafter created (“Acquired Party Family”), the “Acquiror Family”) has rights (other than residual financial rights) in a Competing Product, as a result of which transaction Section 3.7(a) or Section 3.7(b) would (but for this Section 3.7(c)) be violated, then the activities described in Section 3.7(a) or Section 3.7(b), as applicable, with respect to such Competing Product shall not constitute a violation of Section 3.7(a) or Section 3.7(b) so long as such Party complies with the following obligations:

(i) In the case of a Change of Control of Sanofi, the Acquiror shall promptly provide notice to MyoKardia of the closing of such transaction and shall have [***] from the closing of such transaction to either cause the Acquiror Family to (A) divest itself of the rights with respect to the applicable restricted activities as described in Section 3.7(a) or Section 3.7(b), as applicable (i.e., research, development, manufacturing or (with respect to the applicable country(ies)) commercialization rights with respect to such Competing Product) (the “Restricted Rights”), (B) terminate all of such restricted activities with respect to such Competing Product, (C) terminate this Agreement pursuant to Section 12.2(a) or (D) agree that such restricted activities shall be conducted under this Agreement as part of the Collaboration and any such Competing Product shall be deemed a Product under this Agreement subject to the same terms and conditions (including payment terms) under this Agreement applicable to its MOA (i.e., an HCM1 Product, HCM2 Product or DCM1 Product, as applicable), except that if such Competing Product is included as an HCM1 Product or HCM2 Product, the Acquiror shall have all rights and obligations with respect to such Product in the United States as MyoKardia otherwise has under this Agreement for HCM1 Products and HCM2 Products in the Retained Territory (including payment of royalties to MyoKardia at the rates applicable to such Products). The Royalty Term for any such Competing Product (whether for the Retained Territory or the Licensed Territory) shall be determined based on a definition of Valid Claim that includes, in addition to the MyoKardia Licensed Patents, Sanofi Licensed Patents and Joint Program Patents, any Patent Rights that are owned or controlled by the Acquiror Family that are excluded from the definition of such Patent Rights as a result of the application of Section 15.2.

(ii) In the case of a Change of Control of MyoKardia in which the Acquiror Family has Restricted Rights for a Competing Product with a primary therapeutic effect through the HCM1 MOA or HCM2 MOA, then the Acquiror shall promptly provide notice to Sanofi of the closing of such transaction and shall have [***] from the closing of such transaction to either to cause the Acquiror Family to (A) divest itself of the Restricted Rights or (B) terminate all

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of such restricted activities with respect to such Competing Product, and if the Acquiror does not take either such action in clause (A) or (B), then (v) the Acquiror Family shall establish and enforce internal processes, policies, procedures and systems to strictly segregate information relating to any such Competing Product from any Know-How related to HCM1 Compounds and HCM1 Products or HCM2 Compounds and HCM2 Products, as applicable, (w) the Acquiror Family shall not use, directly or indirectly, any MyoKardia Licensed Know-How or Sanofi Licensed Know-How or Joint Program Inventions in connection with such Competing Product, (x) no personnel who were employees or consultants of the MyoKardia Acquired Party Family, (y) MyoKardia shall pay Sanofi royalty payments for the Net Sales of such Competing Product in the United States under the same terms and conditions governing such royalty payments for an HCM1 Product or HCM2 Product, as applicable, applying as if such Net Sales were made by MyoKardia and (z) Sanofi, rather than MyoKardia, will have final decision making authority with respect to the Development of HCM1 Products or HCM2 Products, as applicable (other than such Competing Product) worldwide. The Royalty Term for any such Competing Product for the Retained Territory shall be determined based on a definition of Valid Claim that includes, in addition to the MyoKardia Licensed Patents, Sanofi Licensed Patents and Joint Program Patents, any Patent Rights that are owned or controlled by the Acquiror Family that are excluded from the definition of such Patent Rights as a result of the application of Section 15.2.

(iii) In the case of a Change of Control of MyoKardia in which the Acquiror Family has Restricted Rights for a Competing Product with a primary therapeutic effect through the DCM1 MOA, then such Acquiror shall have [***] from the closing of such transaction to either cause the Acquiror Family to (A) divest itself of the Restricted Rights or (B) terminate all of such restricted activities with respect to such Competing Product, and if such Acquiror does not take either such action in clause (A) or (B), then (w) MyoKardia’s rights under Section 8.9 to co-promote DCM1 Products and MyoKardia’s rights under Section 9.7 to elect to receive and bear a percentage of all Net Profits and all Net Losses with respect to DCM1 Products shall, in each case, immediately terminate, (x) the Acquiror Family (or other acquiring or surviving entity) shall establish and enforce internal processes, policies, procedures and systems to strictly segregate information relating to any such Competing Product from any Know-How related to DCM1 Compounds and DCM1 Products, (y) the Acquiror Family (or other acquiring or surviving entity) shall not use, directly or indirectly, any MyoKardia Licensed Know-How or Sanofi Licensed Know-How or Joint Program Inventions in connection with such Competing Product, and (z) no personnel who were employees or consultants of MyoKardia’s Acquired Party Familyshall conduct any activities with respect to such Competing Product,.

(iv) Any divestiture under this Section 3.7(c) may occur by either (x) an outright sale of the Restricted Rights to a Third Party, or (y) an out-license of the Restricted Rights (exclusive as to the Acquiror (or other acquiring or surviving entity) and its Affiliates, except that in each case ((x) and (y)) (A) the Acquiror Family may continue manufacturing and/or supplying the applicable Competing Product to the licensee or acquirer for a reasonable period of time, and conduct customary transitional services for the licensee and/or acquirer, as applicable for a reasonable period of time and (B) the Acquiror Family may retain residual financial rights to such Competing Product and reversion rights in the case of a termination of the out-license agreement (provided that upon such a reversion, the Acquiror Family would again be subject to the divestiture/termination requirements of this Section 3.7(c) if Section 3.7(a) or Section 3.7(b) were to apply upon such reversion).

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(v) In the case of a Change of Control of either Sanofi or MyoKardia, for the period from the closing of the transaction until the Acquiror Family either divests itself of the Restricted Rights or terminates all of such restricted activities with respect to such Competing Product, (x) the Acquiror Family (or other acquiring or surviving entity) shall establish and enforce internal processes, policies, procedures and systems to strictly segregate information relating to any such Competing Product from any Know-How related to the Compounds and the Products with the same MOA as such Competing Product, (y) the Acquiror Family (or other acquiring or surviving entity) shall not use, directly or indirectly, any MyoKardia Licensed Know-How or Sanofi Licensed Know-How or Joint Program Inventions in connection with such Competing Product, and (z) no personnel who were employees or consultants of the applicable Party’s Acquired Party Family.

ARTICLE 4

RESEARCH

4.1 General. Subject to the terms and conditions of this Agreement, the Parties will conduct a research program for the identification, validation and optimization of Compounds pursuant to a research plan (such plan, the “Research Plan” and such program, the “Research Program”). The Research Program consists of the HCM1 Program, the HCM2 Program and the DCM1 Program. The Parties agree that MyoKardia will, as between the Parties, have the sole responsibility for the conduct of the Research Program, except for the Sanofi Research Activities. In addition to performing the Research Plan, MyoKardia shall exercise Diligent Efforts to perform exploratory pre-clinical activities on the following Expanded Uses — [***]; provided that MyoKardia shall have sole discretion in determining the timing and scope of such exploratory pre-clinical activities.

4.2 Research Plan.

(a) As of the Effective Date, the Parties have agreed on the initial Research Plan, and such Research Plan, together with an outline of the POC Studies, is attached to this Agreement as Exhibit E. From time to time after the Effective Date, the JRC may propose any amendment to the Research Plan, which shall be made in good faith, based on scientific and regulatory judgment and shall not materially modify the purpose of the Research Plan or materially modify the aggregate effort of MyoKardia thereunder. Such amendment shall become effective upon the approval of the ESC, with MyoKardia having the final decision making authority on any such amendment, subject to Section 2.9 and Section 4.3(a). The Research Plan shall set forth: (a) the Research activities to be conducted by MyoKardia in each of the HCM1 Program, HCM2 Program and DCM1 Program (the “MyoKardia Research Activities”); (b) the Sanofi Research Activities as described in Section 4.3 below; (c) the estimated timelines for such MyoKardia Research Activities and Sanofi Research Activities; and (d) the estimated internal and external costs to be incurred by or on account of each Party in connection with such activities, provided that such estimated costs shall not exceed the allotted Sanofi R&D Costs in a given period set forth in the table in Section 9.4(a) and any carryover amounts permitted for such period under Section 9.4(b)(i).

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(b) If the terms of the Research Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

4.3 Sanofi Research Activities.

(a) The initial Research Plan as of the Effective Date sets forth certain Research activities to be carried out by Sanofi on behalf of MyoKardia (the “Sanofi Research Activities”). From time to time during the Initial R&D Term, subject to Section 9.4(a), MyoKardia may request that Sanofi carry out certain substitute or additional Research activities. Upon receiving such request, the Parties shall discuss, through the operation of the JRC, in good faith to agree on the objectives, timelines, deliverables and budgets in connection with such Research activities in the form of a proposed amendment to the Research Plan, and upon approval of such amendment, such substitute or additional activities of Sanofi shall also be deemed Sanofi Research Activities, provided that notwithstanding MyoKardia’s final decision making authority with respect to the Research Plan, MyoKardia shall not have the authority to approve any portion of such amendment that pertains to the Sanofi Research Activities without Sanofi’s consent. All internal and out-of pocket costs incurred by Sanofi in connection with such Sanofi Research Activities, to the extent meeting the definition of Sanofi R&D Costs, shall be deemed included in Sanofi R&D Costs, which shall be accounted for under Section 9.4.

(b) MyoKardia shall use good faith efforts to utilize Sanofi’s expertise, resources and capabilities in the conduct of such activities (up to the level of efforts reflected in Section 9.4), provided that MyoKardia shall not be required to engage Sanofi to, and shall have the sole discretion to engage a Third Party to, perform any particular research activity under the Research Plan (in which case such activities shall not be considered Sanofi Research Activities).

(c) Sanofi shall have the right to subcontract or delegate any Sanofi Research Activities to any Third Party only as set forth in the Research Plan or by the approval of the JRC.

4.4 Initial R&D Term.

(a) Initial R&D Term. The Research Program shall commence on the Effective Date and end on December 31, 2018, unless extended or earlier terminated as set forth below (the “Initial R&D Term”).

(b) Extension. If the Research and/or Development activities pertaining to one or more of the POC Studies with respect to one or more of the Compounds or Products from any of the Programs are expected to extend beyond December 31, 2018, Sanofi may elect in its sole discretion to extend the Initial R&D Term with respect to such Program. If Sanofi makes such election with respect to one or more Programs, Sanofi shall reimburse MyoKardia for the Pre-POC Development Costs incurred by or on account of MyoKardia in connection with the completion of Research and/or Development activities under the Research Plan or applicable POC Development Plan for such Program incurred on and after January 1, 2019 through the end of the POC Studies for such Program, up to the Post-2018 POC Cost Cap for such Program, and subject to a budget to be agreed by the Parties. If, for a particular Program, the POC Studies have not been completed for any Compounds or Products within such Program prior to December 1, 2018, then, unless Sanofi agrees in writing pursuant to the foregoing to reimburse the Pre-POC Development Costs (subject

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to such budget and the Post-2018 POC Cost Cap for such Program) for such Program through the end of the POC Studies, this Agreement shall automatically terminate effective December 31, 2018 with respect to such Program and all Compounds and Products of such Program, pursuant to Section 12.2(a)(ii). If the Initial R&D Term is extended as described under this subsection, Sanofi shall reimburse such Pre-POC Development Costs incurred by or on account of MyoKardia after January 1, 2019 in accordance with Section 9.5(a) applied mutatis mutandis.

4.5 Sum of Evidence (SOE); Decision to Continue.

(a) On or before September 1, 2016, MyoKardia shall provide Sanofi with all material information then in MyoKardia’s Control useful for Sanofi to ascertain whether the SOE Criteria set forth in Exhibit F have been met (including MyoKardia’s assessment of whether each element of the SOE Criteria has been met) and any other information Controlled by MyoKardia and reasonably requested by Sanofi for such purpose. In connection with providing such information, MyoKardia shall inform Sanofi in writing if MyoKardia or any of its Affiliates becomes aware that the representations and warranties made by MyoKardia pursuant to Sections 13.2 and 13.3 as of the Effective Date are not true and correct in any material respects on and as of the date on which such information is provided as though made on and as of the Effective Date. On or before December 31, 2016, Sanofi shall provide MyoKardia with written notification of its decision as to whether it will continue the Collaboration under this Agreement (“SOE Confirmation Notification”). In the event Sanofi does not provide an SOE Confirmation Notification on or before December 31, 2016, or if Sanofi notifies MyoKardia in writing on or before December 31, 2016 that it no longer desires to continue the Collaboration under this Agreement, then this Agreement shall terminate pursuant to Section 12.2(a)(i). If Sanofi provides a SOE Confirmation Notification to MyoKardia, then Sanofi shall perform the actions described in Section 9.3 to MyoKardia on or before January 31, 2017.

(b) Sanofi shall have the right to provide MyoKardia with a written notice, at any time after October 1, 2016 and prior to December 31, 2016, that in Sanofi’s reasonable discretion, it has determined that MyoKardia has not met the SOE Criteria set forth in Exhibit F in their entirety and Sanofi desires to renegotiate the terms of this Agreement (the “SOE Renegotiation Notification”). If Sanofi provides a SOE Renegotiation Notification to MyoKardia, the Parties shall negotiate exclusively in good faith (but subject to each Party’s final management approval which can be given in their absolute discretion) prior to December 31, 2016 an amendment to this Agreement relating solely to the financial terms of this Agreement on alternate terms no less favorable to Sanofi than the terms of this Agreement. If Sanofi and MyoKardia enter into such amendment, then Sanofi shall be required to provide MyoKardia the SOE Confirmation Notification as set forth in Section 4.5(a) above confirming that it wishes to continue the collaboration on such amended terms, and Sanofi shall be required to perform the actions described in Section 9.3 (as may be amended by such amendment) to MyoKardia on or before January 31, 2017. If Sanofi and MyoKardia do not enter into such amendment prior to December 31, 2016 and Sanofi fails to provide MyoKardia the SOE Confirmation Notification prior to such date notifying MyoKardia that it wishes to continue the Collaboration on its original terms, then this Agreement shall terminate pursuant to 12.2(a)(i).

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4.6 Conduct of Research. Each Party shall use Diligent Efforts to carry out in good scientific manner the activities assigned to it under the Research Plan, in accordance with the timelines set forth in such Research Plan and shall carry out such activities in good scientific manner and in compliance with all Applicable Law.

4.7 Designation of Development Candidates. From time to time during the Initial R&D Term, either Party may nominate one or more Compounds to the JRC for consideration as a candidate for Development under a POC Development Plan (the “Development Candidate”). Such nomination (and approval thereof by the JRC) shall be made prior to the initiation of the IND-enabling studies for such Compound(s), unless the Parties otherwise agree. Promptly after such nomination, each Party shall present to the JRC the data and results it has obtained with respect to such Compound(s) as well as, if requested by the other Party, written records (such as lab notebooks) maintained by or on behalf of such Party or its Affiliates with respect to the discovery and/or development history of such Compound, and the JRC shall determine whether such Compound(s) shall be approved as a Development Candidate under this Agreement. If the JRC determines not to approve such Compound(s) as a Development Candidate, then the JRC shall inform the Parties in writing of such decision, as well as the reasons thereof. The JRC may also request that further Research activities be conducted with respect to such Compound(s) (under an amended Research Plan), after which such Compound(s) may be reconsidered for nomination as a Development Candidate. If the JRC (or the ESC or Designated Senior Officers, as applicable) approve a particular Compound as a Development Candidate, then the Parties shall proceed to conduct further Development of such Compound (including IND-enabling studies, other pre-clinical and non-clinical studies, and clinical studies) pursuant to a Development Plan (as further described in Section 5.2) and under the oversight of the GDC. In addition, at any time after a Compound is designated as a Development Candidate, if requested by either Party, the other Party shall make available written records (such as lab notebooks) maintained by or on behalf of such Party or its Affiliates with respect to the discovery and/or development history of such Compound or any Product under Development that contains such Compound, in each case for the purpose of conducting freedom-to-operate analysis in connection therewith, such request shall not be made more than once for each Compound or each Product, as applicable, except for cause. Notwithstanding the foregoing, as of the Effective Date, the Parties agree that the Compounds set forth on Exhibit G are deemed Development Candidates under this Agreement.

4.8 Expanded Use Pre-POC Development.

(a) From time to time during the Term, either Party may nominate one or more HCM1 Compounds or HCM2 Compounds to the JRC for consideration as a candidate for Development for an Expanded Use under a POC Development Plan. Promptly after such nomination, MyoKardia shall present to Sanofi through the JRC any data and results it has obtained with respect to such Compound(s). The JRC shall determine whether to Develop such Compound for such Expanded Use based on reasonable scientific, clinical and regulatory judgment and in light of regulatory guidance, Applicable Law and commercial potential, and consistent with applicable diligence requirements.

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(b) The Parties acknowledge that any such further Development is not included as of the Effective Date in any Development Plan or included in any of the budgets contained in any Development Plan. Therefore, if the JRC determines that such Compound shall be Developed for an Expanded Use, then, prior to commencing any further Development activities for such Compound for any Expanded Use, the Parties shall agree on and execute an amendment setting forth: (i) an appropriate sharing of the Pre-POC Development Costs and Registration Program Costs for such Compound for the Expanded Use and, (ii) at the election of Sanofi, an alternate formula for sharing in the event that Sanofi desires to share Net Profits and Net Losses for the Expanded Use Products in the United States a manner analogous to Exhibit J-1 and Exhibit J-2 (and the Parties may amend the definitions and mechanics set forth in Exhibit J-1 and Exhibit J-2 by mutual written agreement, consent not to be unreasonably withheld, in accordance with changes to Accounting Standards and other financial reporting requirements under Applicable Law and to reflect the then-current internal accounting procedures at Sanofi and MyoKardia). If such agreement is not reached, the Parties shall not conduct any further Development activities for such Compound for such Expanded Use.

(c) In addition, if such Compound is then being Developed or Commercialized for the Primary Indication, the Parties shall agree on (i) the Parties’ respective termination rights with respect to such Compound and the effects of such termination, (ii) in the case of the exercise of the [***] option for the Expanded Use by Sanofi, how to apply the profit and loss sharing principles described in clause (b) above to such Compound given that it has both a Primary Indication and an Expanded Use; (iii) any other terms a Party deems appropriate to address the use of such Compound in both the Primary Indication and the Expanded Use; and (iv) any other modifications in the terms and conditions of this Agreement correspondingly in the equivalent manner as for the DCM1 [***] Option, such as terms and conditions pertaining to cost sharing with respect to Third Party license payments, Patent and Trademark Costs, allocation of costs and recovery for patent enforcement activities, indemnification obligations, expiration of the [***] term and the like. Upon such agreement, the Parties shall amend this Agreement accordingly. If such an agreement as described in the preceding two sentences is reached and this Agreement is amended, then such Compound shall be deemed an “Expanded Use Compound” and the Parties shall carry out the further Development of such Compound in the Expanded Use pursuant to such agreement, and Sanofi shall have a [***] option analogous to the DCM1 [***] Option, applied mutatis mutandis and implemented in accordance with such agreed upon alternate sharing formula (such [***] option, the “Expanded Use [***] Option”), subject to any additional agreed terms (described above) if the Parties are Developing or Commercializing the same Compound for the Primary Indication. If such agreement is not reached, then such Compound shall not become an Expanded Use Compound, and any further Development activities for such Compound, if any, shall be for the Primary Indication only.

4.9 Research Records and Reports. Each Party shall maintain complete, current and accurate records of all Research activities conducted by it hereunder, and all data and other information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the Research activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall keep the other Party reasonably informed as to its progress in the conduct of the Research activities through meetings of the JRC. At least five (5) Business Days before each JRC meeting, each Party shall submit to the JRC a written summary of its Research activities since its prior report.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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ARTICLE 5

DEVELOPMENT

5.1 General. Subject to the terms and conditions of this Agreement, the Parties will collaborate on the Development of the Products in the Field for Regulatory Approval under the direction of the GDC and pursuant to the Development Plans, as set forth in more detail below. The Parties agree that (a) MyoKardia will have the sole right and responsibility for the conduct of Development activities for each Product through the POC Studies other than the Sanofi POC Activities and MyoKardia shall conduct such activities solely under the POC Development Plans; (b) the Parties will each have the responsibilities for the Registration Programs for the HCM1 Products and HCM2 Products as set forth in the Registration Program Plans; and (c) Sanofi will have the sole right and responsibility for the Development activities worldwide for the DCM1 Products after the completion of the POC Studies. Each Party shall conduct Development of the Products for a particular Program after the completion of the POC Studies for such Program, solely pursuant to the Registration Program Plan for such Program.

5.2 Development Plans.

(a) Development Through POC Studies.

(i) At the time a particular Compound is designated as a Development Candidate by the JRC, the GDC shall prepare and approve a Development plan for Products containing such Compound through the end of POC Studies that includes the items described below (the “POC Development Plan”). The POC Development Plan for each Product shall set forth the timeline and details of: (A) all additional preclinical and clinical Development activities to be conducted by the Parties that are designed to generate data sufficient to present to the FDA and the EMA at the EOP2 Meetings; (B) the protocol synopsis for each clinical trial included in such POC Development Plan; (C) a Manufacturing plan for the Manufacturing of the Product for such clinical trials; (D) any other Development activities that the Parties agree to pursue prior to the EOP2 Meetings; and (E) the estimated internal and external costs to be incurred by or on account of each Party in connection with such activities, provided that such estimated costs for Sanofi do not exceed the allotted Sanofi R&D Costs in a given period set forth in the table in Section 9.4(a) and any carryover amounts permitted for such period under Section 9.4(b)(i). As of the Effective Date, the Parties have agreed upon an initial POC Development Plan for the existing Development Candidates from the HCM1 Program, attached to this Agreement as Exhibit H, which will be deemed to have been approved by the GDC.

(ii) MyoKardia shall have the sole right and responsibility to conduct the Development activities under the POC Development Plans; provided that from time to time, MyoKardia may request that Sanofi carry out certain substitute or additional Development activities under the POC Development Plans (the “Sanofi POC Activities”). Upon receiving such request, the Parties shall discuss, through the operation of the GDC, in good faith to agree on the objectives, timelines, deliverables and budgets in connection with such Sanofi POC Activities in

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the form of an amendment to the applicable POC Development Plan, provided that notwithstanding MyoKardia’s final decision making authority with respect to the POC Development Plans, MyoKardia shall not have the authority to approve any portion of such amendment that pertains to the Sanofi POC Activities without Sanofi’s consent. All internal and out-of-pocket costs incurred by Sanofi in connection with such Sanofi POC Activities, to the extent meeting the definition of Sanofi R&D Costs, shall be deemed included in Sanofi R&D Costs, which shall be accounted for under Section 9.4.

(iii) MyoKardia shall use good faith efforts to utilize Sanofi’s expertise, resources and capabilities in the conduct of such activities (at least up to the level of efforts reflected in Section 9.4), provided that MyoKardia shall not be required to engage Sanofi to, and shall have the sole discretion to engage a Third Party to, perform any particular research activity under the POC Development Plan. Sanofi shall have the right to subcontract or delegate any Sanofi POC Activities to any Third Party only as set forth in the POC Development Plan or by the approval of the GDC (in which case such activities shall not be considered Sanofi POC Activities).

(b) EOP2 Meeting. After obtaining all data and results under the POC Development Plan for a particular Product, in the event the GDC determines to further Develop such Product for Marketing Approval, the GDC shall develop a package setting forth such data and results, a planned regulatory strategy for the Development of such Product for a defined indication in the Field (which shall initially be hypertrophic cardiomyopathy for any HCM1 Product or HCM2 Product and dilated cardiomyopathy for any DCM1 Product, as the case may be, unless the Parties otherwise agree), the protocol synopses for each Phase 3 Clinical Trial included in the applicable Registration Program and any other Development activities to be conducted in support of such regulatory strategy, and any other materials as may be required by the FDA and/or EMA for the EOP2 Meetings for the applicable Products (the “EOP2 Package”). In the case of the HCM1 Products and HCM2 Products, the Parties shall collaborate on developing such regulatory strategy to the extent practicable so that a single Registration Program for such Products and for each particular indication will meet the requirements for Regulatory Approval of such Product by both the FDA and EMA. Unless otherwise agreed by the Parties in writing, MyoKardia shall have the primary responsibility to assemble the EOP2 Package for the HCM1 Products and the HCM2 Products, and Sanofi shall have the primary responsibility to assemble the EOP2 Package for the DCM1 Products, with assistance from MyoKardia. After developing such EOP2 Package, the Parties shall conduct the EOP2 Meetings as set forth in Section 6.4(b).

(c) Registration Program Plan. Promptly after the applicable EOP2 Meeting(s) with the FDA and/or EMA for a particular Product, the GDC shall prepare and approve a development plan for the Registration Program for such Product (the “Registration Program Plan”). Such Registration Program Plan shall set forth: (i) all additional preclinical and clinical Development activities to be conducted by the Parties that are designed to generate data sufficient to seek Regulatory Approval of the Product from the FDA and/or the EMA, as applicable, for the indication(s) to be pursued; (ii) the protocol synopsis for each clinical trial included in such Registration Program Plan; (iii) a Manufacturing plan for the Manufacturing of the Product for such clinical trials; (iv) any other Development activities to be performed in order to obtain Regulatory Approval by the FDA, EMA or the Regulatory Authority of any other jurisdiction, subject to Section 5.2(d); and (v) with respect to the HCM1 Products, HCM2 Products, and only if the DCM1 [***] Option is exercised, the DCM1 Products, the Registration Program Costs

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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anticipated to be incurred by or on behalf of the Parties to carry out such Registration Program (the “Registration Budget”). The Registration Program Plan shall include a coordinated development and regulatory strategy for each Registration Program, including the countries in which Development of the Products will occur. Unless mutually agreed by the Parties in writing, (x) the Registration Program Plans with respect to HCM1 Products and HCM2 Products shall not include Combination Products containing DCM1 Compounds, and (y) the Registration Program Plans with respect to DCM1 Products shall not include Combination Products containing HCM1 Products or HCM2 Products.

(d) Countries for Development under Registration Programs for HCM1 Products and HCM2 Products. Notwithstanding MyoKardia’s final decision making authority under Section 2.9 for the Registration Programs for HCM1 Products and HCM2 Products, unless Sanofi otherwise agrees in writing, each such Registration Program will support Regulatory Approval from at least the FDA and the EMA. In addition, if requested by Sanofi, the Registration Program Plan for a particular HCM1 Product or HCM2 Product will include (or be updated to include) clinical trials and related activities necessary to support Regulatory Approval from the applicable Regulatory Authority in each of the Registration Markets (the “Registration Market Country-Specific Trials”) as well as any other clinical trials and related activities necessary to support Regulatory Approval from other countries (the “Non-Registration Market Country-Specific Trials” and together with the Registration Market Country-Specific Trials, the “Country-Specific Trials”); provided that: (i) the Country-Specific Trials for a particular Product will be conducted for the same indication(s) for which the Registration Program is conducted for such Product; (ii) the trial design, enrollment criteria, endpoints and protocol for each Country-Specific Trial will be subject to MyoKardia’s approval, pursuant to Section 2.9; (iii) Sanofi shall conduct (or have conducted) each Country-Specific Trial; and (iv) the Registration Program Costs for any Country-Specific Trials are shared by the Parties in accordance with Section 5.4(c).

(e) Companion Diagnostics.

(i) Determination of Development of Companion Diagnostics. The GDC shall determine whether and when to research, develop and/or commercialize a companion diagnostic for any Product, subject to, with respect to a companion diagnostic for an HCM1 Product or HCM2 Product, the Parties’ agreement on the activities to be conducted by the Parties for such companion diagnostic, but otherwise subject to the Parties’ final decision making authority under Section 2.9. For clarity, Sanofi shall have final decision-making pursuant to Section 2.9 regarding whether and when to research, develop and/or commercialize a companion diagnostic for any DCM1 Product so long as Sanofi performs or has performed all activities related to the research and development of such companion diagnostic at its sole cost and expense. The Parties acknowledge that the bio-marker technology, mutation analysis, assay technology and/or other factors may suggest that one of the Parties, or a Third Party, is best suited to conduct such development or commercialization activities, and the Parties shall take such factors into consideration in determining the development and/or commercialization paths for such companion diagnostic, subject to each Party’s final decision making authority with respect to companion diagnostics as set forth in Section 2.9.

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(ii) Sharing of Costs and Revenues from Companion Diagnostics. Promptly after the GDC makes a determination of whether to research, develop and/or commercialize a companion diagnostic for a Product under Section 5.2(e), the Parties shall mutually agree on a reasonable allocation between the Parties of the costs and revenues resulting from such research, development and commercialization activities (including those costs and revenues resulting from activities performed by a Third Party; provided that if Sanofi bears all costs of researching, developing and commercializing a companion diagnostic for a DCM1 Product, Sanofi shall have sole discretion to determine the costs resulting from such activities.

(f) HCM1/DCM1 Combination Products. If the GDC decides, as reflected through a Development Plan for a Product or an amendment thereto, to research, develop and/or commercialize a Combination Product containing both (a) one or more HCM1 Compounds and/or one or more HCM2 Compounds; and (b) one or more DCM1 Compounds, the Parties shall negotiate in good faith an amendment to this Agreement which shall address the Parties’ rights and obligations with respect to such Combination Product.

(g) Development Plan; Amendment. The POC Development Plan and Registration Program Plan for each Product shall be collectively referred to as the “Development Plan” for such Product. From time to time during the Term, the GDC shall prepare amendments, as appropriate, to the then-current Development Plan; provided that amendments to any Development Plan for which the Parties shall share costs shall be made in good faith and based on reasonable scientific, clinical and regulatory judgment and in light of regulatory guidance, Applicable Law and commercial potential, and consistent with applicable diligence requirements hereunder. Subject to the foregoing, the GDC shall have the right to approve amendments to the Development Plan, with final decision making authority as provided in Section 2.9. Once approved by the GDC, such amended Development Plan shall replace the prior Development Plan.

5.3 Conflicts. If the terms of a Development Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

5.4 Development Costs.

(a) POC Development Plans. Subject to Section 5.4(b), MyoKardia shall be solely responsible for those Pre-POC Development Costs incurred by or on behalf of MyoKardia in performing the Development activities under the POC Development Plans prior to December 31, 2018, provided, however, that MyoKardia shall not be obligated (but may elect at its sole discretion) to Develop more than one (1) Compound under the POC Development Plan for any particular Program. Thereafter, if the Parties extend the Initial R&D Term pursuant to Section 4.4(b) for one or more Programs, subject to the applicable budget therefor, Sanofi shall be solely responsible for all Pre-POC Development Costs incurred by or on account of MyoKardia to conduct and complete the POC Development Plan for such Programs, up to the applicable Post-2018 POC Cost Cap, and MyoKardia shall be solely responsible for all such Pre-POC Development Costs above the applicable Post-2018 POC Cost Cap, subject to Section 5.4(b).

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(b) Additional Compounds.

(i) If (A) MyoKardia has Initiated a clinical trial of a Compound under a POC Development Plan and has not terminated Development thereof, (B) another Compound is designated as a Development Candidate for the same Program, and (C) either Party desires to conduct IND-enabling studies and clinical trials of such second Compound, such Party shall notify the other Party in writing. If both Parties desire to initiate such further Development activities, then the Parties shall revise the POC Development Plan and budget therein for such Program accordingly to include the Development of such second Compound, and Sanofi shall reimburse all such Pre-POC Development Costs on a Calendar Quarterly basis in accordance with Section 9.5(a), mutatis mutandis, and such additional costs (if incurred after 2018) will not count toward the Post-2018 POC Cost Cap. The estimated amount to be so reimbursed shall be provided by MyoKardia in advance of the decision whether to so initiate further Development thereof. If instead Sanofi does not elect to bear such costs, then MyoKardia shall have the right, but not obligation, to conduct such Development of such additional Compound under the POC Development Plan for such Program at its sole discretion and expense, provided that upon the earlier of (y) discontinuation of Development of the first Compound for the same Program or (z) completion of the final study report for a Phase 2a Clinical Trial of such second Compound and delivery of the results and an accounting of amounts required to be reimbursed, Sanofi shall reimburse all Pre-POC Development Costs then incurred by MyoKardia in the conduct of the Development of such second Compound after its designation as a Development Candidate, and thereafter Sanofi shall reimburse all Pre-POC Development Costs for such Compound subsequently incurred by MyoKardia on a Calendar Quarterly basis in accordance with Section 9.5(a), mutatis mutandis. For clarity, the requirement of reimbursement under this provision applies only with respect to one additional Compound per Program. In no event shall reimbursement be due to MyoKardia under this Section 5.4(b)(i) in the case in which Sanofi has delivered a notice of termination with respect to this Agreement in its entirety or with respect to the applicable Program prior to the delivery to Sanofi of such final study report.

(ii) If instead MyoKardia does not elect to bear such costs with respect to a DCM1 Compound, then Sanofi shall have the right, but not obligation, to conduct such Development of such additional DCM1 Compound under the POC Development Plan for such the DCM1 Program at its sole discretion and expense, provided that upon the earlier of (A) discontinuation of Development of the first DCM1 Compound for the same Program; or (B) completion of the final study report for a Phase 2a Clinical Trial of such second Compound and delivery of the results and an accounting of amounts required to be reimbursed, either (x) MyoKardia shall reimburse all Pre-POC Development Costs previously incurred by Sanofi in the conduct of the Development of such second Compound after its designation as a Development Candidate (the “Reimbursable Amount”), or (y) if MyoKardia can demonstrate that it is not financially feasible to pay the Reimbursable Amount to Sanofi upfront (in whole or in part) at MyoKardia’s election, in lieu of such reimbursement, Sanofi shall reduce any future payments payable to MyoKardia under Article 9 until it has recouped in full the amount owed by MyoKardia under this Section 5.4(b)(ii). With regard to Pre-POC Development Costs incurred thereafter (other than the Reimbursable Amount), MyoKardia shall reimburse Sanofi on a Calendar Quarterly basis in accordance with Section 9.5(a), mutatis mutandis. For clarity, the requirement of reimbursement under this provision applies only with respect to one additional DCM1 Compound.

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(c) Registration Program Plans. The Parties shall share Registration Program Costs incurred by the Parties in conducting the Registration Program for a particular Product as follows: (i) the Parties shall share equally the Registration Program Costs for the HCM1 Products and HCM2 Products, subject to the Registration Budget; provided that Sanofi shall initially bear all Registration Program Costs for Non-Registration Market Country-Specific Trials, and may credit MyoKardia’s [***] percent ([***]%) share thereof for a particular country and Product against royalties payable to MyoKardia under Section 9.6(a) arising from Net Sales in the same country and for the same Product until such amount has been fully credited; (ii) subject to MyoKardia’s reimbursement obligation under Section 9.7 in connection with MyoKardia’s exercise of the DCM1 [***] Option, Sanofi shall bear [***] percent ([***]%) of the Registration Program Costs for the DCM1 Products; and (iii) the Parties shall share the Registration Program Costs for Expanded Use Products as described in clause (i) unless an alternate cost sharing has been agreed by the Parties in writing pursuant to Section 4.8 and/or the [***] option therefor has been exercised (in which case the alternate cost sharing and/or [***] option provisions shall apply). Each Party shall pay its share of the Registration Program Costs for the HCM1 Products and the HCM2 Products (including the Expanded Use Products, subject to such an alternate cost sharing arrangement and/or [***] option) in accordance with Section 9.5.

5.5 Pricing / Reimbursement Activities after Regulatory Approval. Subject to the DCM1 [***] Option, Sanofi shall bear [***] percent ([***]%) of the costs incurred by or on behalf of the Parties in connection with Commercialization activities that are required to support pricing and/or reimbursement approval of Products in the Licensed Territory (for the avoidance of doubt, including any Required Phase 4 Studies for Pricing and Reimbursement), and MyoKardia shall bear one hundred percent (100%) of the costs incurred by or on behalf of the Parties in connection with Commercialization activities that are required to support pricing and/or reimbursement approval of Products in the Retained Territory (for the avoidance of doubt, including any Required Phase 4 Studies for Pricing and Reimbursement); provided that the Parties shall mutually agree on a reasonable allocation between the Parties of the costs incurred by either Party by or on behalf of the Parties in connection with Commercialization activities that are required to support pricing and/or reimbursement approval of HCM1 Products or HCM2 Products in both the Licensed Territory and the Retained Territory (for the avoidance of doubt, including any Required Phase 4 Studies for Pricing and Reimbursement).

5.6 Diligence. Each Party shall use Diligent Efforts to conduct the Development activities (including related regulatory activities) assigned to it under the Development Plans. Without limiting the foregoing, with respect to those Programs that have not been terminated under this Agreement, until a Registration Program Plan has been completed with respect to the first Product in the applicable Program, Sanofi shall engage in active Development of at least one (1) Product from each Program for each Major Market Country in the applicable Licensed Territory and MyoKardia shall engage in active Development of at least one (1) Product from each of the HCM1 Program and HCM2 Program in the Retained Territory, in each case including using Diligent Efforts to file and seek approval for an MAA for at least one (1) Product from each such Program in each such country or, in the case of the Major Market Countries in the European Union, through the centralized European Union approval process.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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5.7 Development Records. Each Party shall maintain complete, current and accurate records of all Development activities conducted by it hereunder, and all data and other information resulting from such activities, for at least three (3) years after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall document all non-clinical studies and clinical trials in formal written study reports in accordance with Applicable Law and national and international guidelines (e.g., GCP, GLP, and GMP). Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times and to obtain access to the original to the extent necessary for regulatory and patent purposes or for other legal proceedings.

5.8 Data Exchange and Development Reports. In addition to adverse event and safety data reporting obligations pursuant to Section 6.5, each Party shall promptly provide the other Party with copies of all data and results generated by or on behalf of such Party in the course of performing the Development activities hereunder, including, in each case of data arising from clinical trials, in a form that is suitable for the other Party to readily conduct statistical analysis using such data or in such other form as the GDC may agree from time to time. Each Party shall provide the GDC with regular reports detailing its Development activities for the Products, and the results of such activities at each regularly scheduled GDC meeting. The Parties shall discuss the status, progress and results of each Party’s Development activities at such GDC meetings. MyoKardia shall facilitate access of Sanofi to data from the Sarcomeric Human Cardiomyopathies (SHaRe) Registry, at no additional cost to Sanofi to the extent such expense is included in the budget set forth in the Research Plan. MyoKardia shall use reasonable efforts to minimize any expense to the Parties with regard to such data.

ARTICLE 6

REGULATORY

6.1 Regulatory Responsibilities. The Development Plans shall set forth the regulatory strategy for seeking Regulatory Approval for the Products in the Field by the FDA, EMA and other Regulatory Authorities in the Major Market Countries; provided that upon adoption of a Registration Program Plan for a given Product, the regulatory strategy contained in the POC Development Plan for such Product shall be superseded by the regulatory strategy contained in such Registration Program Plan. Regulatory activities with respect to the United States, European Union and Major Market Countries outside the European Union shall be conducted using Diligent Efforts and in accordance with the regulatory strategy set forth in the applicable Development Plan.

6.2 Regulatory Materials.

(a) All Regulatory Materials (i) relating to HCM1 Products and HCM2 Products developed or granted after the Effective Date and through the completion of POC Studies (including the EOP2 Package and other Regulatory Materials created pursuant to the EOP2

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Meeting) and (ii) relating to DCM1 Products developed or granted after the Effective Date and through the completion of POC Studies (including the EOP2 Package and other Regulatory Materials created pursuant to the EOP2 Meeting unless assigned to Sanofi as set forth below), collectively (i) and (ii), shall be owned and shall be the sole property and held in the name of MyoKardia or its Affiliate. MyoKardia shall assign to Sanofi all of its right, title and interest to Regulatory Materials relating to DCM1 Products upon the later of: (A) the commencement of the assembly of the EOP2 Package for the EOP2 Meeting; and (B) MyoKardia’s receipt of the Continuation Payment from Sanofi. MyoKardia shall duly execute and deliver or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments, as Sanofi may reasonably request in connection with its activities under the Development Plans.

(b) MyoKardia shall own all Marketing Authorization Applications and Marketing Approvals with respect to HCM1 Products and HCM2 Products in the United States. Sanofi shall own all Marketing Authorization Applications and Marketing Approvals with respect to (i) DCM1 Products worldwide and (ii) HCM1 Products and HCM2 Products outside the United States.

6.3 Cooperation.

(a) Prior to Registration Program; EOP2 Meeting. Subject to the Parties’ cooperation as set forth in Sections 6.3(c) and 6.4, MyoKardia shall have the sole right and responsibility to perform all regulatory activities under the Research Plan and POC Development Plans (including conducting all correspondence and communications with Regulatory Authorities) through the completion of POC Studies for the applicable Product, except that Sanofi shall have the sole right and responsibility to prepare the EOP2 Package (with assistance from MyoKardia) and prepare for and conduct the EOP2 Meeting with respect to DCM1 Products.

(b) During and After Registration Program. Subject to the Parties’ cooperation as set forth in Sections 6.3(c) and 6.4, during and after the Registration Program for the applicable Product, Sanofi shall have the sole right and responsibility to perform all regulatory activities (including conducting all correspondence and communications with Regulatory Authorities, filing all Marketing Authorization Applications and other filings with Regulatory Authorities), in each case, for Products in the Licensed Territory. Subject to the Parties’ cooperation as set forth in Sections 6.3(c) and 6.4, during and after the Registration Program for the applicable Product, MyoKardia shall have the sole right and responsibility to perform all regulatory activities (including conducting all correspondence and communications with Regulatory Authorities, filing all Marketing Authorization Applications and other filings with Regulatory Authorities), in each case, for Products in the Retained Territory.

(c) Cooperation. For each Product, each Party shall cooperate reasonably with the other Party with respect to all regulatory activities under the Research Plan or Development Plans relating to the Products. Without limiting the foregoing, for such activities, each Party:

(i) shall meet and discuss with the other Party the timing, strategy and presentation of the EOP2 Meeting with the goal of developing the Registration Program and setting the regulatory path to obtain Regulatory Approval for the Product from the FDA and EMA;

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(ii) shall consult with each other with respect to the preparation of the EOP2 Package;

(iii) shall consult with the other Party through the GDC regarding material regulatory matters pertaining to all Regulatory Materials of the Products in the European Union and the Major Markets outside the European Union, including plans, strategies, filings, reports, updates and supplements in connection therewith;

(iv) shall provide the other Party with drafts of any Regulatory Materials for the Products to be submitted by such Party to any Regulatory Authority in the European Union and the Major Markets outside the European Union within a reasonable time (but in no event less than seven (7) Business Days, unless impractical) prior to submission for review and comment, and shall consider in good faith any comments received from the other Party;

(v) shall provide the other Party with copies of any Regulatory Materials submitted to and any correspondence received from any Regulatory Authority in the European Union and the Major Markets outside the European Union pertaining to the Products promptly after its submission or receipt by such Party; and

(vi) shall provide the other Party written minutes or other records of any material oral discussions with any Regulatory Authority in the European Union and the Major Markets outside the European Union pertaining to the Products promptly after any such discussion.

If any Regulatory Material to be provided under this Section 6.3 was originally created in a language other than the English language, if requested by the receiving Party, the providing Party shall provide an English translation along with the original document to the receiving Party at the receiving Party’s cost if such translation would not normally be made by the providing Party in accordance with its standard operating procedures.

6.4 Meetings with Regulatory Authorities.

(a) Through the completion of the POC Studies for the applicable Product (except the EOP2 Meeting, with respect to any DCM1 Product), MyoKardia shall lead and present at each meeting and/or teleconference with Regulatory Authorities for such Product. During such period, except as required by Applicable Law, Sanofi shall not initiate contact, or respond to any inquiry from, any Regulatory Authority with respect to the Product without first notifying MyoKardia in writing and obtaining MyoKardia’s written consent for such contact or response. MyoKardia shall provide Sanofi with advance notification of any in-person meeting or teleconference with the Regulatory Authorities that relates to the Development of any Product as promptly as possible after such meeting has been scheduled, but in no event less than (5) Business Days before the meeting is scheduled to occur. Sanofi shall have the right, but not the obligation, to have its representatives attend (but, unless otherwise requested by MyoKardia, not participate in) such meetings.

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(b) Starting with the EOP2 Meeting (with respect to DCM1 Products) and after the EOP2 Meeting (with respect to HCM1 Products and HCM2 Products), each Party shall lead and present at each meeting and/or teleconference with Regulatory Authorities for such Product in such Party’s territory (i.e., the Licensed Territory for Sanofi and the Retained Territory for MyoKardia), and the other Party shall not communicate with any Regulatory Authority in the other Party’s territory without the prior written consent from such Party, except solely to the extent necessary to comply with Applicable Law. Notwithstanding the foregoing, MyoKardia shall lead the EOP2 Meeting and subsequent meetings and/or teleconferences with Regulatory Authorities for the Products in the Licensed Territory unless and until MyoKardia receives the Continuation Payment from Sanofi. The Party leading such regulatory interactions shall provide the other Party with advance notification of any in-person meeting or teleconference with the Regulatory Authorities that relates to the Development of any Product as promptly as possible after such meeting has been scheduled, but in no event less than five (5) Business Days before the meeting is scheduled to occur; provided that if Sanofi is the Party leading such regulatory interactions, such notification shall only apply to meetings or teleconferences that relate to the Development of any Product in the European Union or the Major Markets outside the European Union. Such other Party shall have the right, but not the obligation, to have its representatives attend (but, unless otherwise requested by the Party responsible for such meeting, not participate in) such meetings.

6.5 Adverse Events Reporting. Prior to the execution of the Pharmacovigilance Agreement as described below for the applicable Product, MyoKardia shall be responsible for handling product complaints for such Product and MyoKardia shall be solely responsible for all adverse event reporting with respect to the Compounds and the Products. Prior to the Initiation of the first clinical trial within a Registration Program for a Product or earlier upon the written request of either Party, the Parties shall enter into a pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to the Products, such as safety data sharing, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”). Such procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under Applicable Law. Each Party shall be responsible for reporting quality complaints, adverse events and safety data related to the Products to the applicable Regulatory Authorities in its territory, as well as responding to safety issues and to all requests of Regulatory Authorities related to the Products in its territory, in each case at its own cost. The Pharmacovigilance Agreement shall also provide for a global safety database to be established and maintained by Sanofi, and for MyoKardia to provide to Sanofi all safety information obtained by MyoKardia for the Products prior to Sanofi’s establishment of the global safety database. The costs in connection with establishment and maintenance of such global safety database shall (a) with respect to any HCM1 Product and/or HCM2 Product, be shared equally by MyoKardia and Sanofi, except that such costs with respect to any Expanded Use Product after Sanofi’s exercise of the Expanded Use Option shall be deemed Registration Program Costs and Allowable Expenses, as applicable, for such Expanded Use Product, and shared by the Parties accordingly; and (b) with respect to DCM1 Products, if the DCM1 [***] Option is not exercised, be at Sanofi’s expense, and if the DCM1 [***] Option is exercised, be deemed, to the extent reasonably apportioned to the United States, Registration Program Costs and Allowable Expenses, as applicable, for such DCM1 Product and shared by the Parties accordingly. Sanofi shall provide MyoKardia with information from the safety database in a manner sufficient for MyoKardia to comply with Applicable Law, including MyoKardia’s obligation to report to

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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Regulatory Authorities or to respond to regulatory request. Each Party agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, and (Sub)licensees to comply with such obligations.

6.6 Notification of Threatened Action. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by any Regulatory Authority, which may affect the safety or efficacy claims of any Product or the continued marketing of any Product. Upon receipt of such information, the Parties shall promptly consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

6.7 Remedial Actions. Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Product may be subject to any recall, corrective action or other regulatory action with respect to the Product taken by virtue of Applicable Law (a “Remedial Action”). The Parties shall fully assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Each Party shall, and shall ensure that its Affiliates, (sub)licensees, (sub)contractors and Distributors shall, maintain adequate records to permit the Parties to trace the Manufacture, distribution and use of the Products, as required by Applicable Law. Each Party shall have sole discretion with respect to any matters relating to any Remedial Action in its territory (i.e., the Licensed Territory for Sanofi and the Retained Territory for MyoKardia), including the decision to commence such Remedial Action and the control over such Remedial Action, at its sole cost and expense (except to the extent treated as Allowable Expenses); provided that to the extent such Remedial Action results from (a) the breach of the other Party’s obligations hereunder or (b) the negligence, recklessness or willful misconduct of such other Party, in each case, such other Party shall bear the costs and expenses of such Remedial Action (and such costs and expenses will not be included in Allowable Expenses).

6.8 Compassionate Use. Promptly after the EOP2 Meeting with both the FDA and EMA for a particular Product (or in the case in which a Product is only being developed for the US or the EU, but not both, after the applicable FDA or EMA EOP2 Meeting), the Parties shall mutually agree on a procedure for managing Product requests for compassionate use.

6.9 Audit Vendors & Contractors. Each Party shall have in place standard operating procedures for their processes (e.g., managing vendors, compliance, etc.). Each Party shall notify the other Party of any inspections of such Party or any of its Affiliates or subcontractors conducted by any Regulatory Authority or other government entity and any related findings to the extent that such inspections relate to the activities conducted hereunder. In addition, in anticipation of the commencement of any Registration Plan Program, Sanofi shall have the right to conduct customary reviews and audits of MyoKardia and its Affiliates and subcontractors.

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ARTICLE 7

MANUFACTURING AND SUPPLY

7.1 General. The Manufacture of the Compounds and Products, including all process and formulation development in connection therewith, including Chemistry, Manufacturing and Controls (CMC) activities, shall be overseen and coordinated by the GDC for clinical supply and the JCC for commercial supply (unless a manufacturing committee or subcommittee), and conducted pursuant to the sections of the Development Plans and the Commercialization Plans pertaining to such Manufacturing activities. At each regularly scheduled GDC and/or JCC meeting, as applicable, each Party shall provide reports summarizing its Manufacturing activities and the results of such activities.

7.2 Allocation of Supply Obligations.

(a) Research Plan and POC Development Plans. Unless the Parties otherwise agree (such as in the form of Sanofi Research Activities or Sanofi POC Activities), MyoKardia shall Manufacture and supply the Compounds and Products for its own use in conducting the Research and Development activities under the Research Plan and POC Development Plans, at its sole cost and expense.

(b) Registration Program Plans. Prior to the EOP2 Meeting for a particular Product, the GDC shall allocate Manufacturing obligations between the Parties with respect to such Product for the Registration Program. Each Party shall use Diligent Efforts to carry out the Manufacturing and supply obligations allocated to it by the GDC.

(c) Commercial Supply. Unless the Parties otherwise agree in writing, MyoKardia will be the Party responsible for the Manufacture and supply of the Products for Commercialization in the Retained Territory at its own cost and expense, and Sanofi will be the Party responsible for the Manufacture and supply of the Products for Commercialization in the Licensed Territory at its own cost and expense.

(d) Contract Manufacturer. Subject to the terms and conditions of this Agreement, each Party shall have the right to Manufacture the Compounds and/or Products under this Agreement through a Third Party contract manufacturer, provided that its agreement with such Third Party shall (i) permit such Party to transfer the manufacturing process used by such Third Party to the other Party; and (ii) require such Third Party to transfer to such Party engaging such Third Party contractor manufacture all records pertaining to such Manufacturing activities to the extent required, so that such Party may satisfy its obligations under Section 7.4.

(e) Sanofi Preparation of Manufacturing Activities. For clarity, Sanofi may commence manufacturing process development and start-up activities in anticipation of Manufacture by Sanofi (or its designee), including in connection with the technology transfer activities described in Section 7.3 prior to the commencement of any Registration Program.

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7.3 Transfer of Manufacturing Know-How.

(a) Technology Transfer. Sufficiently in advance of Sanofi’s first assumption of Manufacturing responsibilities for a particular Product as set forth in Section 7.2 above, the Parties shall establish the procedures for MyoKardia to effect the full transfer to Sanofi or its designee (which designee may be an Affiliate or a Third Party manufacturer) of the manufacturing process that is then being used by MyoKardia or its Third Party manufacturer in the Manufacture of such Product (including the Compound contained therein), which transfer shall commence at least two (2) years prior to the first anticipated receipt of Marketing Approval of such Product in the Licensed Territory or earlier as reasonably requested by Sanofi (e.g., in anticipation of manufacturing clinical supplies for a Registration Program). MyoKardia shall conduct such technology transfer as soon as practicable in accordance with such procedures.

(b) Assistance. In connection with the transfer of Know-How under this Section 7.3, MyoKardia shall and shall cause its Affiliates and Third Party contractors to provide reasonable technical assistance at Sanofi’s request.

(c) Subsequent Technology Transfer. In the event that, during the Term: (i) MyoKardia makes or otherwise applies to a Product any invention, discovery or improvement relating to the Manufacture of a Product, or (ii) Sanofi makes or otherwise applies to a Product any invention, discovery or improvement relating to the Manufacture of an HCM1 Product or HCM2 Product, then prior to commencement of Manufacturing of such Product by MyoKardia for the Licensed Territory or upon the termination of this Agreement, in connection with Section 12.3(g)(viii), in each case (i) and (ii), then MyoKardia or Sanofi, as applicable, shall promptly disclose such invention, discovery or improvement to the other Party, and shall, at the other Party’s request and expense, perform technology transfer with respect to such invention, discovery or improvement in the same manner as provided in Section 7.3(b).

(d) Costs. All costs and expenses of technology transfer incurred by the Parties under this Section 7.3 shall be borne as follows:

(i) with respect to HCM1 Products and HCM2 Products, if at the time of such technology transfer, the Registration Program Plan or Commercialization Plan with respect to such Products or a separate agreement between the Parties provides that the Party receiving such technology transfer will Manufacture such Products for both the Licensed Territory and the Retained Territory, such costs and expenses of technology transfer under this Section 7.3 shall be deemed Registration Program Costs;

(ii) other than as set forth in subsection (i), with respect to HCM1 Products and HCM2 Products, such technology transfer under this Section 7.3 shall be at the sole expense of the Party receiving such technology transfer, except the first [***] hours of assistance by employees of the Party providing such technology transfer and the first [***] hours of assistance by any Third Party contractor of such Party shall be provided at no charge; or

(iii) with respect to DCM1 Products, subject to the DCM1 [***] Option, such technology transfer under this Section 7.3 shall be at Sanofi’s sole expense, except the first [***] hours of assistance by MyoKardia employees and the first [***] hours of assistance by any Third Party contractor of MyoKardia shall be provided at no charge to Sanofi.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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7.4 Supply Agreement. In the event that the Parties agree that one Party shall Manufacture Product for the other Party for clinical use or commercial use, the Parties shall negotiate in good faith to enter into a supply agreement for such Manufacture on commercially reasonable terms.

7.5 Manufacturing Records. Each Party shall promptly provide the other Party, upon its reasonable request for the purpose of this Agreement, copies of the Manufacturing records (including specifications, protocols, batch records, master batch records and other CMC information) maintained by the first Party, its Affiliates or Third Party contractors pertaining to Compounds and Products for such other Party’s use in connection with the Manufacture of the Compounds and/or Products under this Agreement (and in the case of MyoKardia, pursuant to its rights under Section 12.3). Each Party hereby grants the other Party the right to reference (and have referenced by its Affiliate, Sublicensee or contract manufacturer) the drug master files, if any, maintained by the first Party, its Affiliates or Third Party contractors pertaining to Compounds and Products for such other Party’s use in connection with the Manufacture of the applicable Compounds and/or Products under this Agreement (and in the case of MyoKardia, pursuant to its rights under Section 12.3).

ARTICLE 8

COMMERCIALIZATION

8.1 General. Subject to Section 8.9, each Party shall have the sole right and responsibility, at its own expense, for all aspects of the Commercialization of the Products in the Field in its territory (i.e., the Licensed Territory for Sanofi and the Retained Territory for MyoKardia) including: (a) developing and executing a commercial launch and pre-launch plan, (b) negotiating with applicable Governmental Authorities regarding the pricing and reimbursement status of the Products; (c) marketing and promotion (including promotional materials); (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and performing other related functions; and (g) conforming its practices and procedures to Applicable Law relating to the marketing, detailing and promotion of the Products.

8.2 Commercial Diligence.

(a) MyoKardia shall use Diligent Efforts to Commercialize (i) at least one (1) HCM1 Product in the United States following receipt of Regulatory Approval therein, and (ii) at least one (1) HCM2 Product in the United States following receipt of Regulatory Approval therein. After the launch of each such Product, MyoKardia shall use Diligent Efforts to carry out the Commercialization activities set forth in the Commercialization Plan for such Product.

(b) Sanofi shall use Diligent Efforts to Commercialize (i) at least one (1) DCM1 Product in each Major Market Country following receipt of Regulatory Approval in the applicable country, (ii) at least one (1) HCM1 Product in each Major Market Country in the Licensed Territory following receipt of Regulatory Approval in the applicable country, and (iii) at least one (1) HCM2 Product in each Major Market Country in the Licensed Territory following

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receipt of Regulatory Approval in the applicable country. After the launch of each such Product in any Major Market Country or Registration Market, Sanofi shall use Diligent Efforts to carry out the Commercialization activities set forth in the Commercialization Plan for such Product.

8.3 Commercialization Plan. No later than six (6) months after the Initiation of the first Phase 3 Clinical Trial of a Product, each Party shall prepare and provide to the JCC for review and discussion a written plan for the Commercialization of such Product in its respective territory (the “Commercialization Plan”). Each Commercialization Plan shall include a reasonably detailed description of such Party’s Commercialization activities and the anticipated timeline therefor with respect to such Product. Each Party shall periodically (at least on an annual basis) prepare updates and amendments to its Commercialization Plan to reflect changes in its plans, including in response to changes in the marketplace, relative success of the Products and other relevant factors influencing such plans and activities. Each Party shall submit all updates and amendments to each Commercialization Plan to the JCC for review and discussion before adopting such updates and amendments.

8.4 Distributorships. Each Party shall have the right, in its sole discretion, to appoint its Affiliates, and such Party and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in its respective territory or in any country of its respective territory, to distribute, market, and sell the Products (with or without packaging rights), in circumstances where the Person purchases its requirements of Products from such Party or its Affiliates but does not otherwise make any royalty or other payment to Licensee with respect to its intellectual property or other proprietary rights. Where such Party or its Affiliates appoints such a Person and such Person is not an Affiliate of such Party, that Person shall be a “Distributor” for purposes of this Agreement. The term “packaging rights” in this Section means the right for the Distributor to package Products supplied in unpackaged bulk form into individual ready-for-sale packs.

8.5 Pricing Approvals. Sanofi shall control all pricing and reimbursement approvals for Products in the Licensed Territory and MyoKardia shall control all pricing and reimbursement approvals for Products in the Retained Territory. MyoKardia shall provide Sanofi with reasonable assistance and cooperation with respect to obtaining pricing and reimbursement approvals for the HCM1 Products and the HCM2 Products in the Licensed Territory, at Sanofi’s request and expense.

8.6 Patent Marking.

(a) Sanofi shall mark all Products in accordance with the applicable patent marking laws, and shall require all of its Affiliates, (Sub)licensees and Distributors to do the same. To the extent permitted by Applicable Law, Sanofi shall indicate on Product packaging and promotional materials that such Product is licensed from MyoKardia.

(b) MyoKardia shall mark all Products in accordance with the applicable patent marking laws, and shall require all of its Affiliates, (Sub)licensees and Distributors to do the same.

8.7 Reports. Each Party shall update the JCC at each regularly scheduled JCC meeting regarding its Commercialization activities with respect to

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the Products in its respective territory. Each such update shall be in a form to be agreed by the JCC by mutual agreement of its representatives (without application of any final decision-making right of either Party) and shall summarize such Party’s (either by itself or through its Affiliates and its (Sub)licensees) Commercialization activities with respect to the Products in its respective territory.

8.8 Expanded Use US Co-Promotion Option.

(a) Option. Pursuant to Section 8.8(b), Sanofi shall have the exclusive right to elect to co-promote any Expanded Use Product for the Expanded Use in the United States (such right, the “Expanded Use Co-Promotion Option”).

(b) Notice. MyoKardia shall notify Sanofi of the anticipated launch date of each Expanded Use Product in the United States at least [***] in advance thereof. In order to exercise the Expanded Use Co-Promotion Option, Sanofi must provide MyoKardia with written notice, no later than [***] prior to the anticipated launch of such Expanded Use Product in the United States as so notified by MyoKardia for such Product.

(c) Terms of Agreement. If Sanofi exercises the Expanded Use Co-Promotion Option, the Parties shall negotiate the terms and conditions of the co-promotion arrangement, as applicable, reasonably and in good faith by the date that is [***] following the date of such notice or such other period as the Parties may agree in writing. The terms of such agreement shall conform in all material respects taking into account the different nature of the indications and size of the markets for the applicable Expanded Use, to the extent practical, with the terms and conditions set forth in Exhibit I, with the roles of the Parties reversed from Exhibit I and for clarity with MyoKardia or its applicable Affiliate or licensee continuing to book one hundred percent (100%) of sales of such Expanded Use Product in the United States.

8.9 Co-Promotion of DCM1 Products.

(a) MyoKardia shall have the exclusive right to elect to assume up to [***] percent ([***]%) but not less than [***] percent ([***]%) of the detailing effort for any DCM1 Product in the United States directed to cardiologists (such geography and healthcare provider specialty, the “Co-Promotion Territory”) (such right, the “Co-Promotion Option”) (such product for which the Co-Promotion Option is exercised, the “Co-Promotion Product”); provided that (i) for clarity, Sanofi or its applicable Affiliate or (Sub)licensee will continue to book one hundred percent (100%) of sales of the Co-Promotion Product, and (ii) MyoKardia shall first demonstrate to Sanofi’s reasonable satisfaction that MyoKardia has, or will have on a timely basis, the necessary resources in place sufficient to detail the Co-Promotion Product in a manner consistent with the requirements of Exhibit I in the Co-Promotion Territory using MyoKardia’s own sales force (and not a contract sales force), which sales force and its sales managers shall have experience and qualifications commensurate with those of Sanofi’s sales force for the Co-Promotion Product in the Co-Promotion Territory.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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(b) Until MyoKardia’s rights under Section 8.9 terminate, Sanofi shall notify MyoKardia of the anticipated launch date of each Co-Promotion Product in the Co-Promotion Territory at least [***] in advance thereof. In order to exercise the Co-Promotion Option, no later than [***] prior to the anticipated launch of the Co-Promotion Product in the Co-Promotion Territory as so notified by Sanofi for such product, MyoKardia must provide Sanofi with written notice of its election to exercise the Co-Promotion Option with respect to such Co-Promotion Product. If (i) MyoKardia does not provide the above election notice in compliance with the requirements of this Section 8.9(b) for any DCM1 Product that is subject to the Co-Promotion Option, or (ii) MyoKardia provides notice to Sanofi that it does not intend to exercise the Co-Promotion Option for any DCM1 Product that is subject to the Co-Promotion Option, then MyoKardia shall be deemed to have waived its right to co-promote such DCM1 Product. If (a) MyoKardia waives it rights to co-promote the first [***] DCM1 Products, or (b) MyoKardia exercises the Co-Promotion Option with respect to a DCM1 Product and materially breaches its obligations under the Co-Promotion Agreement with respect to such product, in each case (a) and (b), MyoKardia shall be deemed to have waived its right to co-promote all DCM1 Products that are or become subject to the Co-Promotion Option. In each other case, unless otherwise specified in the Co-Promotion Agreement, MyoKardia shall have a Co-Promotion Option for each subsequent DCM1 Product in accordance with Section 8.9.

(c) If MyoKardia exercises the Co-Promotion Option for the Co-Promotion Territory, the Parties shall negotiate terms and conditions of such co-promotion arrangement in a co-promotion agreement, which shall conform in all material respects with the terms and conditions set forth in Exhibit I and shall also include such terms and conditions as are reasonable and customary in Sanofi’s contract sales force agreements (the “Co-Promotion Agreement”). The Parties shall negotiate the Co-Promotion Agreement reasonably and in good faith by the date that is [***] following the date of such notice or such other period as the Parties may agree in writing. MyoKardia shall not co-promote any DCM1 Products unless and until the Parties enter into a definitive Co-Promotion Agreement. If the Co-Promotion Option has been exercised, the Parties shall enter into a definitive Co-Promotion Agreement sufficiently in advance of the anticipated launch of any Co-Promotion Product so that the Parties may carry out their respective co-promotion activities in accordance with the terms and conditions set forth in such Co-Promotion Agreement.

ARTICLE 9

FINANCIAL PROVISIONS

9.1 Upfront Payments.

(a) Sanofi shall pay to MyoKardia a one-time, non-refundable, non-creditable upfront payment of thirty-five million Dollars ($35,000,000) within ten (10) Business Days after the Effective Date.

(b) On the Effective Date, Sanofi shall purchase an aggregate of 6,666,667 shares of MyoKardia’s Series B Preferred Stock (as defined in the Initial Equity Documents) at a purchase price of $1.50 per share, pursuant to the stock purchase agreement and related agreements to be entered into between the Parties on the Effective Date (the “Initial Equity Documents”).

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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9.2 DCM1 IND Milestone. MyoKardia shall promptly notify Sanofi in writing upon the submission of an IND for any DCM1 Product to the FDA, EMA or the applicable Regulatory Authority in a Major Market Country in the EU for any DCM1 Product that is a Development Candidate under this Agreement, and Sanofi shall pay to MyoKardia a one-time, non-refundable, non-creditable payment of twenty-five million Dollars ($25,000,000) within thirty (30) days after the receipt of the first such notice; provided, however, if the FDA issues a clinical hold pursuant to 21 C.F.R. § 312.42 or other applicable Regulatory Authority imposes such a hold under any similar Applicable Law during such thirty (30) day period (in which case MyoKardia shall notify Sanofi of such clinical hold no later than the deadline for such payment), Sanofi shall not be required to pay the milestone payment in this Section 9.2 until the [***] Business Day following MyoKardia’s notification to Sanofi of the release of the clinical hold by the competent Regulatory Authority, or if earlier, thirty (30) days after the receipt of a notice under this Section 9.2 of the submission of a second IND for a DCM1 Product that is a Development Candidate to the FDA, EMA or the applicable Regulatory Authority in a Major Market Country in the EU (or, if the FDA issues a clinical hold with respect to such second IND pursuant to 21 C.F.R. § 312.42 or other applicable Regulatory Authority imposes such a hold under any similar Applicable Law during such thirty (30) day period (in which case MyoKardia shall notify Sanofi of such clinical hold no later than the deadline for such payment), the fifth (5th) Business Day following MyoKardia’s notification to Sanofi of the release of such second clinical hold by the competent Regulatory Authority). The milestone payment in this Section 9.2 shall be payable only once upon the first achievement of such milestone, either after the first notice or the second notice from MyoKardia as provided in this Section 9.2.

9.3 Continuation Payment and Equity Purchase Rights and Obligations.

(a) If Sanofi provides an SOE Confirmation Notification to MyoKardia pursuant to Section 4.5(a) on or prior to January 31, 2017:

(i) Sanofi shall pay to MyoKardia a one-time, non-refundable, non-creditable payment of forty-five million Dollars ($45,000,000) (the “Continuation Payment”); and

(ii) Except in the event MyoKardia has consummated a QPO, within thirty (30) days after Sanofi provides MyoKardia with the SOE Confirmation Notification, Sanofi or its designated Affiliate(s) shall purchase from MyoKardia, and MyoKardia shall sell to Sanofi or its designated Affiliate(s), that number of shares of New Preferred valued at the Minimum Purchase Amount, divided by the Agreed Price, rounded down to the nearest whole share of New Preferred. For clarity, if as of the date of delivery of the SOE Confirmation Notification, Sanofi or its designated Affiliate(s) have purchased any shares (whether with a value equal to or less than the Minimum Purchase Amount) pursuant to Sections 9.3(b)(i) or 9.3(b)(ii) or any such purchase is pending then Sanofi shall have no obligations under this Section 9.3(a)(ii).

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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(b) Right to Purchase.

(i) Discounted Price. Notwithstanding anything in this Agreement to the contrary, and subject to compliance at the time with all applicable securities regulations, Sanofi shall have the right, but not the obligation, at any time prior to the earlier of (x) Sanofi’s provision of the SOE Confirmation Notification to MyoKardia pursuant to Section 4.5(a), (y) a Qualified Financing, or (z) a QPO (it being agreed that if the Company proposes to consummate a QPO and complies with Section 9.3(b)(ii)(C) below but such QPO ultimately is not consummated (a “Pulled QPO”), the right of Sanofi to purchase shares pursuant to this Section 9.3(b)(i) (A) shall be suspended from the day immediately prior to the date of the first public filing related to such Pulled QPO until the date of the termination of such Pulled QPO or, if earlier, the date 180 days following such first public filing and (B) regardless of any such suspension, shall terminate only upon the closing of a QPO as set forth in Section 2.4(b)(iv) below, to purchase, or for its designated Affiliate(s) to purchase, and MyoKardia shall have the obligation to sell to Sanofi or its designated Affiliate(s), that number of shares of New Preferred with an aggregate value equal to the Minimum Purchase Amount, divided by the applicable Discounted Price, rounded down to the nearest whole share of New Preferred.

(ii) Qualified Financing or Qualified IPO.

A. Notice. If MyoKardia plans to close a Qualified Financing or a QPO at any time on or prior to December 31, 2016 and prior to any purchase pursuant to Section 9.3(a) or 9.3(b)(i), MyoKardia shall provide written notification to Sanofi of such planned Qualified Financing or QPO at least 60 days prior to the consummation thereof (the “QF/QPO Notice”).

B. Qualified Financing. Sanofi or its designated Affiliate(s) shall have the right to elect to purchase in such a planned Qualified Financing, and MyoKardia shall have the obligation to sell to Sanofi or its designated Affiliate(s) in such a planned Qualified Financing, that number of Qualified Preferred with a value equal to the Minimum Purchase Amount, divided by the Agreed Price, rounded down to the nearest whole share of Qualified Preferred, upon the first closing of the applicable Qualified Financing; provided, however, that in the event that Sanofi or its designated Affiliate(s) has not, within thirty (30) days following Sanofi’s receipt of the applicable QF/QPO Notice, indicated by written notice to MyoKardia in accordance with Section 9.3(b)(iii) that it plans to acquire such Qualified Preferred, Sanofi’s right pursuant to this Section 9.3(b)(ii)(B) to purchase or to designate its Affiliate(s) to purchase such shares with respect to such Qualified Financing shall expire on such thirtieth (30th) day.

C. QPO. With respect to a QPO, solely if undertaken more than one (1) year after the first date on which Sanofi purchases shares of MyoKardia’s Series A-1 Preferred Stock, then subject to compliance at the time with all applicable securities regulations, MyoKardia agrees to use commercially reasonable efforts to request that the managing underwriter(s) of the QPO designate a number of QPO Shares with a value equal to the Minimum Purchase Amount, rounded down to the nearest whole share, of the QPO Shares to be offered in the QPO for sale to be sold to Sanofi or its designated Affiliate(s) (the “Directed Shares”); provided, however, that in the event that Sanofi or its designated Affiliate(s) has not, within thirty (30) days following Sanofi’s receipt of the applicable QF/QPO Notice, indicated by written notice

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to MyoKardia in accordance with Section 9.3(b)(iii) that it plans to acquire QPO Shares, Sanofi’s right pursuant to this Section 9.3(b)(ii)(C) to purchase or to designate its Affiliate(s) to purchase such Directed Shares with respect to such QPO shall expire on such thirtieth (30th) day. Sanofi acknowledges that, despite MyoKardia’s use of its commercially reasonable efforts, the underwriter(s) may determine in their sole discretion that it is not advisable to designate such Directed Shares in the QPO, in which case the number of such Directed Shares may be reduced or no Directed Shares may be designated, as applicable. Sanofi further acknowledges that, (i) this is not an offer or the commitment to make a future offer for QPO Shares, and (ii) the offer and sale of any QPO shares to Sanofi or its designated Affiliate(s) will only be made in compliance with applicable FINRA Conduct Rules and federal, state, and local laws, rules, and regulations. For clarity, in the event of a Pulled QPO, the right of Sanofi to purchase shares pursuant to this Section 9.3(b)(ii)(C) shall be preserved in full and restart with respect to any restarted or subsequent QPO.

(iii) To exercise the rights provided in Section 9.3(b)(i) or 9.3(b)(ii), Sanofi or its designated Affiliate(s) shall deliver written notice to MyoKardia of its election (an “Exercise Notice”), and, in the case of Section 9.3(b)(i), setting forth a date to consummate such purchase, which date shall be within thirty (30) days after the delivery of such election. For the avoidance of doubt, in the case of Section 9.3(b)(ii), such purchase shall be consummated on the date of the first closing of the applicable Qualified Financing or QPO, as applicable.

(iv) Notwithstanding anything in this Agreement to the contrary, any rights pursuant to Section 9.3(b) shall terminate (if not sooner terminated) upon the earlier of (x) December 31, 2016 if Sanofi or its designated Affiliate(s) have not, by such date (1) purchased shares pursuant to Section 9.3(a)(ii) or Section 9.3(b)(i) or (2) delivered an Exercise Notice pursuant to Section 9.3(b)(iii) with respect to a proposed purchase pursuant to Section 9.3(b)(ii), (y) the closing of a QPO or (z) the termination of this Agreement.

(c) Mechanics. Payment of the purchase price for the New Preferred or Qualified Preferred, as applicable, shall be made concurrently with the closing of the transaction by which such shares are to be acquired by Sanofi or its designated Affiliate(s), by check or wire transfer of immediately available funds to the account specified in writing by MyoKardia to Sanofi or its designated Affiliate(s), subject to the satisfaction or waiver of the conditions set forth in the applicable stock purchase agreement. Payment of the purchase price shall be made against delivery to Sanofi (or its designated Affiliate(s)) of the New Preferred or Qualified Preferred, as applicable, which shares shall be certificated and delivered to Sanofi (or its designated Affiliate(s)) promptly following the closing of the transaction by which such shares were acquired by Sanofi or its designated Affiliate(s). Any QPO Shares issued to Sanofi shall be pursuant to an underwriting agreement with the managing underwriter(s) of the QPO and in accordance with the procedures mutually agreed to by MyoKardia and such managing underwriter(s) with respect to the QPO; provided, that Sanofi or its designated Affiliate(s) shall not be treated less favorably than any other investor in such QPO.

(d) Documentation. Any purchase of New Preferred shall be made pursuant to a stock purchase agreement, investors’ rights agreement and stockholders’ agreement (the “Subsequent Financing Documents”) in forms that are substantially similar to the Transaction Agreements (as that term is defined in the Series A-1 Preferred Stock Purchase Agreement by and among MyoKardia and Sanofi, dated as of the date hereof) and any purchase of Qualified

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Preferred shall be made pursuant to a stock purchase agreement, investors’ rights agreement, stockholders’ agreement and/or other agreements (the “QF Documents”), in forms negotiated and agreed-to between MyoKardia and the lead investor in the Qualified Financing, which forms shall be entered into by all investors, including Sanofi or its designated Affiliate(s), in the Qualified Financing; provided, that (i) changes made to the Subsequent Financing Documents in connection with the issuance of New Preferred to reflect the terms of the New Preferred as set forth on Exhibit L shall be permitted and (ii) Sanofi (or its designated Affiliate(s)) shall be afforded the same economic terms as other investors in such Qualified Financing. Any QPO Shares issued to Sanofi shall be pursuant to an underwriting agreement with the managing underwriter(s) of the QPO and in accordance with the procedures mutually agreed to by MyoKardia and such managing underwriter(s) with respect to the QPO; provided, that the Company shall use reasonable efforts to ensure that Sanofi or its designated Affiliate(s) shall not be treated less favorably than any other investor in such QPO.

(e) Definitions. As used in this Section 9.3, the following terms have the meanings set forth below:

(i) “Agreed Price” means a price per share equal to (a) the price per share paid by cash investors in the applicable Qualified Financing if the shares being acquired are Qualified Preferred, (b) the price per share to the public in a QPO if the shares being acquired are QPO Shares or (c) the fair market value as determined in good faith by MyoKardia’s Board of Directors, after reviewing factors such as control premiums and discounts for lack of marketability, valuation methods used for other purposes, and reasonable comparable company valuations, and after taking into consideration input from an outside valuation expert if the shares being acquired are New Preferred.

(ii) “Discounted Price” means the price equal to: (a) $[***] per share if Sanofi or its designated Affiliate makes the applicable purchase on or before [***]; (b) $[***] per share if Sanofi or its designated Affiliate makes the applicable purchase on or after [***] and on or before [***]; or (c) $[***] per share if Sanofi or its designated Affiliate makes the applicable purchase on or after [***] and on or before [***].

(iii) “Minimum Purchase Amount” means forty million U.S. dollars (US$40,000,000).

(iv) “New Preferred” means preferred stock having the purchase price and liquidation preference equal to the Agreed Price or the Discounted Price, as applicable, and otherwise on terms as set forth on Exhibit L to this Agreement.

(v) “QPO” has the meaning set forth in MyoKardia’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware as in effect from time to time.

(vi) “QPO Shares” means the shares of Common Stock issued by the Company to the underwriters and thereafter sold by the underwriters in connection with a QPO.

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(vii) “Qualified Financing” means any bona fide equity financing transaction or a series of related bona fide equity financing transactions that include at least one major investor other than holders of MyoKardia’s Series A Preferred Stock and in which MyoKardia receives an aggregate of at least [***] U.S. dollars (U.S. $[***]) in gross proceeds.

(viii) “Qualified Preferred” means the series of preferred stock of MyoKardia issued to cash investors in a Qualified Financing.

9.4 Sanofi R&D Costs.

(a) Sanofi R&D Costs Incurred. Subject to Section 9.4(b), for the following periods, MyoKardia may request Sanofi to perform Sanofi Research Activities and Sanofi POC Activities in accordance with Section 4.3 and Section 5.2, respectively, but Sanofi shall not be obligated to incur Sanofi R&D Costs exceeding the following amounts:

Time Period for Incurring Sanofi R&D Costs	Sanofi R&D Costs
Effective Date until December 31, 2016	[***] Dollars ($[***])

January 1, 2017 until December 31, 2017	[***] Dollars ($[***])

January 1, 2018 until the expiration or termination of the Initial R&D Term	[***] Dollars ($[***])

For clarity, without limiting Sanofi’s obligations to pay certain Pre-POC Development Costs pursuant to Section 4.4(b) and 5.4(b) under certain circumstances, Sanofi shall have neither an obligation to incur any Sanofi R&D Costs after the expiration or termination of the Initial R&D Term nor an obligation to pay to MyoKardia, in cash or any other form, the balance of any Sanofi R&D Costs not incurred up to the amounts described in this Section 9.4 by the expiration or termination of the Initial R&D Term.

(b) Carryover and Overage of Sanofi R&D Costs.

(i) Carryover. In any given period described in the table in Section 9.4(a), if Sanofi does not incur the full amount of Sanofi R&D Costs allotted in such table for such period, MyoKardia shall be permitted to carry over the excess of the allotted Sanofi R&D Costs over the amount of Sanofi R&D Costs incurred to subsequent periods in such table through the expiration or termination of the Initial R&D Term. For example, if between the Effective Date and December 31, 2016, Sanofi incurs [***] Dollars ($[***]) of Sanofi R&D Costs, and between December 31, 2016 and December 31, 2017, Sanofi incurs [***] Dollars ($[***]) of Sanofi R&D Costs, then subject to Section 9.4(b)(ii), between December 31, 2017 and the expiration or termination of the Initial R&D Term, Sanofi may incur up to [***] Dollars ($[***]) of Sanofi R&D Costs.

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(ii) Overage. In any given period described in the table in Section 9.4(a), if Sanofi becomes aware that it will incur Sanofi R&D Costs in excess of the amounts allotted in the table in Section 9.4(a) and any carryover amounts permitted under Section 9.4(b)(i) (such excess, the “R&D Cost Overage”), Sanofi shall promptly notify MyoKardia, and at either Party’s request, the Parties shall discuss in good faith alternatives for performing such Sanofi Research Activities and/or Sanofi POC Activities; provided that if Sanofi incurs Sanofi R&D Costs in such period that do not exceed [***] percent ([***]%) of Sanofi R&D Costs allotted for such period in the table in Section 9.4(a) in addition to any carryover amounts permitted under Section 9.4(b)(i), or if such costs exceed [***] percent ([***]%) of such allotted amount and the Parties otherwise agree, the R&D Cost Overage shall be applied to reduce the Sanofi R&D Costs permitted to be incurred in the following periods described in such table. For example, if between the Effective Date and December 31, 2016, Sanofi incurs [***] Dollars ($[***]) of Sanofi R&D Costs, and between December 31, 2016 and December 31, 2017, Sanofi incurs [***] Dollars ($[***]) of Sanofi R&D Costs, then between December 31, 2017 and the expiration or termination of the Initial R&D Term, Sanofi shall not be obligated to incur more than [***] Dollars ($[***]) of Sanofi R&D Costs.

(c) Reporting. Within thirty (30) days after each Calendar Quarter during the Initial R&D Term, Sanofi shall provide MyoKardia with a report setting forth the total Sanofi R&D Costs incurred by Sanofi during such Calendar Quarter in accordance with the Research Plan and/or POC Development Plan, including the budget set forth therein.

9.5 Share of Registration Program Costs.

(a) HCM1 Product / HCM2 Product Registration Program Costs.

(i) HCM1 Products and HCM2 Products Advance Payment. No later than thirty (30) days before the beginning of each Calendar Quarter during which MyoKardia expects to incur more Registration Program Costs under the Registration Program Plans for HCM1 Products or HCM2 Products than Sanofi, MyoKardia shall submit to Sanofi an invoice setting forth one-half the difference between MyoKardia’s and Sanofi’s respective Registration Program Costs for such Calendar Quarter estimated in accordance with the Registration Budget for HCM1 Products and HCM2 Products, and Sanofi shall pay the amount invoiced within [***] days after the receipt of such invoice. Such advance payment shall not be required, however, if MyoKardia is in material breach of this Agreement and, instead, all amounts due with respect to the MyoKardia’s share of Registration Program Costs under this Section 9.5(a) for the applicable Calendar Quarter shall be payable pursuant to Section 9.5(a)(ii).

(ii) True-Up. Within [***] days after the end of each Calendar Quarter during which either Party incurred Registration Program Costs under the Registration Program Plans for HCM1 Products or HCM2 Products, each Party shall submit to the other Party a reasonably detailed report setting forth the actual Registration Program Costs under the Registration Program Plan for HCM1 Products or HCM2 Products incurred by such Party in such Calendar Quarter, and, within [***] days after both Parties have submitted such reports, the Parties shall determine which Party owes a payment to the other such that each Party will bear its

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share of the total Registration Program Costs incurred. If the amount paid by Sanofi pursuant to Section 9.5(a) above for such Calendar Quarter is less than the amount owed to MyoKardia pursuant to the preceding sentence, then Sanofi shall pay the deficit to MyoKardia within thirty (30) days after the Parties’ determination of the amount owed. If instead the amount paid by Sanofi pursuant to Section 9.5(a) above for such Calendar Quarter is more than the amount owed MyoKardia for such Calendar Quarter, then the excess shall be credited towards Sanofi’s next advance payment for Registration Program Costs (except where such Calendar Quarter is the final Calendar Quarter in which MyoKardia will incur Registration Program Costs, in which case the excess shall be refunded by MyoKardia to Sanofi within thirty (30) days after the determination of the amount owed and thereafter MyoKardia shall reimburse Sanofi for its share of any future Registration Program Costs incurred by Sanofi). In addition, in the event that the foregoing aggregate credit against Sanofi’s next advance payment exceeds the next advance payment, then Sanofi may request a refund of the difference between such amounts.

(b) DCM1 Product Registration Program Costs. Sanofi shall be solely responsible for all Registration Program Costs for the DCM1 Products; provided that if MyoKardia exercises the DCM1 [***] Option, the Parties shall share such costs in accordance with the terms and conditions set forth in Exhibit J-1.

9.6 Royalty Payments for Products.

(a) Royalty Rates for Royalties Payable by Sanofi for Net Sales outside the United States. Subject to the other terms of this Section 9.6, during the Royalty Term, Sanofi shall make quarterly royalty payments to MyoKardia on aggregate Net Sales of each Product sold outside the United States during a Calendar Year at the applicable royalty rates as set forth below.

Aggregate Net Sales of each Product outside the United States during a Calendar Year	Royalty Rate
Portion of aggregate Net Sales of each Product outside the United States during a Calendar Year less than or equal to [***] Dollars ($[***])	[***]	%

Portion of aggregate Net Sales of each Product outside the United States during a Calendar Year greater than [***] Dollars ($[***]) and less than or equal to [***] Dollars ($[***])	[***]	%

Portion of aggregate Net Sales of each Product outside the United States during a Calendar Year greater than [***] Dollars ($[***])	[***]	%

(b) Royalty Rates for Royalties Payable by Sanofi for Net Sales of DCM1 Products in the United States. Subject to the other terms of this Section 9.6, if MyoKardia does not timely exercise the DCM1 [***] Option, then during the Royalty Term, Sanofi shall

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make quarterly royalty payments to MyoKardia on the aggregate Net Sales of each DCM1 Product sold in the United States during a Calendar Year at the applicable royalty rates as set forth below.

Aggregate Net Sales of each DCM1 Product in the United States during a Calendar Year	Royalty Rate
Portion of aggregate Net Sales of each DCM1 Product in the United States less than or equal to [***] Dollars ($[***])	[***]	%

Portion of aggregate Net Sales of each DCM1 Product in the United States greater than [***] Dollars ($[***]) and less than or equal to [***] Dollars ($[***])	[***]	%

Portion of aggregate Net Sales of each DCM1 Product in the United States greater than [***] Dollars ($[***])	[***]	%

For clarity, no payments will be due under this Section 9.6(b) if MyoKardia timely exercises the DCM1 [***] Option, and instead MyoKardia will receive and bear a percentage of Net Profits and Net Losses, respectively, pursuant to Section 9.7.

(c) Royalty Rates for Royalties Payable by MyoKardia for Net Sales of HCM1 Products and HCM2 Products in the United States. Subject to the other terms of this Section 9.6, during the Royalty Term, MyoKardia shall make quarterly royalty payments to Sanofi on the aggregate Net Sales of each HCM1 Product and each HCM2 Product sold in the United States during a Calendar Year at the applicable royalty rate as set forth below.

Aggregate Net Sales of each HCM1 Product and each HCM2 Product in the United States during a Calendar Year	Royalty Rate
Portion of aggregate Net Sales of each HCM1 Product or each HCM2 Product less than or equal to [***] Dollars ($[***])	[***]	%

Portion of aggregate Net Sales of each HCM1 Product or each HCM2 Product greater than [***] Dollars ($[***]) and less than or equal to [***] Dollars ($[***])	[***]	%

Portion of aggregate Net Sales of each HCM1 Product or each HCM2 Product greater than [***] Dollars ($[***])	[***]	%

(d) Royalty Term. The Parties’ royalty payment obligations under this Section 9.6 with respect to a particular Product and country shall commence upon the First Commercial Sale of such Product in such country (by a Party or its respective Affiliates or (Sub)licensees) and shall continue, on a Product-by-Product and country-by-country basis, until

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the latest of (i) the expiration of the last-to-expire Valid Claim of any of the MyoKardia Licensed Patents, Sanofi Licensed Patents and Joint Program Patents in such country claiming the composition of, or the method of using such Products; (ii) the expiration of any Regulatory Exclusivity granted with respect to such Product in such country; and (iii) [***] after the First Commercial Sale of such Product in such country (the “Royalty Term” for such Product and country).

(e) Royalty Reductions.

(i) In any country in which there is no Valid Claim claiming the composition of, or the method of using, a particular Product, and no Regulatory Exclusivity granted with respect to a Product, the applicable Party shall owe royalties under Sections 9.6(a)-(c) on Net Sales of such Product in such country during the Royalty Term for such Product and country at rates that are [***] percent ([***]%) of the rates otherwise payable under such sections.

(ii) In the event that in any country during the Royalty Term for a Product, one or more Generic Products of such Product is launched in such country, and Net Sales of such Product in such country decline by the percentages described below relative to the average Net Sales of such Product in such country for the [***] immediately preceding the Calendar Quarter in which the Generic Product is launched in such country, the royalty rates provided in Section 9.6(a), Section 9.6(b) and Section 9.6(c) for such Product shall be reduced in such country by the applicable percentage described below for the Calendar Quarter in which the applicable decline described below occurs and for all future Calendar Quarters, unless and until, as a result of enforcing any MyoKardia Licensed Patents, Sanofi Licensed Patents or Joint Program Patents, the Generic Product is no longer sold or the Net Sales increase above the applicable value set forth below. For a decline of:

A.	greater than or equal to [***] percent ([***]%), but less than [***] percent ([***]%), of Net Sales of the applicable Product in such country, a royalty rate reduction of [***] percent ([***]%); or

B.	greater than or equal to [***] percent ([***]%) of Net Sales of the applicable Product in such country, a royalty rate reduction of [***] percent ([***]%).

(iii) If a Party enters into an agreement with a Third Party in order to obtain a license or other right to a Third Party Right that is reasonably necessary to sell a Product (or the Compound contained therein) in a country pursuant to Section 10.7, such Party (or, if the other Party is the selling Party and is granted a sublicense under such Third Party Right) shall be entitled to deduct from the royalties payable under Sections 9.6(a)-(c) with respect to such Product in such country in a particular Calendar Quarter [***] percent ([***]%) of all upfront payments, milestone payments, royalties and other amounts paid by the selling Party to such Third Party (whether directly or through the other Party) in respect of such agreement for such Calendar Quarter, in each case to the extent reasonably allocable to such Third Party Right and such Product and country; provided that in no event shall the royalties payable for such Product and country in any Calendar Quarter be reduced to less than [***] percent ([***]%) of the amount otherwise due,

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except if Section 9.6(e)(ii)(B) applies, in which case the royalty floor will be [***] percent ([***]%) of the amount otherwise due under Section 9.6(a)-(c). For clarity, royalties payable under Sections 9.6(a)-(c) shall continued to be reduced in accordance with this Section 9.6(e)(iii) until [***] percent ([***]%) of the amount owed by a Party with respect to such Third Party Right has been completely offset against such royalty payments payable to the other Party.

(iv) If a court or a governmental agency of competent jurisdiction requires a Party or any of its Affiliates or its or their (Sub)licensees to grant a compulsory license to a Third Party permitting such Third Party to make and sell a Product in a country in the Territory, the royalties otherwise due to the other Party under this Section 9.6 shall, in lieu of the royalties that would otherwise apply, be the lesser of [***] percent ([***]%) of the amount received by such Party from such Third Party licensee and the applicable royalties that would otherwise be payable hereunder.

Any reductions set forth in this Section 9.6(e) shall be applied to the royalty rate payable to the other Party under Section 9.6(a), Section 9.6(b) and Section 9.6(c) in the order in which the event triggering such reduction occurs; provided that (A) if both subsections (i) and (ii) apply, only the reduction in subsection (ii) will be applied and (B) in no event will the cumulative effect of royalty reductions under this Section 9.6(e) reduce the royalties for any Product and country in any Calendar Quarter below [***] percent ([***]%) of the amount otherwise due under Sections 9.6(a)-(c), except if clause (ii)(B) applies, in which case the royalty floor will be [***] percent ([***]%) of the amount otherwise due under Section 9.6(a)-(c), or except if clause (iv) applies but clause (ii)(B) does not apply, in which case the royalty provided for in clause (iv) will control.

(f) Royalty Reports and Payment. Within forty-five (45) days after each Calendar Quarter, commencing with the Calendar Quarter during which the First Commercial Sale of the first Product is made anywhere in the Licensed Territory or Retained Territory, as applicable, the Party responsible for making royalty payments shall provide the other Party with a report that contains the following information for the applicable Calendar Quarter: (i) on a country-by-country and Product-by-Product basis, the amount of gross sales and Net Sales of the Products, (ii) in the aggregate for the applicable territory (the Retained Territory or Licensed Territory, as applicable) and on a Product-by-Product basis, an itemized calculation of Net Sales showing deductions provided for in the definition of “Net Sales,” (iii) on a country-by-country basis and on a Product-by-Product basis, a calculation of the royalty payment due on such sales, and (iv) the exchange rate for such country. Concurrent with the delivery of the applicable quarterly report, the Party providing such report shall pay in Dollars all royalties due to the other Party with respect to Net Sales by such Party, its Affiliates and their respective (Sub)licensees for such Calendar Quarter.

(g) Clarifications. For the purpose of calculating the aggregate Net Sales of a particular Product for an applicable country to determine the applicable royalty rate under Section 9.6, all Products containing the same Compound shall be deemed a single Product, regardless of form, formulation, dosage, packaging, other active ingredient or component, label and/or intended patient population. All royalty payments under this Section 9.6 are non-refundable and non-creditable, except that payments under Section 5.4(c) and Section 5.4(b)(ii) may be credited against royalty payments as and to the extent set forth in such sections.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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9.7 DCM1 [***] Option Exercise. At least six (6) months in advance of the anticipated initiation of the first Phase 3 Clinical Trial for a DCM1 Product, the Parties shall discuss the terms and conditions of the DCM1 [***] Option described in Exhibit J-1 and Exhibit J-2 and the Parties may amend the definitions and mechanics set forth in Exhibit J-1 and Exhibit J-2 by mutual written agreement, consent not to be unreasonably withheld, in accordance with changes to Accounting Standards and other financial reporting requirements under Applicable Law and to reflect the then-current internal accounting procedures at Sanofi. If elected by MyoKardia pursuant to Exhibit J-1, MyoKardia shall have the right to elect to receive and bear a percentage of all Net Profits and Net Losses, respectively, with respect to the DCM1 Products in the United States, in accordance with the terms set forth in Exhibit J-1 (such right, the “DCM1 [***] Option”), in which case MyoKardia shall also bear a portion of Registration Program Costs for the [***] Products as described therein. In the event MyoKardia exercises the DCM1 [***] Option, Exhibit J-1 also includes reporting, payment and other terms that will apply following exercise of the DCM1 [***] Option.

9.8 Currency; Exchange Rate. All payments to be made by a Party to the other Party under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from the Party that receives the payment. Conversion of Net Sales or reimbursable costs incurred hereunder that are recorded in local currencies to Dollars by a Party, its Affiliates, or its or their (Sub)licensees shall be performed in a manner consistent with its normal practices used to prepare its audited financial statements for internal and external reporting purposes.

9.9 Late Payments. If a Party does not receive payment of any sum due to it on or before the due date therefor, then the paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***] above the London Interbank Offered Rate for deposits in Dollars having a maturity of one (1) month published by the British Bankers’ Association, as adjusted from time to time on the first London business day of each month, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

9.10 Taxes.

(a) Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

(b) Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by a Party to the other Party under this Agreement. To the extent a Party is required by Applicable Law to deduct and withhold taxes on any payment to the other Party, such Party shall (i) promptly notify the other Party of such requirement; (ii) pay the amounts of such taxes to the proper Governmental Authority in a timely manner, and (iii) promptly provide the other party with an official receipt or other document evidencing such payment of tax. Each Party shall provide the other Party any tax forms that may be reasonably

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necessary in order for such other Party to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty, to the extent legally able to do so. Each Party shall use reasonable efforts to provide any such tax forms to the other Party in advance of the due date. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes or similar obligations resulting from payments made under this Agreement.

(c) Payor Withholding Tax Action. If a Party (the “Payor”) is required to make a payment to the other Party subject to a deduction or withholding of tax, then (i) if such deduction or withholding of tax obligation arises as a result of any action by Payor (other than the making of such payment itself), including an assignment of this Agreement, or any failure on the part of Payor to comply with Applicable Law, that has the effect of modifying the tax treatment or increasing the tax of the other Party (a “Payor Withholding Tax Action”), then Payor shall increase the payment (in respect of which such deduction or withholding of tax is required to be made) by the amount necessary (the “Additional Tax”) to ensure that the other Party receives an amount equal to the amount that it would have received had no such Payor Withholding Tax Action occurred, and (ii) Payor shall deduct and withhold the Additional Tax from the payment made by Payor to the other Party. Payor shall timely remit the Additional Tax, along with any other tax deducted and withheld from the payment made by Payor, to the proper Governmental Authority for the account of the other Party in accordance with Applicable Law.

9.11 Records. Each Party shall and shall cause its Affiliates and its and their (Sub)licensees to maintain complete and accurate financial books and records in sufficient detail to permit the other Party to confirm the accuracy of the amount of Sanofi R&D Costs, Registration Program Costs, royalties, Net Profits and Net Losses with respect to [***] Products and other amounts payable under this Agreement. Each Party shall, and shall cause its Affiliates and its and their (Sub)licensees to, retain such books and records until the later of (x) three (3) years after the end of the period to which such books and records pertain and (y) the expiration of the applicable tax statute of limitations (or any extensions thereof) or for such longer period as may be required by Applicable Law.

9.12 Audit Procedures.

(a) Upon reasonable prior notice of the other Party, each Party shall and shall cause its Affiliates and its and their (Sub)licensees to permit an independent auditor, selected by the auditing Party and reasonably acceptable to the audited Party, to audit the books and records maintained pursuant to Section 9.11 for the sole purpose of verifying for the auditing Party the accuracy of the financial reports furnished by the audited Party pursuant to this Agreement or of any payments made, or required to be made, by or to the audited Party pursuant to this Agreement. Such audit shall not occur more than once in a given Calendar Year, unless for cause, and shall not concern books and records relating to a period more than three (3) years preceding the current Calendar Year. Any failure by a Party to exercise its rights under this Section 9.12 with respect to a Calendar Year within such three (3) year period shall constitute a waiver by such Party of its right to later object to any payments made by the other Party under this Agreement during such Calendar Year.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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(b) Upon completion of the audit, the auditor shall provide a report to both Parties, which report shall be limited to a description of any failure to comply with the terms of this Agreement and the amount of the financial discrepancy. Such auditor shall not disclose the audited Party’s Confidential Information to the auditing Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the audited Party or the amount of payments to or by the audited Party under this Agreement. Any amounts shown to be owed but unpaid shall be paid within thirty (30) days after the auditor’s report, plus interest (as set forth in Section 9.9) from the original due date (unless challenged in good faith by the audited Party in which case any dispute with respect thereto shall be resolved in accordance with Section 15.6).

(c) The auditing Party shall bear the full cost of such audit unless such audit reveals an underpayment by the audited Party that resulted from a discrepancy in the financial report provided by the audited Party for the audited period, which underpayment was more than [***] percent ([***]%) of the amount set forth in such report, in which case the audited Party shall reimburse the auditing Party for the costs for such audit. If the audit reveals an overpayment to the audited Party and any such overpayment exceeds such [***] percent ([***]%) amount, then the audited Party will refund such amount to the auditing Party within [***] days after the auditor’s report (unless challenged in good faith by the audited Party in which case any dispute with respect thereto shall be resolved in accordance with Section 15.6).

(d) The auditing Party shall treat all information subject to review under this Section 9.12 in accordance with the confidentiality provisions of ARTICLE 11 and the Parties shall cause the auditor to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such auditor to retain all such financial information in confidence pursuant to such confidentiality agreement.

9.13 Diagnostic or Veterinary Products. The milestones and royalties in this ARTICLE 9 shall not apply to the Development and Commercialization of Products for veterinary use or to diagnostic products. In the event that a Product is Developed for veterinary use, the Parties shall negotiate an adjustment to such royalties for the sale of such Product that reflects the commercial potential of such product and standard commercial terms in the industry for such products. For clarity, the allocation between the Parties of the costs and revenues resulting from research, development and commercialization activities with respect to a companion diagnostic for a Product will be in accordance with Section 5.2.

ARTICLE 10

INTELLECTUAL PROPERTY RIGHTS

10.1 Ownership.

(a) Except for the MyoKardia Owned Inventions and Sanofi Owned Inventions, ownership of all Program Inventions shall be determined based on inventorship, in accordance with the rules of inventorship under the United States patent laws, with each Party

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having sole ownership of the Program Inventions solely conceived, developed, generated or otherwise made by or on behalf of such Party, and the Parties having joint ownership of the Program Inventions made by the Parties jointly (the “Joint Program Know-How”), with each Party owning an undivided half interest in such Joint Program Know-How.

(b) As between the Parties, MyoKardia shall own (i) all Program Inventions made jointly by or on behalf of MyoKardia and Sanofi in the course of conducting activities under the Research Plan and/or the POC Development Plan to the extent related to one or more of the Compounds; and (ii) Information and Inventions made solely by or on behalf of Sanofi or jointly by or on behalf of MyoKardia and Sanofi (x) using the proprietary assays Controlled by MyoKardia or its Affiliates included in the MyoKardia Licensed Know-How and that are identified as proprietary MyoKardia assays in the Research Plan or applicable Development Plan, which assays have been transferred to Sanofi and which Information and Inventions arise through results from such assays (for clarity, clause (x) does not apply in the case of use of only assays which are publicly available, it being understood that merely because individual features of an assay are publicly available, the assay itself is not publicly available unless the assay protocol in its entirety is publicly available), (y) that are modifications of or improvements to any proprietary elements (alone or in combination) of the MyoKardia Licensed Technology transferred to Sanofi (including the proprietary assays described above), or (z) that constitute derivatives or modifications of compounds originating from MyoKardia or its Third Party licensors, (Sub)licensees or contractors (such derivatives or modifications having been developed from such compounds originating from MyoKardia or its Third Party licensors, (Sub)licensees or contractors, and such development from such compounds is documented by laboratory notebooks or other competent proof, including Committee minutes), and provided to Sanofi for Sanofi to conduct medicinal chemistry activities as part of the Sanofi Research Activities or Sanofi POC Activities ((i) and (ii), collectively, the “MyoKardia Owned Inventions”). Sanofi hereby assigns to MyoKardia all of its right, title and interest in and to any and all MyoKardia Owned Inventions. The MyoKardia Owned Inventions are deemed to be included in the MyoKardia Sole Program Know-How.

(c) As between the Parties, Sanofi shall own (i) all Information and Inventions made solely by or on behalf of MyoKardia or jointly by or on behalf of MyoKardia and Sanofi that constitute derivatives or modifications of compounds originating from Sanofi or its Third Party licensors, (Sub)licensees or contractors (such derivatives or modifications having been developed from such compounds originating from Sanofi or its Third Party licensors, (Sub)licensees or contractors, and such development from such compounds is documented by laboratory notebooks or other competent proof, including Committee minutes) and provided to MyoKardia for MyoKardia to conduct medicinal chemistry activities and (ii) all Information and Inventions (x) using the proprietary assays Controlled by Sanofi or its Affiliates included in the Sanofi Licensed Know-How and that are identified as proprietary Sanofi assays in the Research Plan or applicable Development Plan, which assays have been transferred to MyoKardia and which Information and Inventions arise through results from such assays (for clarity, clause (x) does not apply in the case of use of only assays which are publicly available, it being understood that merely because individual features of an assay are publicly available, the assay itself is not publicly available unless the assay protocol in its entirety is publicly available) and (y) that are modifications of or improvements to any proprietary elements (alone or in combination) of the Sanofi Licensed Technology transferred to MyoKardia (including the proprietary assays described above) ((i) and

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(ii), collectively, the “Sanofi Owned Inventions”). MyoKardia hereby assigns to Sanofi all of its right, title and interest in and to any and all Sanofi Owned Inventions. The Sanofi Owned Inventions are deemed to be included in the Sanofi Sole Program Know-How.

(d) Subject to the other terms and conditions of this Agreement, each Party shall have the right to exploit, including license, the Joint Program Technology, without a duty of accounting or an obligation to seek consent from the other Party (subject to the licenses and other rights granted to the other Party under this Agreement and any Ancillary Agreement and subject to any other intellectual property owned or controlled by such other Party).

(e) Each Party shall promptly disclose to the other Party in writing and shall cause its Affiliates, and its and their Sublicensees to so disclose, any Joint Program Know-How and any other Program Inventions as to which the other Party has a license or ownership rights hereunder. Each Party shall also respond promptly to reasonable requests from the other Party for additional information relating to such Joint Program Know-How and other Program Inventions as reasonably necessary to exercise such Party’s rights and perform its obligations, hereunder and under any Ancillary Agreement, with respect thereto.

10.2 Patent Prosecution.

(a) MyoKardia Prosecuted Patents.

(i) MyoKardia shall have the first right and shall be responsible for filing, prosecuting and maintaining the MyoKardia Licensed Patents and the Joint Program Patents (other than the DCM1 Joint Program Patents) (collectively, the “MyoKardia Prosecuted Patents”), worldwide, at MyoKardia’s cost and expense. MyoKardia shall consult with Sanofi and keep Sanofi reasonably informed of the status of the MyoKardia Prosecuted Patents and shall promptly provide Sanofi with material correspondence received from any patent authorities in connection therewith. In addition, MyoKardia shall promptly provide Sanofi with drafts of all proposed material filings and correspondence to any patent authorities with respect to the MyoKardia Prosecuted Patents for Sanofi’s review and comment prior to the submission of such proposed filings and correspondences. MyoKardia shall confer with Sanofi and take into consideration Sanofi’s comments prior to submitting such filings and correspondences, provided that Sanofi shall provide such comments within fourteen (14) days of receiving the draft filings and correspondences from MyoKardia. If Sanofi does not provide comments within such period of time, then Sanofi shall be deemed to have no comment to such proposed filings or correspondences. In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such MyoKardia Prosecuted Patents, the final decision shall be made by MyoKardia. For the purpose of this ARTICLE 10, “prosecution” shall include any post-grant proceeding including supplemental examination, post grant review proceeding, inter parties review proceeding, patent interference proceeding, opposition proceeding and reexamination.

(ii) MyoKardia shall notify Sanofi of any decision to cease prosecution and/or maintenance of any MyoKardia Prosecuted Patents. MyoKardia shall provide such notice at least thirty (30) days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such MyoKardia Prosecuted Patent in

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such country. In such event, MyoKardia shall permit Sanofi, at its discretion and expense, to continue prosecution or maintenance of such MyoKardia Prosecuted Patent in such country. Sanofi’s prosecution and maintenance of such MyoKardia Prosecuted Patent in such country shall not change the Parties’ respective rights and obligations under this Agreement with respect to such MyoKardia Prosecuted Patent other than those expressly set forth in this Section 10.2(a)(ii).

(b) Sanofi Prosecuted Patents.

(i) Sanofi shall have the first right but not the obligation to file, prosecute and maintain the Sanofi Licensed Patents and the Joint Program Patents that relate solely to DCM1 Compounds and DCM1 Products (the “DCM1 Joint Program Patents” and collectively with the Sanofi Licensed Patents, the “Sanofi Prosecuted Patents”), at its own cost and expense. Sanofi shall consult with MyoKardia and keep MyoKardia reasonably informed of the status of the Sanofi Prosecuted Patents (in the case of the Sanofi Background Patents, solely to the extent relating to the Compounds and Products) and shall promptly provide MyoKardia with material correspondence received from any patent authorities in connection therewith. In addition, Sanofi shall promptly provide MyoKardia with drafts of all proposed material filings and correspondence to any patent authorities with respect to the Sanofi Prosecuted Patents (in the case of the Sanofi Background Patents, solely to the extent relating to the Compounds and Products) for MyoKardia’s review and comment prior to the submission of such proposed filings and correspondence. Sanofi shall confer with MyoKardia and take into consideration MyoKardia’s comments (in the case of the Sanofi Background Patents, solely to the extent relating to the Compounds and Products) prior to submitting such proposed filings and correspondence, provided that MyoKardia shall provide such comments within fourteen (14) days of receiving the draft filings and correspondence from Sanofi. If MyoKardia does not provide comments within such period of time, then MyoKardia shall be deemed to have no comment to such proposed filings or correspondence. In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such Sanofi Prosecuted Patents, the final decision shall be made by Sanofi.

(ii) Sanofi shall notify MyoKardia of any decision to cease prosecution and/or maintenance of any Sanofi Prosecuted Patents in any country. Sanofi shall provide such notice at least thirty (30) days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Sanofi Prosecuted Patent. In such event, Sanofi shall permit MyoKardia, at its discretion and expense, to continue prosecution or maintenance of such Sanofi Prosecuted Patent in such country. MyoKardia’s prosecution or maintenance of such Sanofi Prosecuted Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such Sanofi Prosecuted Patent other than those expressly set forth in this Section 10.2(b)(ii).

(c) Collaboration. Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts under this Section 10.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution. When a Party assumes the responsibilities for the prosecution and maintenance of a Patent Right under Section 10.2(a)(ii) or 10.2(b)(ii), the other Party shall promptly transfer to such Party the patent prosecution files for such Patent Right and provide reasonable assistance in the transfer of the prosecution responsibilities. The Party assuming such prosecution and maintenance responsibilities shall have the right to engage its own counsel to do so.

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(d) Patent Listings.

(i) As between the Parties, MyoKardia shall have the sole right to make all filings with respect to the HCM1 Products and/or HCM2 Products worldwide, as required or allowed (i) in the United States, in the FDA’s Orange Book and (ii) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents.

(ii) As between the Parties, Sanofi shall have the sole right to make all filings with respect to the DCM1 Products worldwide, as required or allowed (i) in the United States, in the FDA’s Orange Book and (ii) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents.

10.3 CREATE Act. Notwithstanding anything to the contrary in this ARTICLE 10, each Party shall have the right to invoke the Cooperative Research and Technology Enhancement Act of 2005, 35 U.S.C. §102(c) (the “CREATE Act”) when exercising its rights under this ARTICLE 10 without the prior written consent of the other Party. Where such Party intends to invoke the CREATE Act, as permitted by the preceding sentence, it shall notify the other Party and the other Party shall cooperate and coordinate its activities with the Party invoking the CREATE Act with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. § 100(h).

10.4 Patent Enforcement and Defense.

(a) Each Party shall notify the other within fifteen (15) Business Days of becoming aware of any alleged or threatened infringement by a Third Party of any of the MyoKardia Licensed Patents or Sanofi Licensed Patents or Joint Program Patents, including (i) any such alleged or threatened infringement on account of a Third Party’s manufacture, use or sale of a Product in the Field or (ii) any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions in connection with an ANDA (an Abbreviated New Drug Application in the United States or a comparable application for Regulatory Approval under Applicable Law in any country other than the United States) or other MAA for a Product in the Field and (iii) any declaratory judgment action filed by a Third Party that is developing, manufacturing or commercializing a Product in the Field alleging the invalidity, unenforceability or non-infringement of any of the MyoKardia Licensed Patents, Joint Program Patents or Sanofi Licensed Patents ((i)-(iii), collectively, “Product Infringement”).

(b) Sanofi shall have the first right to bring (or defend) and control any legal action in connection with any Product Infringement outside the United States, and any Product Infringement in the United States on account of a Third Party’s manufacture, use or sale of a DCM1 Product, (collectively, “Sanofi Product Infringement”) at its own expense (but subject to

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reimbursement by MyoKardia for its share of U.S.-related expenses under the DCM1 [***] Option, if exercised by MyoKardia), as it reasonably determines appropriate, and MyoKardia shall have the right to be represented in any such action by counsel of its choice. Prior to Sanofi’s commencing any such action, and periodically during the course of such action, the Parties shall meet to discuss Sanofi’s proposed strategy for such action and the progress thereof, and Sanofi shall reasonably consider any comments thereto made by MyoKardia; provided that Sanofi shall have final decision making authority with respect to litigation strategy for such action. In any event, Sanofi shall not take any action that MyoKardia reasonably believes would be likely to have an adverse effect on any MyoKardia Licensed Patent or Joint Program Patent anywhere in the world. If Sanofi decides not to bring such legal action to enforce a Sanofi Sole Program Patent or other Sanofi Licensed Patent to the extent such Sanofi Licensed Patent is reasonably necessary or reasonably useful for MyoKardia to perform its obligations or exercise its rights hereunder (excluding any Sanofi Licensed Patent that claims a device, diagnostic, formulation technology or manufacturing process technology proprietary to Sanofi that is generally applicable to products other than Products ), MyoKardia Licensed Patent or Joint Program Patent, it shall so inform MyoKardia promptly and MyoKardia shall have the right to bring and control any legal action in connection with such Sanofi Product Infringement at its own expense as it reasonably determines appropriate after consultation with Sanofi; provided that in connection with such action, MyoKardia shall not take any action that Sanofi reasonably believes would be likely to have an adverse effect on any Sanofi Licensed Patent or Joint Program Patent anywhere in the world.

(c) For any Product Infringement in the United States on account of a Third Party’s manufacture, use or sale of an HCM1 Product or HCM2 Product, MyoKardia shall have the exclusive right to bring (or defend) and control any legal action in connection with such Product Infringement at its own expense as it reasonably determines appropriate, and Sanofi shall have the right to be represented in any such action by counsel of its choice. Prior to MyoKardia’s commencing any such action, and periodically during the course of such action, the Parties shall meet to discuss MyoKardia’s proposed strategy for such action and the progress thereof, and MyoKardia shall reasonably consider any comments thereto made by Sanofi; provided that MyoKardia shall have final decision making authority with respect to litigation strategy for such action. In any event, MyoKardia shall not take any action that Sanofi reasonably believes would be likely to have an adverse effect on any Sanofi Licensed Patent or Joint Program Patent anywhere in the world. If MyoKardia decides not to bring such legal action to enforce a MyoKardia Licensed Patent, Sanofi Licensed Patent or a Joint Program Patent it shall so inform Sanofi promptly and Sanofi shall have the right to bring and control any legal action in connection with such Product Infringement at its own expense as it reasonably determines appropriate after consultation with MyoKardia; provided that in connection with such action, Sanofi shall not take any action that MyoKardia reasonably believes would be likely to have an adverse effect on any MyoKardia Licensed Patent or Joint Program Patent anywhere in the world. In the event there is Product Infringement relating to an HCM1 Product or HCM2 Product both inside and outside the United States, the Parties shall coordinate in good faith regarding enforcement strategy.

(d) MyoKardia shall have the exclusive right to enforce the MyoKardia Licensed Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate. Sanofi shall have the exclusive right to enforce the Sanofi Licensed Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate. Each Party shall have the right to enforce the Joint Program Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate.

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(e) The Party initiating the suit or other action under Section 10.4(b) or Section 10.4(c) shall have the sole and exclusive right to select counsel for such suit or other action; provided, that (x) the other Party shall provide reasonable assistance in connection with such suit or other action, including if required under Applicable Law in order for the initiating Party to initiate and/or maintain such suit or other action, joining such suit or other action as a party, (y) the other Party shall have the right to participate and be represented by its own counsel in any such suit or other action at its own expense, and (z) the Party initiating the suit or other action shall keep the other Party reasonably informed, consult with such other Party with respect to the proposed strategy (including settlement) of such suit or other action and consider in good faith any comments such other Party may provide.

(f) At the request of the Party bringing or defending the action against any Product Infringement, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required (at the enforcing Party’s expense). In connection with a proceeding with respect to a Product Infringement covered by this Section 10.4, the Party bringing the action shall not enter into any settlement admitting the invalidity of, or otherwise impairing the other Party’s rights in, the MyoKardia Licensed Patents, Sanofi Licensed Patents (however this restriction, with respect to any Sanofi Licensed Patents, shall apply to Sanofi as the Party conducting the Proceeding, only if the Sanofi Licensed Patents relate solely to the Products) or Joint Program Patents without the prior written consent of such other Party.

(g) Any recoveries resulting from an enforcement action relating to a claim of Product Infringement shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any such recoveries in excess of such costs and expenses (the “Remainder”) shall be shared by the Parties as follows:

(i) For any enforcement action against a Product Infringement outside the United States, (A) if Sanofi is the enforcing Party, the Remainder shall be retained by Sanofi and deemed Net Sales outside the United States and subject to a royalty payment to MyoKardia in accordance with Section 9.6 (to the extent the Product Infringement occurred during the Royalty Term for the applicable Product); and (B) if MyoKardia is the enforcing party, the Remainder shall be allocated [***] percent ([***]%) to MyoKardia and [***] percent ([***]%) to Sanofi.

(ii) For any enforcement action against a Product Infringement on account of a Third Party’s manufacture, use or sale of a DCM1 Product in the United States, (A) if Sanofi is the enforcing Party and MyoKardia has not exercised the DCM1 [***] Option, the Remainder shall be retained by Sanofi and deemed Net Sales in the United States and subject to a royalty payment to MyoKardia in accordance with Section 9.6; (B) if Sanofi is the enforcing Party and MyoKardia has exercised the DCM1 [***] Option, the Remainder shall be deemed Net Sales in the United States and shared between the Parties pursuant to Section 9.7; and (C) if MyoKardia is the enforcing Party, the Remainder shall be allocated [***] percent ([***]%) to MyoKardia and [***] percent ([***]%) to Sanofi.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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(iii) For any enforcement action against a Product Infringement in the United States on account of a Third Party’s manufacture, use or sale of an HCM1 Product or an HCM2 Product, the Remainder shall be retained by MyoKardia and deemed Net Sales in the United States and subject to a royalty payment to Sanofi in accordance with Section 9.6.

(iv) For any enforcement action against a Product Infringement on account of a Third Party’s manufacture, use or sale of an Expanded Use Product, the Remainder shall be allocated as agreed by the Parties pursuant to Section 4.8.

10.5 Trademarks.

(a) Sanofi Product Marks. Sanofi shall have the right to Commercialize the Products in the Licensed Territory, in accordance with Applicable Law, using (i) the corporate Trademarks of Sanofi and its Affiliates, (Sub)licensees and Distributors and (ii) subject to Section 11.5(a)(ii), any other Trademarks it determines appropriate for such Products in such countries (such Trademarks in clause (ii), the “Sanofi Product Marks”), which may vary by country or within a country, provided that the Parties shall coordinate in good faith a global branding strategy with respect to the HCM1 Products and the HCM2 Products through the JCC pursuant to Section 10.5(f). Sanofi shall own all rights in the Sanofi Product Marks and shall have the sole right to register, prosecute and maintain the Sanofi Product Marks using counsel of its own choice in the countries and regions in the Licensed Territory that it determines reasonably necessary, at Sanofi’s cost and expense.

(b) MyoKardia Product Marks. MyoKardia shall have the right to Commercialize the HCM1 Products and the HCM2 Products in the United States, in accordance with Applicable Law, using (i) the corporate Trademarks of MyoKardia and its Affiliates, (Sub)licensees and Distributors and (ii) subject to Section 11.5(a)(ii), any other Trademarks it determines appropriate for such Products in the United States (such Trademarks in clause (ii), the “MyoKardia Product Marks”), provided that the Parties shall coordinate in good faith a global branding strategy with respect to the HCM1 Products and the HCM2 Products through the JCC pursuant to Section 10.5(f). MyoKardia shall own all rights in the MyoKardia Product Marks and shall have the sole right to register, prosecute and maintain the MyoKardia Product Marks using counsel of its own choice in the countries and regions in the Licensed Territory that it determines reasonably necessary, at MyoKardia’s cost and expense.

(c) Trademark Use Restrictions. Neither Party shall acquire any right, title or interest or goodwill in or to the other Party’s respective Product Marks (except pursuant to Section 12.3(e)). To the extent that either Party for any reason obtains any right, title or interest in or to any of the other Party’s respective Product Marks, other than pursuant to Section 12.3(e), such Party hereby assigns all such right, title and interest in and to such Product Marks to the other Party. Neither Party shall use the other Party’s Product Marks or any confusingly similar Trademarks which might amount to infringement, dilution, unfair competition or passing off of any of such other Party’s Product Marks without such other Party’s consent.

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(d) Trademark Infringement.

(i) Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of either Party’s Product Marks and of any actual or threatened claim that the use of such Product Marks violates the rights of any Third Party, in each case, of which such Party becomes aware. Each Party shall have the sole right to take such action as such Party deems necessary against a Third Party based on any alleged, threatened or actual infringement, dilution, misappropriation or other violation of or unfair trade practices or any other like offense relating to, its Product Trademarks by a Third Party at its sole cost and expense and using counsel of its own choice. Such Party shall retain any damages or other amounts collected in connection therewith.

(e) Domain Names. Each Party shall have the sole right to register and shall own and control any domain names for its respective Product Marks that it registers in any generic Top Level Domain (e.g., .com, .info, .net or .org) or in any country code Top Level Domain for any country in the Territory (e.g., .us for the United States and .ca for Canada).

(f) Coordination. With respect to HCM1 Products and HCM2 Products, the Parties shall coordinate regarding whether to use the same Product Marks in both Parties’ respective territories. Except to the extent the Parties agree on common Product Marks for a given Product, each Party shall use Product Marks that are not confusingly similar with the other Party’s Product Marks. In the event a common Product Mark is used, the Parties shall enter into a written agreement setting forth mutually agreeable guidelines for appropriate use of the common Product Marks, including agreement regarding the registration, ownership and control of any generic Top Level Domain (e.g., .com, .info, .net or .org) using the common Product Mark(s).

10.6 Patent Extensions

(a) The Parties shall cooperate in obtaining patent term restoration (under but not limited to the U.S. Drug Price Competition and Patent Term Restoration Act and its foreign equivalents), supplemental protection certificates or their equivalents, and patent term extensions with respect to the MyoKardia Licensed Patents, Joint Program Patents and Sanofi Licensed Patents in any country and/or region where applicable.

(b) Sanofi shall determine the MyoKardia Licensed Patents, Sanofi Licensed Patents and Joint Program Patents for which it shall apply to extend in any country and/or region outside the United States for any Product and in the United States for any DCM1 Product, and shall file for such extension at Sanofi’s cost and expense (except to the extent such costs and expenses for DCM1 Products in the U.S. are subject to the DCM1 [***] Option). MyoKardia shall determine the MyoKardia Licensed Patents, Sanofi Program Patents and Joint Program Patents for which it shall apply to extend in the United States for any HCM1 Product or HCM2 Product, and shall file for such extension at MyoKardia’s cost and expense (except to the extent such costs and expenses for Expanded Use Products in the U.S. are subject to the Expanded Use [***] Option). Each Party shall provide all reasonable assistance to the other Party in connection with such filings and each Party shall bear its own costs with respect to such assistance.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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10.7 Third Party Rights.

(a) The Parties shall share [***] any and all royalties owed by MyoKardia under that certain [***] (the “[***]”) on account of the Net Sales of Products, except that in the event of a Party’s exercise of the DCM1 [***] Option or Expanded Use [***] Option, any such royalties applicable for sales of the applicable Product in the United States will be included in the calculation of Allowable Expenses (in the case of an Expanded Use [***] Option, such term to be applied mutatis mutandis) and allocated between the Parties accordingly. MyoKardia will invoice Sanofi for its share thereof following payment of such royalties by MyoKardia, and Sanofi shall pay each such invoice within [***] days after receipt thereof.

(b) If either Party reasonably determines that (i) the Research, Development, Manufacture, or Commercialization of the Compounds or Products by either Party or its respective Affiliates or (Sub)licensees infringes or misappropriates any Patent Right or other intellectual property right of a Third Party, such that such Party or its respective Affiliates or (Sub)licensees cannot Research, Develop, Manufacture or Commercialize the Products in its respective territory without infringing or misappropriating the Patent Right or other intellectual property right of such Third Party (a “Third Party Right”) or (ii) a license to a Patent Right or other intellectual property right of a Third Party would be useful or desirable in connection with the Research, Development, Manufacture or Commercialization of the Products by either Party or its respective Affiliates or (Sub)licensees, such Party shall notify the other Party (such notification, the “Third Party Right Notification”), and promptly thereafter the Parties shall discuss obtaining a license to the applicable intellectual property right.

(c) The Party having final decision making authority with respect to the incorporation of any particular Third Party technology pursuant to Section 2.9 shall have the first right, but not the obligation, through counsel of its choosing, to negotiate and obtain a license with respect to such Third Party technology (the “Lead Party”), provided, however, any indemnifying Party with the right to settle a Third Party infringement action under ARTICLE 11 shall be the Lead Party for the applicable Third Party technology. If the Lead Party elects not to obtain such license, or fails to obtain such license within six (6) months after the Third Party Right Notification, then the other Party shall have the right to obtain such license, with the right to grant the corresponding sublicense to the other Party pursuant to Section 10.7(d). The Party negotiating a license shall keep the other Party reasonably informed of the material terms for such prospective license applicable to the Products and shall consider in good faith the comments of such other Party with respect to such Third Party license.

(d) If a Party obtains such license (such Party, the “First Party”), then notwithstanding anything to the contrary in this Agreement, the Patent Rights and Know-How licensed thereunder will be included in the MyoKardia Background Technology or Sanofi Background Technology, as applicable, only if the other Party (the “Second Party”) provides the First Party with written notice within thirty (30) days following its receipt from the First Party of the substantive terms of the license agreement, in which (1) the Second Party consents to adding such Patent Rights and Know-How to the applicable Background Technology, (2) the Second Party assumes all obligations of such license agreement that are applicable to sublicensees thereunder, (3) the Second Party agrees to bear all payments under such license agreement that arise from such Party’s Commercialization of Products in its respective territory, subject to the royalty deduction under Section 9.6(e)(iii) with respect to such payments, except that in the event of DCM1 [***] or Expanded Use [***] any such payments applicable shall be

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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included in the calculation of Allowable Expenses (in the case of an Expanded Use [***] Option, such term to be applied mutatis mutandis) and allocated between the Parties accordingly and (4) the Second Party agrees that its license under such Patent Rights and Know-How is subject to the terms and conditions of such license agreement. Each Second Party shall pay all such amounts that are its responsibility to the First Party no later than five (5) Business Days before the applicable due date therefor.

10.8 Upstream Licenses. Each Party’s rights under this Article 10 with respect to the prosecution and enforcement of any MyoKardia Licensed Patent or Sanofi Licensed Patent shall be subject to the rights retained by any upstream licensor to prosecute and enforce such Patent Right, if such MyoKardia Licensed Patent or Sanofi Licensed Patent is subject to an upstream license agreement, and shall be subject to any obligations to any upstream licensor, which retained rights and obligations shall be disclosed to the other Party to the extent relevant to such other Party and in the case of a failure to make such disclosure, such other Party shall not be considered in breach of this Section 10.8 for failing to comply with this Section 10.8 to the extent such failure to comply results from the failure to disclose.

ARTICLE 11

CONFIDENTIALITY; PUBLICATION

11.1 Duty of Confidence. At all times during the Term and for a period of [***] thereafter, subject to the other provisions of this Article 11:

(a) all Confidential Information of a Party (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded by the other Party (the “Receiving Party”) and its Affiliates, using Diligent Efforts, but in any event no less than in the same manner and the same protections with which the Receiving Party maintains its own confidential information; and

(b) the Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement.

11.2 Exceptions. The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate that such Confidential Information:

(a) is known by the Receiving Party at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by the Disclosing Party, as demonstrated by the Receiving Party by documentation or other competent proof;

(b) is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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(c) is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or

(d) is developed by the Receiving Party independently and without use of or reference to any Confidential Information received from the Disclosing Party, as demonstrated by the Receiving Party by documentation or other competent proof.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

11.3 Authorized Disclosures. Notwithstanding the obligations set forth in Sections 11.1 and 11.5, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent:

(a) such disclosure: (i) is reasonably necessary for the filing or prosecuting Patent Rights as contemplated by ARTICLE 10; (ii) is reasonably necessary in connection with regulatory filings for the Products in the Field consistent with this Agreement; or (iii) is made to any Third Party bound by written obligations of confidentiality and non-use similar to those set forth under this Article 11, to the extent otherwise necessary or appropriate in connection with the exercise of its rights or the performance of its obligations hereunder;

(b) such disclosure is reasonably necessary: (i) to its and its Affiliates’, (Sub)licensees’ and Distributors’ employees and subcontractors; (ii) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to such Party; or (iii) to actual or potential investors, acquirors, licensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition or collaboration; provided that in each case, (i), (ii) and (iii), such party(ies) to whom disclosure is made under this Section 11.3(b) shall be bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement; or

(c) such disclosure is required by judicial or administrative process or reasonably necessary for prosecuting or defending litigation under ARTICLE 10 or ARTICLE 14; provided that in such event such Party shall promptly inform the other Party of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations; provided, further that Confidential Information disclosed in response to a court or governmental order shall be limited to that information which is legally required in response to such court or governmental order. Confidential Information that is disclosed through the judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 11, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information.

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11.4 Publications. The ESC shall establish a publication subcommittee, which shall establish a publication strategy and plan with respect to Development activities hereunder. Such strategy as it pertains to any particular clinical trial will be established prior to the Initiation of such trial, and updated from time to time as the publication subcommittee may agree. Such publication subcommittee shall have the right to review and approve any publication relating to the Products, including scientific, health economic or pharmacoeconomic publications, considering Sanofi’s and MyoKardia’s interest in publishing the results of the Research and Development work in order to obtain recognition within the scientific or other applicable community and to advance the state of knowledge in the field, the need to protect Confidential Information and the Parties’ mutual interest in obtaining valid patent protection, protecting reasonable business interests and trade secret information, and having an integrated approach to developing the Products in the Field. Consequently, except for disclosures permitted pursuant to Sections 11.2 and 11.3, each Party and their Affiliates, employee(s) and consultant(s) shall deliver to such publication subcommittee for review and comment a copy of any proposed publication or presentation that pertains to any Compound or Product, pursuant to a procedure to be established by such publication subcommittee (but excluding general corporate publications and presentations). The non-publishing Party (or its representative(s) on such publication subcommittee) shall have the right to require modifications of the publication or presentation: (a) to protect the non-publishing Party’s Confidential Information; (b) to protect the non-publishing Party’s trade secrets; and/or (c) to delay such submission for an additional thirty (30) days as may be reasonably necessary to seek patent protection for the information disclosed in such proposed submission (if such non-publishing Party has the right to seek such patent protection).

11.5 Publicity; Use of Names.

(a) The Parties have agreed to issue a joint press release or separate press releases announcing this Agreement, to be issued by the Parties at a mutually agreed date and time, in the form(s) to be agreed by the Parties. Subject to Sections 11.3 and 11.4 above, (i) no other disclosure of the existence or the terms of this Agreement or otherwise relating to this Agreement or the activities hereunder may be made by either Party or its Affiliates, except for press releases relating to a Product in a particular country or region made, after launch of such Product in such country, in the ordinary course of business by a Party Commercializing such Product in such country hereunder (e.g., price change announcements), and (ii) no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except in each case (i) and (ii) as provided in this Section 11.5 or as otherwise provided in this Agreement or any Ancillary Agreement or with the prior express written permission of the other Party, except as may be required by Applicable Law.

(b) A Party may disclose this Agreement in securities filings with the U.S. Securities and Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by Applicable Law. In such event, the Party seeking such disclosure shall prepare a proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party may promptly (and in any event, no less than three (3) Business Days after receipt of such proposed redactions) provide its comments. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such three (3) day period.

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(c) Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the Governmental Authorities) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Applicable Law, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and shall reasonably consider any comments thereto provided by the other Party within three (3) Business Days after the receipt of such proposed disclosure.

(d) Notwithstanding the other provisions of this Agreement, at any time after the release of the initial press release(s) described in Section 11.5(a), each Party shall have the right to disclose publicly (including on its website) the following: (i) the fact that the Parties have entered into this Agreement; (ii) the commencement, completion and key results of each clinical trial conducted by such Party under this Agreement; (iii) the payment or receipt of any milestone payments under this Agreement, but not the amount of such milestone payments; (iv) Regulatory Approval of any Product; (v) the First Commercial Sale of any Product; (vi) royalties received from the other Party (without disclosing the royalty rate, Net Sales or amount of royalties reported by Sanofi); and (vii) the exercise of the DCM1 [***] Option, the Expanded Use Co-Promotion Option or the Co-Promotion Option. For each such disclosure, unless a Party otherwise has the right to make such disclosure under this ARTICLE 11, such Party shall provide the other Party with a draft of such disclosure at least five (5) Business Days prior to its intended release for such other Party’s review, comment and approval, which shall not be unreasonably withheld (subject to Section 11.5(a)). If a Party does not receive comments from the other Party within ten (10) Business Days of providing such draft, such Party shall have the right to make such disclosure without further delay.

11.6 Return of Confidential Information. Upon the effective date of the termination of this Agreement for any reason in its entirety, with respect to a Region, or with respect to a Program, either Party may request in writing and the non-requesting Party shall either (at the non-requesting Party’s election), with respect to Confidential Information to which such non-requesting Party does not retain rights under the surviving provisions of this Agreement (if applicable, with respect to the terminated Region or terminated Program): (a) promptly destroy all copies of such Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party; or (b) promptly deliver to the requesting Party all copies of such Confidential Information in the possession or control of the non-requesting Party. Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain such Confidential Information (i) to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes and (ii) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 11.1.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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11.7 Attorney-Client Privilege. As to any Third Party, neither Party is waiving, nor shall be deemed to have waived or diminished, any attorney work product protection or attorney-client privilege as a result of disclosing information pursuant to this Agreement, or any Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such information that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding initiated by or against a Third Party to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date both the Receiving Party and the Disclosing Party shall have the right to assert such protections and privileges as against a Third Party. In the event of any litigation (or potential litigation) with a Third Party related to this Agreement or the subject matter hereof, the Parties shall, upon either Party’s request, enter into a reasonable and customary joint defense agreement. Each Party shall consult in a timely manner with the other Party before producing information or documents in connection with litigation or other proceedings brought by or initiated against a Third Party that would likely implicate privileges maintained by the other Party. Notwithstanding anything contained in this Section 11.7, nothing in this Agreement shall prejudice a Party’s ability to take discovery of the other Party in disputes between them relating to the Agreement and no information otherwise admissible or discoverable by a Party shall become inadmissible or immune from discovery, including without limitation based on an assertion of attorney work product protection or attorney-client privilege, solely by this Section 11.7.

11.8 Permitted Disclosure for CREATE Act. In order for a Party to exercise its rights under Section 10.3, such Party shall be allowed to disclose in a patent application it prepares and files pursuant to this Agreement the names of the Parties to this Agreement, or amends a pending application it is prosecuting pursuant to this Agreement to state the names of the Parties to this Agreement.

ARTICLE 12

TERM AND TERMINATION

12.1 Term. The term of this Agreement shall commence upon the Effective Date and, unless earlier terminated pursuant to this Article 12, shall continue in full force and effect, on a country-by-country and Product-by-Product or, in the case of Competing Products for which royalties are paid under Section 3.7(c)(i) or (ii), Competing Product-by-Competing Product basis, until the expiration of the Royalty Term for such Product or Competing Product in such country, or in the case of a DCM1 Product in the United States following MyoKardia’s exercise of its DCM1 [***] Option, until there is a decline of greater than [***] percent ([***]%) of Net Sales of such Product in such country for [***] (where such decline in [***] shall be in comparison to the same given [***] period) (the “Term”).

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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12.2 Termination.

(a) Termination by Sanofi for Convenience.

(i) Sanofi may terminate this Agreement in its entirety by providing written notice of termination to MyoKardia prior to December 31, 2016, and such termination will be effective December 31, 2016. This Agreement will be deemed terminated by Sanofi under this Section 12.2(a)(i) if (x) Sanofi fails to provide a SOE Confirmation Notification on or before December 31, 2016, such termination to be effective December 31, 2016, or (y) Sanofi provides the SOE Confirmation Notification on or before December 31, 2016, but Sanofi fails to take the actions under Section 9.3(a) on or before January 31, 2017, such termination to be effective January 31, 2017.

(ii) This Agreement will be deemed terminated on December 31, 2018 with respect to all Compounds and Products from a Program for which POC Studies have not been completed, if Sanofi does not agree in writing, on or before December 31, 2018, to fund such studies under Section 4.4(b), up to the Post-2018 POC Cost Cap for such Program as described in Section 4.4(b).

(iii) At any time after December 31, 2018, Sanofi may terminate this Agreement in its entirety, on a Region-by-Region basis and/or on a Program-by-Program basis for any or no reason, upon ninety (90) days’ prior written notice to MyoKardia. Each of the following shall be deemed a separate “Region”: (A) the United States; (B) the EU; (C) Japan; (D) China; (E) South America; and (F) the rest of the world.

(iv) In the event that (A) MyoKardia enters into one or more agreements that results in or, if the transaction contemplated thereby is completed, would result in a Change of Control of MyoKardia, and (B) (1) the Acquiror is a Major Biopharmaceutical Company or (2) the Acquiror or its Affiliate(s) has one or more Competing Products with respect to any Program, MyoKardia shall notify Sanofi within two (2) Business Days after the execution of such transaction, which notification shall include the identity of the Acquiror and whether or not it or its Affiliates has any Competing Product(s) and its preliminary intention regarding which election MyoKardia intends to make under Section 3.7 with regard to any such Competing Product(s) (i.e., cessation, divestiture or maintaining the competing program), and shall notify Sanofi as promptly as practicable in the case of any change of such intention, and (y) Sanofi shall have the right, within ninety (90) days after the closing of such transaction with a Major Biopharmaceutical Company (or if later, ninety (90) days after receipt of such notice), to terminate this Agreement in its entirety, or (z) if the Acquiror or any of its Affiliates are conducting activities with respect to a Competing Product whose primary therapeutic effect is through the DCM1 MOA that would violate Section 3.7(a) or Section 3.7(b) (without the application of Section 3.7(c)), then Sanofi shall have the right to terminate this Agreement with respect to the DCM1 Program and all DCM1 Compounds and DCM1 Products, unless MyoKardia has notified Sanofi of the Acquiror’s intent to divest such Competing Product or terminate the restricted activities with respect to such Competing Product, in each case in accordance with Section 3.7(c)(iii)(A) or Section 3.7(c)(iii)(B), within [***] days following the closing of such transaction (the “Divestment Period”), which right Sanofi may exercise no later than ninety (90) days after the end of the Divestment Period. In the event that notwithstanding its intention to divest or terminate, if a

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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MyoKardia Acquiror fails to terminate all restricted activities with respect to the Competing Product or divest the Competing Product within the required period set forth in Section 3.7, then the Divestment Period shall recommence and continue for an additional sixty (60) days. In each case (y) and (z), such termination shall be effective thirty (30) days after delivery of the notice to MyoKardia.

(b) Termination for Material Breach. If either Party believes that the other is in material breach of this Agreement, then the non-breaching Party may deliver notice of such breach to the other Party. For all breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party shall have [***] days from such notice to dispute or cure such breach. For any breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have [***] days from the receipt of the notice to dispute or cure such breach. If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement effective on written notice of termination to the other Party. If the allegedly breaching Party in good faith disputes such material breach or disputes the failure to cure or remedy such material breach and provides written notice of that dispute to the other Party within the applicable period set forth above, the matter shall be addressed under the dispute resolution provisions in Section 15.6, and the notifying Party may not terminate this Agreement until it has been determined under Section 15.6 that the allegedly breaching Party is in material breach of this Agreement, and: (i) if the breach cannot be cured; or (ii) if the breach can be cured, such breaching Party further fails to cure such breach within [***] days (or, for a breach arising from a failure to make a payment set forth in this Agreement, [***] days) after the conclusion of that dispute resolution procedure, and in each case such termination shall then be effective upon written notification from the notifying Party to the breaching Party. During the Initial R&D Term, any termination under this Section 12.2(b) shall solely be with respect to this Agreement in its entirety. After the Initial R&D Term, this Section 12.2(b) shall apply on a Program-by-Program basis and “a material breach of this Agreement” for purposes of this Section 12.2(b) shall mean “a material breach of this Agreement with respect to the applicable Program”.

(c) Termination for Insolvency. In the event that either Party (i) files for protection under bankruptcy or insolvency laws, (ii) makes an assignment for the benefit of creditors, (iii) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within ninety (90) days after such filing, (iv) proposes a written agreement of composition or extension of its debts, (v) proposes or is a party to any dissolution or liquidation, (vi) files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not charged within sixty (60) days of the filing thereof or (vii) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon writing notice to such Party.

(d) Termination for Patent Challenge. MyoKardia shall have the right to terminate this Agreement in its entirety upon ninety (90) days’ written notice to Sanofi, if Sanofi or its Affiliates, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any of the MyoKardia Background Patents specified on Exhibit B or later notified to Sanofi in writing as MyoKardia Background Patent or any MyoKardia Sole Program Patents; provided that if MyoKardia notifies Sanofi of a MyoKardia Background Patent in response to a challenge thereof as described in the first sentence of this Section 12.3(d), MyoKardia will not have the right to terminate this Agreement under this Section 12.3(d) if Sanofi withdraws such challenge in its entirety promptly and in any event within thirty (30) days after such notice. If Sanofi becomes aware that a Sublicensee of Sanofi engages in any such conduct, then Sanofi shall terminate the applicable sublicense as soon as possible.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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(e) Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Sanofi or MyoKardia are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party. The Parties acknowledge and agree that payments made under Section 9.1, Section 9.2, Section 9.3, Section 9.4, Section 9.5 and Section 9.7 or pursuant to the Co-Promotion Agreement shall not (x) constitute royalties within the meaning of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction or (y) relate to licenses of intellectual property hereunder.

(f) Expanded Use Products. For the purpose of this Article 12, if an Expanded Use Product is researched, developed and/or commercialized by the Parties for an Expanded Use only and not for a Primary Indication, such Expanded Use Product shall be deemed to be part of a separate Program from the HCM1 Program and the HCM2 Program, and the rights and obligations of the Parties with respect to the termination of such Program shall be as set forth in the agreement entered pursuant to Section 4.8. If not so addressed, then the termination provisions set forth herein shall apply.

12.3 Effect of Termination. Upon the termination (but not expiration) of this Agreement for any reason, the following provisions shall apply, provided that, (x) if this Agreement is terminated only with respect to a particular Program, the following provisions shall only apply to such Program and the Compounds and

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Products in such Program, and (y) if this Agreement is terminated only with respect to a particular Region, the following provisions shall only apply to such Region:

(a) License to Sanofi. All licenses and other rights granted to Sanofi under the MyoKardia Licensed Technology shall terminate (except as necessary to permit Sanofi to perform its surviving obligations under this Article 12).

(b) License to MyoKardia.

(i) All licenses and other rights granted to MyoKardia under the Sanofi Licensed Technology and rights of reference shall survive the termination of this Agreement. The licenses and other rights granted to MyoKardia under the Sanofi Licensed Technology and Joint Program Technology shall expand to include the HCM1 Products and the HCM2 Products in the Licensed Territory and the DCM1 Products worldwide.

(ii) Unless this Agreement is terminated by MyoKardia under Section 12.2(b) or 12.2(d) for Sanofi’s material breach or patent challenge or by Sanofi under Section 12.2(a)(i) or Section 12.2(a)(iv) in its entirety during the Initial R&D Term, the royalties due to Sanofi for the HCM1 Products and HCM2 Products in the United States under Section 9.6(c) shall continue to apply; provided that such royalties shall not apply on a Program-by-Program basis to the HCM1 Products or HCM2 Products if this Agreement is terminated under Section 12.2(a)(ii) for the HCM1 Program or HCM2 Program, respectively; provided further that royalties shall be due for Competing Products for which clinical development has commenced and/or commercialized by such Party or the applicable Affiliate as of the effective date of such termination that are HCM1 Products or HCM2 Products if such royalties would otherwise be due under Section 3.7(c)(ii)(y) in the absence of the termination of the Agreement. In the event that a royalty is not due under this clause (b)(ii) with respect to a given HCM1 Product or HCM2 Product, then the royalties described in Section 12.3(b)(iii) shall apply to the Retained Territory with respect to such Product.

(iii) Solely for those Products containing Compounds whose composition of matter is claimed by a Sanofi Licensed Patent or Products containing a device the design of which is claimed by a Sanofi Licensed Patent (the “Sanofi Proprietary Device Component”), MyoKardia shall pay to Sanofi a royalty of [***] percent ([***]%) of Net Sales (calculated based on sales by MyoKardia and its Affiliates and (Sub)licensees and subject to any Combination Product adjustment as set forth in the definition of the Net Sales in Section 1.133) of such HCM1 Products and HCM2 Products outside the United States and of such DCM1 Products worldwide, in each case for the applicable Royalty Term therefor and otherwise on the terms (including applicable royalty offset and reductions) set forth in ARTICLE 9, plus any amounts owed to Third Parties under license agreements granting Sanofi a license under such Third Party’s Patent Rights or Know-How, to the extent agreed by the Parties under Section 10.7; provided, however, in the case of termination of this Agreement by Sanofi under Section 12.2(b) for MyoKardia’s material breach, or by Sanofi under Section 12.2(a)(iv) for a Change of Control in which there is a Competing Product of the Acquiror (or of any of the Acquiror’s Affiliates), MyoKardia shall instead pay to Sanofi a royalty of [***] percent ([***]%) of Net Sales (calculated based on sales by MyoKardia and its Affiliates and (Sub)licensees) of such HCM1 Products and HCM2 Products outside the United States and of such DCM1 Products worldwide , for the applicable Royalty Term therefor and otherwise on the terms (including applicable royalty offset and reductions) set forth in ARTICLE 9, plus any amounts owed to Third Parties under license agreements granting Sanofi a license under such Third Party’s Patent Rights or Know-How, to the

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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extent agreed by the Parties under Section 10.7. For clarity , in adjusting for Net Sales for any Combination Product containing a Sanofi Proprietary Device Component, the adjustment mechanism in the definition of Net Sales shall apply, mutatis mutandis, in the calculation of the Net Sales allocated to such Sanofi Proprietary Device Component .

(c) Inventory Sell-Off Period. In the case of a termination of this Agreement, if Sanofi’s licenses are terminated as a result of such termination, Sanofi (with respect to the Products in the Licensed Territory), shall be entitled, for a period of [***] after termination, to (i) complete Manufacture of work-in-progress, and (ii) continue conducting Commercialization activities being conducted by Sanofi hereunder as of such termination (if applicable, with respect to the terminated country(ies)), to the extent related to Product in Sanofi’s inventory as of such termination (or added to such inventory as a result of the completion described in clause (i) (for clarity, all activities under clauses (i) and (ii) shall be completed within [***] after termination), provided that Sanofi fulfills its payment obligations under this Agreement in connection with such inventory sell-off (for clarity, if the Expanded Use [***] Option and/or the DCM1 [***] Option has been exercised, the sharing of Net Profits and Net Losses thereunder shall continue to apply during the sell-off period). For clarity, from and after the expiration of such [***] period all rights and licenses granted to Sanofi hereunder (if applicable, with respect to the terminated country(ies)) shall conclusively terminate (except as necessary to permit such Party to perform its obligations under this ARTICLE 12).

(d) Regulatory Materials; Data. Within thirty (30) days of the effective date of such termination (or as promptly as practical thereafter, if such period is not practical under Applicable Law), Sanofi shall transfer and assign to MyoKardia all Regulatory Materials and Regulatory Approvals relating to Products, data from preclinical, non-clinical and clinical studies conducted by or on behalf of Sanofi, its Affiliates or (Sub)licensees on any Products and all pharmacovigilance data (including all adverse event databases) on any Products. In addition, subject to any applicable provisions of any Third Party contract manufacturing agreement, Sanofi shall, or cause its Affiliate or Third Party contract manufacturer to, grant MyoKardia and any of its Affiliates and Third Party contract manufacturer the right to reference any and all drug master files pertaining to Products. At MyoKardia’s request, Sanofi shall provide MyoKardia with assistance with any inquiries and correspondence with Regulatory Authorities relating to any Product for a period of six (6) months after such termination. Sanofi’s activities under this Section 12.3(d) shall be conducted at no cost to MyoKardia in the case of a termination by MyoKardia pursuant to Section 12.2(b) or otherwise at MyoKardia’s cost. The foregoing shall not apply to the extent containing proprietary information or technology of any Third Party relating to proprietary active ingredients contained in Combination Products that are DCM1 Products or not within the scope of the licenses granted to MyoKardia hereunder.

(e) Trademarks. Sanofi shall transfer and assign, and shall ensure that its Affiliates transfer and assign, to MyoKardia, at no cost to MyoKardia, all Sanofi Product Marks relating to any terminated Product.

(f) Registration Program Costs. If at the time of such termination, either Party is conducting any clinical trial(s) under a Registration Program for any HCM1 Product or HCM2 Product or if MyoKardia has exercised its DCM1 [***] Option, the Parties shall continue to share the Registration Program Costs for the applicable Registration Program (i) with

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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respect to clinical trials ongoing as of the date of the notice of termination of this Agreement, for [***] after the effective date of such termination and (ii) with respect to clinical trials initiated (in good faith consistent with the timelines set forth in the applicable Registration Program) within thirty (30) days after the delivery of a notice of termination of this Agreement, for [***] after the effective date of termination and (iii) in no other cases. MyoKardia shall have the right, at its sole discretion, to either continue or wind down such trial (i) in the case of the HCM1 Program or HCM2 Program or (ii) in the case of the DCM1 Program, except in the case of a termination of this Agreement by Sanofi pursuant to Section 12.2(b), in which case such right shall be Sanofi’s.

(g) Transition Assistance. With regard to Products in countries for which the licenses to Sanofi are terminating, Sanofi shall provide the following transitional assistance, with costs allocated as set forth below:

(i) Each Party shall comply with Section 11.6 with regard to each Party’s Confidential Information.

(ii) To the extent Sanofi has the right to do so, Sanofi shall promptly provide MyoKardia with a redacted copy of each license agreement, collaboration agreement and/or vendor agreement then effective between Sanofi (or its Affiliates) and a Third Party that specifically relates to any Product, or the Development, Manufacture and Commercialization thereof, and, upon MyoKardia’s request, to the extent Sanofi has the right to do so, Sanofi shall assign or sublicense, and shall ensure that its Affiliates assign or sublicense, to MyoKardia any such agreement(s).

(iii) Sanofi shall, at MyoKardia’s request, provide reasonable technical assistance and transfer copies of (including when available, in electronic format) all Sanofi Licensed Know-How relating to any Products to MyoKardia or its designee, including without limitation: study protocols, study results, analytical methodologies, bulk and final product manufacturing processes, batch records, vendor information, validation documentation, regulatory documentation, patent information, transfer of sponsorship and ownership of compound identifiers and/or generic names used, or designated for use, by Sanofi with respect to any Products, expert opinions, analyses, manufacturing data, right to publications (including data to be published, manuscript in preparation and pending publications), in each case to the extent such materials are within the scope of the licenses to MyoKardia set forth in Section 12.3(b). From and after such time, all such Know-How so licensed and solely relating to the Products shall be deemed Confidential Information of both MyoKardia and Sanofi.

(iv) At the end of the sell-off period set forth in Section 12.3(c), Sanofi shall transfer to MyoKardia any and all inventory of Products (including all research materials, final product, bulk drug substance, intermediates, work-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, and the like) then in the possession of Sanofi, its Affiliates or Sublicensees, and continue or have continued any ongoing stability studies pertaining to any materials so transferred to MyoKardia for a reasonable period of time until MyoKardia can assume responsibility for such activities. Notwithstanding the allocation of costs described below, all such inventory shall be purchased by MyoKardia at a price equal to the Manufacturing Costs therefor.

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(v) If at the time of such termination, MyoKardia or its Affiliates are not Manufacturing a particular Product, then, at MyoKardia’s request, Sanofi shall: (A) continue to Manufacture and supply MyoKardia with such Product at the Manufacturing Costs for such Product plus [***] percent ([***]%) for a period of [***] after such termination; and (B) if it has the right to do so, assign or transfer to MyoKardia any Manufacturing agreement between Sanofi and a Third Party contract manufacturer with respect to such Product; and/or (C) conduct a technology transfer analogous to that described in Section 7.3.

(vi) If at the time of such termination, Sanofi or its Affiliates are conducting any clinical trials of a Product, then, at MyoKardia’s election on a trial-by-trial basis: (A) Sanofi shall fully cooperate, and shall ensure that its Affiliates fully cooperate, with MyoKardia to transfer the conduct of all such clinical trials to MyoKardia and MyoKardia shall assume any and all liability for such clinical trials after the effective date of such termination (except to the extent Sanofi has an obligation of indemnification under Article 14), provided that each Party shall continue to bear its share of Registration Program Costs to the extent specified Section 12.3(f).

(vii) If at the time of such termination, Sanofi or its Affiliates are Commercializing a particular Product, then, at MyoKardia’s request, the Parties shall negotiate in good faith a transition services agreement to cover detailing and promotion of such Product (in the same manner and no more extensive than the then-current detailing and promotional efforts of Sanofi) by Sanofi or its Affiliate or contract sales force pursuant to a transition plan agreed by the Parties for a period not to exceed (A) six (6) months, in the case of a termination by Sanofi under Section 12.2(a) and (B) three (3) months, for all other terminations, in each case ((A) and (B)) until MyoKardia establishes its own sales force or a relationship with a contract sales organization or other applicable vendor (whether its own or through assignment of an agreement with Sanofi in accordance with Section 12.3(g)(ii)), and MyoKardia shall pay Sanofi a commercially reasonable amount to conduct such activities (which amount would include a commercially reasonable per-detail rate).

(viii) Sanofi shall conduct a technology transfer to MyoKardia in accordance with Section 7.3(c) (as applied to any terminated Products).

(ix) In addition to the foregoing, Sanofi shall use reasonable efforts with respect to those activities for which it is responsible hereunder to cooperate with MyoKardia to achieve an orderly transition of the Development, Manufacturing and Commercialization of Products from Sanofi or its applicable Affiliate to MyoKardia.

(x) Except as provided in Section 12.3(g)(iv), Sanofi’s activities under this Section 12.3(g) shall be conducted [***] to MyoKardia, except in the case Sanofi terminates this agreement under Section 12.2(b).

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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12.4 Survival.

(a) Survival Provisions Pertaining to the Termination of this Agreement:

(i) Without limiting the foregoing, the following Sections and Articles shall survive the termination of this Agreement: Article 1; 3.1 (solely with respect to the licenses that survive per Section 12.3(a) for so long as they survive; provided that such licenses shall be nonexclusive); 3.2; 3.3(b); 3.4(a); 3.4(b); 3.5; 3.6 (to the extent provided in Section 12.3(g)(iii)); 3.7(c)(i) and 3.7(c)(ii) (solely with regard to any royalties on Competing Products that survive termination); 4.9 (first two sentences) (to the extent specified therein); 5.4(c) (To the extent provided in Section 12.3(f) and Section 12.3(g)(vi)); 5.7 (to the extent specified therein); 6.7 (with regard to the terminated country(ies) in the Licensed Territory, Sanofi shall retain control under Section 6.7 solely with respect to Remedial Action for Product sold by Sanofi prior to termination, with costs borne by Sanofi therefor, except as otherwise provided in clauses ((a) or (b) of Section 6.7); 7.2(c) (until the expiration of the sell-off period described in Section 12.3(c)); 7.2(d) (to the extent provided in Section 12.3(g)(v)); 7.3(c) (as provided in Section 12.3(g)(v) and Section 12.3(g)(viii)); 8.4, 8.5, 8.6 and 8.7 (solely with respect to Product sold by Sanofi in the sell-off period described in Section 12.3(c)); 9.5 (for Registration Program Costs incurred prior to the date of termination of this Agreement or under Section 12.3(f)); 9.6 for Net Sales occurring during the Royalty Term made prior to the date of termination or to the applicable royalties survive termination, including with respect to Product sold during the sell-off period if applicable, or as applicable in the event litigation under Section 10.4 commenced during the term of this Agreement is ongoing after termination; 9.7, Exhibit J-1 and Exhibit J-2 (to the extent applicable to sales made and Allowable Expenses and Registration Program Costs incurred during the term of this Agreement and in the case of sales made and Allowable Expenses incurred, during the sell-off period and as provided under Section 12.3(f)); 9.8; 9.9; 9.10; 9.11; 9.12; 9.13; 10.1; 10.2(a) (with respect to Joint Program Patents, except that all Joint Program Patents shall be covered by Section 10.2(a)(i) and Section 10.2(a)(ii) and not by Section 10.2(b)); 10.3; 10.4 (to the extent litigation is ongoing as of the date of termination, and for litigation commenced after the date of termination, solely with respect to the Joint Program Patents and in such case MyoKardia shall have the sole right to enforce the Joint Program Patents worldwide at its expense); 10.8 (with respect to upstream licenses with regard to surviving licenses, if applicable); 11.1; 11.2; 11.3; 11.5; 11.6; 11.7; 11.8; 12.2(e); 12.2(f); 12.3; 12.4(a); 12.5; 12.6, 13.4; 13.5; Article 14 (except that the Allowable Expenses to be shared per Section 14.1 or Section 14.2, if applicable, shall apply only with respect to Third Party Claims, and Losses arising therefrom, to the extent that the applicable Third Party Claims arises from or results from acts or omissions of the Party, including sales of Products, that occurred during the period in which the applicable [***] arrangement was in effect hereunder); and Article 15.

(ii) If this Agreement is terminated with respect to a Region (as defined in Section 12.2(a)(iii)) or Program but not in its entirety, then following such termination the foregoing provisions of this Agreement shall survive such termination with respect to the terminated Region or the terminated Program and all provisions not surviving in accordance with the following shall terminate upon termination of this Agreement with respect to the terminated Region or terminated Program and be of no further force and effect (and for the avoidance of doubt all provisions of this Agreement shall remain in effect with respect to all Regions and all Programs other than the terminated Region and terminated Programs).

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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(b) Survival Provisions Pertaining to the Expiration of this Agreement.

(i) Without limiting the foregoing, the following Sections and Articles shall survive the expiration of this Agreement: Article 1; 3.1; 3.2; 3.3; 3.4; 3.5; 4.9 (first two sentences) (to the extent specified therein); 5.7 (to the extent specified therein); 6.5; 6.6; 6.7; 8.8 and 8.9 (to the extent the Co-Promotion Agreement remains in effect pursuant to the terms of the Co-Promotion Agreement); 9.6 (for purposes of the final reporting and payment of royalties on Net Sales for the period prior to the date of expiration; 9.7, Exhibit J-1 and Exhibit J-2 (with respect to any [***] arrangement in effect at the time of expiration for so long as such [***] arrangement remains in effect)); 9.8; 9.9; 9.10; 9.11; 9.12; 9.13; Article 10; 11.1; 11.2; 11.3; 11.5; 11.6; 11.7; 11.8; 12.1; 12.2(e); 12.4(b); 12.5; 13.4; 13.5; Article 14 (except that the Allowable Expenses to be shared per Section 14.1 or Section 14.2, if applicable, shall apply only with respect to Third Party Claims, and Losses arising therefrom, to the extent that the applicable Third Party Claims arises from or results from acts or omissions of the Party, including sales of Products, that occurred during the period in which the applicable [***] arrangement was in effect hereunder); and Article 15.

(ii) If this Agreement expires with respect to a country or Product but not in its entirety, then following such expiration the foregoing provisions of this Agreement shall survive such expiration with respect to the expired country or the expired Product and all provisions not surviving in accordance with the following shall terminate upon expiration of this Agreement with respect to the expired country or expired Product and be of no further force and effect (and for the avoidance of doubt all provisions of this Agreement shall remain in effect with respect to all countries and all Products other than the expired country and expired Products).

12.5 Accrued Rights and Obligations. Expiration or termination of this Agreement shall not diminish either Party’s rights, or relieve either Party of any of its obligations, in each case that have been accrued prior to the effective date of such expiration or termination

12.6 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

ARTICLE 13

REPRESENTATIONS, WARRANTIES AND COVENANTS

13.1 Representations and Warranties of Each Party.

(a) Each Party represents and warrants to the other Party as of the Effective Date that it has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder.

(b) Each Party represents and warrants to the other Party as of the Effective Date that this Agreement has been duly executed by it and is legally binding upon it, enforceable in

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accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(c) The U.S. government imposes and enforces prohibitions on the payment or transfer of anything of value to governments, government officials, political parties, political party officials (or relatives or associates of such officials), whether directly or indirectly, to obtain or retain business. This U.S. law is referred to as the Foreign Corrupt Practices Act (“FCPA”), and it can have application to conduct of a U.S. corporation’s foreign subsidiaries, employees, agents and distributors. A summary of the law and related information can be found at http://www.justice.gov/criminal/fraud/fcpa. Each Party represents, warrants and covenants to the other Party as of the Effective Date that:

(i) it is familiar with the provisions and restrictions contained in the OECD Convention and FCPA and it has adopted and maintained an FCPA policy;

(ii) it shall comply with the FCPA in connection with its activities under this Agreement;

(iii) it shall not, in the course of its activities under this Agreement, offer, promise, give, demand, seek or accept, directly or indirectly, any gift or payment, consideration or benefit in kind that would or could be construed as an illegal or corrupt practice; and

(iv) it is not a government official (as the term is defined in the FCPA) or affiliated with any government official.

13.2 Representations and Warranties by MyoKardia. MyoKardia represents and warrants to Sanofi as of the Effective Date that:

(a) MyoKardia has not had any Affiliates prior to the Effective Date and does not have any Affiliates as of the Effective Date;

(b) MyoKardia is the sole and exclusive owner of all of the MyoKardia Background Patents , and no Third Party owns any right, title or interest to any of the MyoKardia Background Patents . MyoKardia shall not transfer to Sanofi any assays that, to MyoKardia’s Knowledge, are claimed by any Third Party Patent Right, without Sanofi’s written consent. MyoKardia has not previously assigned, transferred, conveyed or otherwise encumbered (or agreed to do any of the foregoing) its right, title and interest in MyoKardia Licensed Technology in a manner that is inconsistent with the licenses granted to Sanofi under Section 3.1;

(c) [***] has no right, title or interest in or to any Patent Rights claiming the composition of matter of, or the use of, MYK-461 or any of the Potential HCM1 Backup Compounds;

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(d) To the Knowledge of MyoKardia, no Third Party has any right, title or interest in or to any Patent Rights claiming the composition of matter of, or the use of, MYK-461 or any Potential HCM1 Backup Compounds;

(e) To the Knowledge of MyoKardia, all Patent Rights owned or Controlled by MyoKardia, existing as of the Effective Date, and reasonably necessary or useful for conducting the HCM1 Program, HCM2 Program and DCM1 Program, including the development or manufacture of the Products as contemplated in the initial Research Plan and POC Development Plan attached to this Agreement as of the Effective Date and commercialization of the Products, as provided hereunder are listed in Exhibit B;

(f) MyoKardia has the right to grant the licenses and other rights herein to Sanofi and it has not granted any license, right or interest in, to or under the MyoKardia Licensed Technology to any Third Party (or agreed to make any such grant) that is inconsistent with the licenses granted to Sanofi under Section 3.1;

(g) MyoKardia has not received any written notice from any Third Party asserting or alleging that the research or development of MyoKardia Background Technology or any of the Compounds prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;

(h) To the Knowledge of MyoKardia, (i) the Research and Development of MyoKardia Background Technology and/or any of the Compounds prior to the Effective Date, including the use of any assays conducted in connection with such activities, has not infringed any intellectual property rights owned or possessed by any Third Party, and (ii) such activities prior to the Effective Date did not breach any obligation of confidentiality or non-use owed by MyoKardia to a Third Party;

(i) To the Knowledge of MyoKardia, (x) the activities set forth in the Research Plan attached hereto as of the Effective Date, conducted in the manner that MyoKardia contemplates, as of the Effective Date, they will be conducted, will not infringe any intellectual property rights of any Third Party (except that no representation or warranty is made as to matters disclosed under Section 13.2(f)) and will not breach any obligation of confidentiality or non-use owed by MyoKardia to any Third Party, (y) no Third Party owns or controls any Patent Rights that claim the composition of matter of MYK-461 and/or any Potential Backup HCM1 Compounds; and (z) the use of MYK-461 and/or any Potential Backup HCM1 Compounds in the Field does not infringe any method of use claims in any Patent Rights owned or controlled by any Third Party;

(j) There are no judgments or settlements against or owed by MyoKardia, and to MyoKardia’s Knowledge, there are no pending claims or litigation or written threats of possible claims or litigation, in each case relating to MyoKardia Background Technology;

(k) To the Knowledge of MyoKardia, the MyoKardia Background Patents that have issued as of the Effective Date are subsisting and are valid and enforceable and the pending applications included in MyoKardia Background Patents as of the Effective Date are being prosecuted in accordance with Applicable Law and with regard to any MyoKardia Background Patents (including patent applications included therein) existing as of the Effective Date,

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MyoKardia has presented all relevant references, documents and information of which it and the inventors are aware to the relevant patent examiners at the relevant patent offices, to the extent required under Applicable Law. To MyoKardia’s Knowledge, the MyoKardia Background Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment;

(l) To the Knowledge of MyoKardia, there is no infringement or misappropriation of the MyoKardia Background Technology by any Person;

(m) To the Knowledge of MyoKardia, MyoKardia does not Control any compounds as of the Effective Date that meet the HCM1 Criteria, HCM2 Criteria or DCM1 Criteria, other than HCM1 Compounds, HCM2 Compounds and DCM1 Compounds;

(n) MyoKardia has received, as of the Effective Date, assignments with respect to the Patent Rights identified with an asterisk on Exhibit B from [***] and any employees thereof listed as inventor(s) of such Patent Rights, a true, complete and correct copy each of which has been provided to Sanofi prior to the Effective Date;

(o) MyoKardia has obtained all rights, as of the Effective Date, from Pharmaron, Inc., and if applicable, BioFocus DPI Limited, reasonably necessary for the Parties to exercise their rights and perform their obligations hereunder with respect to the Potential Backup HCM1 Compounds for the HCM1 Program existing as of the Effective Date;

(p) MyoKardia has not received any written notice alleging that the MyoKardia Background Patents, existing as of the Effective Date, are or would be invalid or unenforceable or that the applications included in such MyoKardia Background Patents will not proceed to grant;

(q) To MyoKardia’s Knowledge, the inventions claimed or covered by the MyoKardia Background Patents (A) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof or any similar government funding statute anywhere in the world, (B) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(f);

(r) None of the MyoKardia Background Patents are licensed to MyoKardia from a Third Party;

(s) True, complete and correct copies of all agreements (including the ShAre (The Sarcomere Human Cardiomyopathies Registry) Charter by and between [***] and [***] and the [***]), regarding any intellectual property rights licensed hereunder, including the MyoKardia Background Patents, as amended to the date hereof, have been provided to Sanofi prior to the date hereof;

(t) All current and former officers, employees and consultants of MyoKardia who are inventors of or have otherwise contributed in a material manner to the creation or development of any MyoKardia Licensed Technology have executed and delivered to MyoKardia an assignment or other agreement regarding the protection of proprietary information and the assignment to MyoKardia of any MyoKardia Licensed Technology and any and all other Information and Inventions that relate to the Products and Compounds, the current form of which has been made available for review by Sanofi;

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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(u) To MyoKardia’s Knowledge, the MyoKardia Background Technology includes all Information and Inventions relating to the Compounds and the Products developed by any Third Party for MyoKardia prior to the Effective Date under any agreements between MyoKardia and any such Third Party with respect to the Compounds and the Products, other than certain Information and Inventions developed under (A) [***]; (B) [***]; and/or (C) [***];

(v) Those portions of the MyoKardia Background Know-How that are proprietary to MyoKardia and material to the Development, Manufacture or Commercialization of the Compounds and the Products in the Field have been kept confidential or have been disclosed to Third Parties only under terms of confidentiality. To the Knowledge of MyoKardia no breach of such confidentiality has been committed by any Third Party with respect to any such MyoKardia Background Know-How;

(w) To MyoKardia’s Knowledge, MyoKardia and its contractors and consultants have conducted all Research and Development of the Compounds and the Products in material compliance with Applicable Law; and

(x) To MyoKardia’s Knowledge, MyoKardia has included in the dataroom all information in its possession that is material to the Development of the current lead and back-up compounds for each Program as contemplated as of the Effective Date. To MyoKardia’s Knowledge, the representations and warranties of MyoKardia in this Agreement and the information, documents and materials furnished to Sanofi in connection with its period of diligence prior to the Effective Date, do not, taken as a whole, (i) contain any untrue statement(s) of fact that is or are collectively material to the Development of the current lead and back-up compounds for each Program as contemplated hereunder as of the Effective Date or (ii) omit to state any fact or facts that is or are collectively material to the Development of the current lead and back-up compounds for each Program as contemplated hereunder as of the Effective Date.

13.3 Representations and Warranties by Sanofi. Sanofi represents and warrants to MyoKardia as of the Effective Date that:

(a) to Sanofi’s Knowledge, it has not received any written notice from any Third Party asserting or alleging that the development of Sanofi Background Technology prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;

(b) to Sanofi’s Knowledge, the Sanofi Background Patents existing as of the Effective Date are listed in Exhibit C;

(c) to Sanofi’s Knowledge, the development of Sanofi Background Technology prior to the Effective Date did not infringe any valid intellectual property rights owned or possessed by any Third Party and did not breach any obligation of confidentiality or non-use owed by Sanofi to a Third Party;

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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(d) to Sanofi’s Knowledge, the Sanofi Research Activities, conducted in the manner that Sanofi contemplates, as such activities are specified as of the Effective Date in the initial Research Plan attached to this Agreement, they will be conducted, will not infringe any intellectual property rights of any Third Party and will not breach any obligation of confidentiality or non-use owed by Sanofi or its Affiliates to any Third Party;

(e) to Sanofi’s Knowledge, there are no judgments or settlements against or owed by Sanofi, and to Sanofi’s Knowledge, there are no pending claims or litigation or written threats of possible claims or litigation, in each case relating to Sanofi Background Technology; and

(f) Within forty-five (45) days after the Effective Date, Sanofi shall enter into one or more agreement(s) with its Affiliates granting Sanofi the right to cause all of its Affiliates to comply with the terms and conditions of this Agreement as applicable to any Affiliate of Sanofi, with such agreement(s) being retroactively effective as of the Effective Date.

13.4 Mutual Covenants.

(a) No Debarment. In the course of the Research, Development, Manufacture and Commercialization of the Products, neither Party nor its Affiliates shall use any employee or consultant who has been debarred by any Regulatory Authority or, to such Party’s or its Affiliates’ Knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware (in the case of Sanofi, by its compliance department) that any of its or its Affiliates’ employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

(b) Compliance. Each Party and its Affiliates shall comply in all material respects with all Applicable Law (including all anti-bribery laws and laws applicable to the manufacture of human pharmaceuticals) in the Research, Development, Manufacture and Commercialization of the Products and performance of its obligations under this Agreement and the Ancillary Agreements.

13.5 No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 13, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF SANOFI OR MYOKARDIA; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

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ARTICLE 14

INDEMNIFICATION; LIABILITY; INSURANCE

14.1 Indemnification by MyoKardia. MyoKardia shall indemnify, defend and hold harmless Sanofi, its Affiliates and their respective officers, directors, agents and employees (“Sanofi Indemnitees”) from and against any Third Party Claims and Losses arising therefrom under or related to this Agreement against any of them to the extent arising or resulting from:

(a) (i) any Research, Development or Manufacture of any Products by or on behalf of MyoKardia (other than by Sanofi or its Affiliates) or any of its Affiliates, licensees, (Sub)licensees or contractors, or (ii) the Commercialization of Products by or on behalf of MyoKardia (other than by Sanofi or its Affiliates) (except that in the case in which Sanofi exercises the Expanded Use [***] Option this Section 14.1(a) shall not apply to these activities to the extent relating to the development, manufacturing or commercialization of any Expanded Use Products for the Expanded Use in the United States and instead any Losses arising from such activities (except to the extent arising from clause (i) and/or (ii) in Section 14.2(a)) shall be treated as Allowable Expenses (such term to be applied mutatis mutandis) in the net [***] calculation for Expanded Use Products under the amendment executed pursuant to Section 4.8), unless the Parties otherwise agree; or

(b) the negligence, recklessness or willful misconduct of any of the MyoKardia Indemnitees; or

(c) the breach of any of the warranties or representations made by MyoKardia to Sanofi under this Agreement or any Ancillary Agreement; or

(d) the breach by MyoKardia of any of its obligations pursuant to this Agreement or any Ancillary Agreement;

except in each case ((a) through (d)), to the extent the applicable Third Party Claim and Losses arising therefrom arise or result from (i) the negligence, recklessness or willful misconduct of any Sanofi Indemnitee; (ii) the breach of any of the warranties or representations made by Sanofi to MyoKardia under this Agreement or any Ancillary Agreement; or (iii) any breach by Sanofi of its obligations pursuant to this Agreement or any Ancillary Agreement.

14.2 Indemnification by Sanofi. Sanofi shall indemnify, defend and hold harmless MyoKardia, its Affiliates, and their respective officers, directors, agents and employees (“MyoKardia Indemnitees”) from and against any Third Party Claims and Losses arising therefrom under or related to this Agreement against any of them to the extent arising or resulting from:

(a) (i) the Research, Development or Manufacture of any Products by or on behalf of Sanofi (other than by MyoKardia of its Affiliates) or any of its Affiliates, (Sub)licensees or contractors, or (ii) the Commercialization of Products by or on behalf of Sanofi (other than by MyoKardia or its Affiliates) (except that in the case in which MyoKardia exercises the DCM1 [***] Option this Section 14.2(a) shall not apply to these activities to the extent relating to the development, manufacturing or commercialization of the DCM1 Products in the United States and instead any Losses arising from such activities (except to the extent arising from clause (i) and/or (ii) in Section 14.1(a)) shall be treated as Allowable Expenses); or

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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(b) the negligence, recklessness or willful misconduct of any of the Sanofi Indemnitees; or

(c) the breach of any of the warranties or representations made by Sanofi to MyoKardia under this Agreement or any Ancillary Agreement; or

(d) the breach by Sanofi of any of its obligations pursuant to this Agreement or any Ancillary Agreement;

except in each case ((a) through (d)), to the extent the applicable Third Party Claim and Losses arising therefrom arise or result from (i) the negligence, recklessness or willful misconduct of any MyoKardia Indemnitee; (ii) the breach of any of the warranties or representations made by MyoKardia to Sanofi under this Agreement or any Ancillary Agreement; or (iii) any breach by MyoKardia of its obligations pursuant to this Agreement or any Ancillary Agreement.

14.3 Indemnification Procedure.

(a) Notice of Claim. All indemnification claims in respect of any Sanofi Indemnitee or MyoKardia Indemnitee seeking indemnity under Section 14.1 or Section 14.2 (collectively, the “Indemnitees” and each an “Indemnitee”) will be made solely by the corresponding Party (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 14.1 or Section 14.2, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). Together with the Indemnification Claim Notice, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim.

(b) Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim subject to indemnification as provided for in Section 14.1 or Section 14.2 by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may select and appoint the lead legal counsel for the defense of the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.

(c) Right to Participate in Defense. Without limiting Section 14.3(b), any Indemnitee will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 14.3(b) (in which case the Indemnified Party will control the defense).

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(d) Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party has acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate. The Indemnifying Party will pay all amounts on behalf of the Indemnified Party at or prior to the time of the entry of judgment. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 14.3(b), the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s sole and absolute discretion). The Indemnifying Party that has assumed the defense of the Third Party Claim in accordance with Section 14.3(b) will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of such Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Third Party Claim in accordance with Section 14.3(b).

(e) Cooperation. If the Indemnifying Party chooses to defend any Third Party Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with the defense of such Third Party Claim. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket costs in connection with such cooperation.

(f) Expenses. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim will be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

14.4 Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Third Party Claims (or potential losses or damages) under this Article 14. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

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14.5 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 14.1 OR SECTION 14.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS RELATING TO CONFIDENTIALITY UNDER ARTICLE 11 OR INTELLECTUAL PROPERTY UNDER ARTICLE 10.

14.6 Insurance. Each Party shall procure and maintain insurance, including product liability insurance, with respect to its activities hereunder and which is consistent with normal business practices of companies similarly situated at all times during which any Compound or Product is being clinically tested in human subjects or commercially distributed or sold. Sanofi may fulfill such obligation through self-insurance. Each Party shall provide the other Party with evidence of such insurance upon request and, in the case of MyoKardia, shall provide Sanofi with written notice at least sixty (60) days prior to the cancellation, non-renewal or material changes in such insurance. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 14.

ARTICLE 15

GENERAL PROVISIONS

15.1 Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), fire, floods, earthquakes or other acts of God, or acts, generally applicable action or inaction by any governmental authority (but excluding any government action or inaction that is specific to such Party, its Affiliates or (Sub)licensees, such as revocation or non-renewal of such Party’s license to conduct business), or omissions or delays in acting by the other Party, or unavailability of materials related to the Manufacture of the Products (each cause, an event of “Force Majeure”). The affected Party shall give notice to the other Party in writing as soon as reasonably practical but no later than thirty (30) days after the occurrence of the event of Force Majeure, specifying the nature and extent of the event of Force Majeure, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance allowed hereunder shall be of no greater scope and no longer duration than is reasonably required, and the affected Party shall

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promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances. In the event that MyoKardia is the non-performing Party and the Force Majeure continues for more than ninety (90) days (which period, in its entirety or a portion thereof, is prior to the commencement of the Registration Program for a Product, which Development thereof is impacted by such Force Majeure), Sanofi’s payment obligations under Article 9 shall be suspended until notification by MyoKardia to Sanofi of the termination of such Force Majeure Event (and any related triggers and deadlines shall be similarly suspended).

15.2 Assignment.

(a) Neither Party may assign this Agreement or any of its rights or obligations hereunder, except as expressly permitted hereunder, or delegate any of its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part, without the consent of the other Party, except either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder in whole or in part to any Affiliate of such Party , which is an Affiliate of such Party at the time of such assignment, or in whole to (i) in the case of MyoKardia, its successor in interest or assignee or purchaser, as applicable, in the case of a Change of Control or (ii) in the case of Sanofi, its successor in interest or assignee or purchaser, as applicable, in connection with the sale of all or substantially all of its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction. The intellectual property owned or controlled by any such successor in interest or assignee or purchaser (such successor in interest or assignee or purchaser, as applicable, an “Acquiror”) or its Acquiror Family prior to the applicable Change of Control or other similar transaction immediately prior to such acquisition (other than as a result of a license from the acquired Party) or is thereafter developed outside the scope of this Agreement in accordance with this Agreement, including Section 3.7, shall be excluded from the MyoKardia Licensed Technology and the Sanofi Licensed Technology, in each case, only for so long as the remainder of the conditions of this Section 15.2 are met, and the Acquiror Family shall be excluded from “Affiliate” solely for purposes of the applicable components of the intellectual property definitions set forth herein, in all such cases if and only if: (A) the acquired Party remains a wholly-owned subsidiary of the Acquiror; (B) all intellectual property of the Acquired Party Family and all research and development assets and operations of the Acquired Party Family, in each case relating to Compounds and Products, remain with the Acquired Party Family and are not transferred to the Acquiror Party Family; (B) the scientific and Development activities with respect to Compounds and Products of the Acquired Party Family and Competing Products of the Acquiror Family (if any) are maintained separate and distinct, and (D) there is no exchange of Know-How relating to Compounds and Products between the Acquired Party Family and the Acquiror Family. Any attempted assignment not in accordance with this Section 15.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

(b) Except as part of a transaction permitted under this Section 15.2, in no event shall either Party assign or transfer, or agree to assign or transfer to any Third Party, any or all of the MyoKardia Licensed Patents or Sanofi Licensed Patents, as the case may be, owned by such Party, without the consent of the other Partyif such assignment or transfer would materially

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adversely effect the scope, nature or duration of the rights of the other Party hereunder; provided that for clarity such restriction shall not be construed to apply to any license grants consistent with this Agreement . If a Party, under any written agreement entered into after the Effective Date, assigns or transfers, or agrees to assign or transfer, to any Third Party, any or all of the MyoKardia Licensed Patents or Sanofi Licensed Patents, as the case may be, owned by such Party, such Party shall cause the assignee or transferee to comply with those terms of ARTICLE 10 as relate to the transferred assets as if it were such Party.

(c) The rights and obligations of Sanofi and/or its designated Affiliate(s) to purchase shares pursuant to Section 9.3 may not be transferred unless such transfer also includes the transfer of all shares purchased by Sanofi or its designated Affiliate(s) pursuant to the Series A-1 Preferred Stock Purchase Agreement by and between MyoKardia and Sanofi, dated as of the Effective Date.

15.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.

15.4 Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by e-mail (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by an internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to MyoKardia:

MyoKardia, Inc.

400 East Jamie Court, Suite 102

South San Francisco, CA 94080

USA

Attn:	Chief Executive Officer
Fax:	650 741 0901

With a copy to:

Robert L. Jones

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Fax:	650 849 7400

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If to Sanofi:

Sanofi

54 rue La Boetie

75008 Paris, FRANCE

Attn: General Counsel

Fax:	+33 1 53 77 43 03

With a copy to:

Amy L. Toro

Covington & Burling LLP

One Front Street

San Francisco, CA 94111

Fax:	415 955 8586

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-business day, then on the next Business Day); (b) on the second (2nd) Business Day after dispatch if sent by an internationally-recognized overnight courier; or (c) on the tenth (10th) Business Day following the date of mailing, if sent by mail.

15.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws.

15.6 Dispute Resolution.

(a) The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights and/or obligations hereunder, including the interpretation, alleged breach, enforcement, termination or validity of this Agreement (a “Dispute”). For clarity, Dispute shall not include matters within the ESC’s authority that are resolved under Section 2.9 including through a Party’s exercise of its final decision making authority in accordance therewith. It is the objective of the Parties to establish procedures to facilitate the resolution of such Disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the Parties agree that, if such a Dispute arises under this Agreement, and the Parties are unable to resolve such Dispute within [***] after such Dispute is first identified by either Party in writing to the other, the Parties shall refer such Dispute to the Designated Senior Officers of the Parties for attempted resolution by good faith negotiations within [***] after such notice is received. If the Designated Senior Officers are not able to resolve such Dispute within [***], then either Party shall be free to institute binding arbitration with respect

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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to such Dispute in accordance with Section 15.6(b) (and subject to limitations of liability set forth in Section 14.5) upon written notice to the other Party (an “Arbitration Notice”) and seek remedies as may be available.

(b) Subject to Section 15.6(c) below, any Dispute unresolved under Section 15.6(a) shall be settled by binding arbitration administered by JAMS (or any successor entity thereto) and in accordance with the Comprehensive Arbitration Rules and Procedures then in effect and the Expedited Procedures contained therein , as modified in this paragraph (the “Rules”), except (i) to the extent such rules are inconsistent with this Section 15.6(b), in which case, this Section 15.6(b) shall control (including with regard to any limitations of liability or forms of relief), and (ii) [***] discovery depositions may be conducted per side. The JAMS Expedited Procedures shall be modified to delete paragraphs [***] of such procedures as in effect on the Effective Date, and the timelines shall be modified to provide that (x) the discovery cutoff for percipient discovery shall not exceed [***] after the preliminary conference, (y) the discovery cutoff for expert discovery shall not exceed [***] after the preliminary conference, and (z) the hearing shall commence within [***] after the cutoff for expert discovery. The proceedings and decisions of the arbitrator shall be confidential, final and binding on the Parties, and judgment upon the award of such arbitrator may be entered in any court having jurisdiction thereof.

(i) Upon receipt of an Arbitration Notice by a Party, the applicable Dispute shall be resolved by final and binding arbitration before a panel of three (3) arbitrators (the “Arbitrators”), with each arbitrator having not less than [***] of experience in the biotechnology or pharmaceutical industry and subject matter expertise with respect to the matter subject to arbitration. Any Arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the particular Dispute. Each Party shall promptly select one (1) Arbitrator each, which selections shall in no event be made later than [***] days after receipt of the Arbitration Notice. The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrators chosen by the Parties, but in no event later than [***] days after the date that the last of such Arbitrators was appointed. The Arbitrators shall, within [***] days after the conclusion of the hearing, issue a written award and statement of decision describing the material facts and the grounds for the conclusions on which the award is based, including the calculation of any damages awarded. The decision of the Arbitrators shall be final, conclusive and binding on the Parties and enforceable by any court of competent jurisdiction. The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized to reform, modify or materially change this Agreement.

(ii) Each Party shall bear its own costs and expenses (including legal fees and expenses) relating to the arbitration proceeding, except that the fees of the Arbitrators and other related costs of the arbitration shall be shared equally by the Parties, unless the Arbitrators determine that a Party has incurred unreasonable expenses due to vexatious or bad faith positions taken by the other Party, in which event the Arbitrators may make an award of all or any portion of such expenses (including legal fees and expenses) so incurred.

(iii) The arbitrator shall be required to render the decision in writing and to comply with, and the award shall be limited by, any express provisions of this Agreement

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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relating to damages or the limitation thereof. No arbitrator shall have the power to award punitive damages under this Agreement regardless of whether any such damages are contained in a proposal, and such award is expressly prohibited.

(iv) Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending under this Agreement, (x) the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of the pending arbitration proceeding; and (y) in the event that the subject of the dispute relates to the exercise by a Party of a termination right hereunder, including in the case of a material breach of this Agreement, the effectiveness of such termination shall be stayed until the conclusion of the proceedings under this Section 15.6. All arbitration proceedings and decisions of the Arbitrators under this Section 15.6(b) shall be deemed Confidential Information of both Parties under ARTICLE 11.

(v) The arbitration proceedings shall take place in New York, New York, in the English language.

(c) Notwithstanding the foregoing, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent Rights or trademark rights covering the manufacture, use, importation, offer for sale or sale of Products shall be submitted to a court of competent jurisdiction in the country in which such Patent Rights or trademark rights were granted or arose.

(d) Nothing in this Section 15.6 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a Dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

15.7 No Action. In no event shall either Party be obligated under the Agreement to take any action or omit to take any action that such Party believes, in good faith, would cause it to be in violation of any Applicable Law.

15.8 Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto. The Parties agree that, effective as of the Effective Date, that certain Confidentiality Agreement between an Affiliate of Sanofi and MyoKardia dated as of [***] and amended as of [***] (“Confidentiality Agreement”) shall be superseded by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreement shall be subject to ARTICLE 11.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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15.9 Exhibits. Other than Exhibits I (Co-Promotion Terms), J-1 (DCM1 [***] Option) and J-2 (Key Defined Terms Related to the DCM1 [***] Option), in the event there is a conflict between the terms of this Agreement and any Exhibit of this Agreement, the terms of this Agreement shall control.

15.10 Headings. The captions to the several Articles, Sections, subsections and Exhibits hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles, Sections, subsections and Exhibits hereof.

15.11 Independent Contractors. It is expressly agreed that MyoKardia and Sanofi shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither MyoKardia nor Sanofi shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

15.12 Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

15.13 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

15.14 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

15.15 Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

15.16 Translations. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

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15.17 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.18 Counterparts. This Agreement may be executed in two or more counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

<REMAINDER OF PAGE INTENTIONALLY LEFT BLANK>

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this License and Collaboration Agreement to be executed by their duly authorized representatives as of the Effective Date.

MyoKardia, Inc.		Aventis Inc.

By:	/s/ Tassos Gianakakos	By:	/s/ Edgar B. Grass
Name:	Tassos Gianakakos	Name:	Edgar B. Grass
Title:	CEO	Title:	Vice President/Treasurer

LIST OF EXHIBITS

Exhibit A:	Compound Criteria
Exhibit A-1:	DCM1 Criteria
Exhibit A-2:	HCM1 Criteria
Exhibit A-3:	HCM2 Criteria

Exhibit B:	Existing MyoKardia Licensed Patents

Exhibit C:	Existing Sanofi Licensed Patents

Exhibit D:	Initial Alliance Managers and Committee Members

Exhibit E:	Initial Research Plan and Outline of POC Studies

Exhibit F:	SOE Criteria

Exhibit G:	Development Candidates as of the Effective Date

Exhibit H:	Initial POC Development Plan

Exhibit I:	Co-Promotion Terms

Exhibit J:	DCM1 [***] Option
Exhibit J-1:	DCM1 [***] Option
Exhibit J-2:	Key Defined Terms Related to the DCM1 [***] Option

Exhibit K:	MYK-461 Compound Structure

Exhibit L:	Minimum Terms of New Preferred

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit A-1

DCM1 Criteria

MOA

•	See Definition 1.37 (DCM1 MOA)

Potency

•	[***]

Specificity

•	[***]

•	[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit A-1 Page 1 of 1

Exhibit A-2

HCM1 Criteria

MOA

•	See Definition 1.80 (HCM1 MOA)

Potency

•	[***]

Specificity

•	[***]

•	[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit A-2 Page 1 of 1

Exhibit A-3

HCM2 Criteria

MOA

•	See Definition 1.85 (HCM2 MOA)

Potency

•	[***]

Specificity

•	[***]

•	[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit A-3 Page 1 of 1

Exhibit B

Existing MyoKardia Licensed Patents

[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit B Page 1 of 1

Exhibit C

Existing Sanofi Licensed Patents

None.

Exhibit C Page 1 of 1

Exhibit D

Initial Alliance Managers and Committee Members

Executive Steering Committee

•	Sanofi: [***]

•	MyoKardia: [***]

Joint Research Committee

•	Sanofi: [***]

•	MyoKardia: [***]

Global Development Committee

•	Sanofi: [***]

•	MyoKardia: [***]

Joint Commercialization Committee

•	[***]

Alliance Manager

•	Sanofi: [***]

•	MyoKardia: [***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit D Page 1 of 1

Exhibit E

Initial Research Plan and Outline of POC Studies

[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit F

SOE Criteria

[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit F Page 1 of 1

Exhibit G

Development Candidates as of the Effective Date

[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit G Page 1 of 1

Exhibit H

Intital POC Development Plan

[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit I

Co-Promotion Terms

Reference is made to the Agreement by and between MyoKardia and Sanofi, dated as of August 1, 2014, as may be amended from time to time (the “Agreement”). Capitalized terms used in this Exhibit and not otherwise defined shall have the meanings given to them in the Agreement.

1. Co-Promotion Rights and Obligations. Each Party shall execute its detailing obligations in accordance with a Co-Promotion Plan to be attached to the Co-Promotion Agreement and shall exercise Diligent Efforts to cooperate with the other Party in carrying out the Co-Promotion Plan. Each Party shall perform its activities under the Co-Promotion Agreement in accordance with Applicable Law and Sanofi’s then-current standard operating procedures for promotion activities, provided that Sanofi provides training to MyoKardia’s sales force with respect to such Sanofi standard operating procedures, at MyoKardia’s cost and expense (to the extent of any incremental costs resulting from Sanofi’s training of MyoKardia’s sales force beyond that which Sanofi would incur in training its own sales force), in the same manner as Sanofi provides training to its own sales force.

2. Sales Force Composition.

a. Designated Sales Forces. During the term of the Co-Promotion Agreement (“Co-Promotion Term”), MyoKardia shall apply the level of sales effort assigned to its promotion of the Co-Promotion Product(s) (“Designated Sales Force”) as set forth in the applicable Co-Promotion Plan then in effect to Detail such Co-Promotion Product(s). MyoKardia shall not use a contract sales force to satisfy any of its obligations under the Co-Promotion Agreement for any period without the prior written consent of Sanofi.

b. Minimum Qualifications. Except as may be set forth to the contrary in the applicable Co-Promotion Plan, each of MyoKardia’s sales representatives and sales managers shall have comparable education required of Sanofi’s sales representatives and sales managers promoting the Co-Promotion Products and shall have satisfactorily completed the training provided by Sanofi under Paragraph 1 of this Exhibit I.

c. Sales Force Incentives. The incentive compensation structure for the Designated Sales Force with respect to the Co-Promotion Product(s) shall be substantially consistent with that compensation structure used in connection with Sanofi’s sales representatives engaged in the promotion of the Co-Promotion Product(s) unless otherwise agreed by Sanofi.

d. Sales Meetings and Review. MyoKardia shall permit Sanofi’s sales and marketing management personnel, upon reasonable request of Sanofi, to spend time in the field (e.g., ride-alongs) with MyoKardia’s sales representatives to assess their performance under the Co-Promotion Agreement (e.g., messaging, quality and sales direction), at Sanofi’s expense.

Exhibit I Page 1 of 7

e. Managed Care. Sanofi shall be responsible for managing necessary responsibilities with respect to the Co-Promotion Product(s) across all managed care market segments in the Co-Promotion Territory and shall have exclusive responsibility for: (i) contract strategy; (ii) contract creation; (iii) government reporting, rebate processing, Federal Supply Schedule calculations and pricing schedules; (iv) contract compliance, monitoring and audits; (v) contract administration and claims processing; and (vi) all other matters related to managed care.

3. Promotional Materials.

a. During the Co-Promotion Term, Sanofi shall have the sole right to develop and provide all written, printed, electronic or graphic material intended for use by sales representatives in promoting Co-Promotion Product(s) in the Co-Promotion Territory, including visual aids, file cards, premium items, clinical study reports, reprints, drug information updates, and any other promotional support items, in the same format and with the same content as those provided by Sanofi to its own sales force for the applicable Product (collectively, the “Promotional Materials”) to be used by the Parties in connection with the co-promotion of the Co-Promotion Product(s) in accordance with the terms of the applicable Co-Promotion Plan; provided that (i) subject to Applicable Law, MyoKardia’s name and logo shall appear with equal prominence on such materials; (ii) Sanofi shall submit all such materials for JCC review prior to finalization thereof and shall consider all comments made by MyoKardia’s JCC representatives; and (iii) MyoKardia shall not be required to use or disseminate any such Promotional Materials to the extent such use or dissemination would constitute a violation of any Applicable Law.

b. MyoKardia shall, and shall cause its sales representatives to, use only the Promotional Materials provided by Sanofi in connection with the co-promotion of the Co-Promotion Product(s). MyoKardia shall ensure that the Promotional Materials are used only in the form provided and not changed in any way (including by underlining or otherwise highlighting any text or graphics or adding any notes thereto) by any members of its Designated Sales Force.

c. MyoKardia shall, and shall cause its sales representatives to, immediately cease the use of any Promotional Materials when instructed to do so by Sanofi, provided that Sanofi also terminates the use of such Promotional Materials by its own sales representatives who are promoting the Co-Promotion Product(s) and that Sanofi shall concurrently provide MyoKardia with replacement Promotional Materials at the time it instructs MyoKardia to cease such use. MyoKardia shall, and shall cause its sales representatives to, use the Promotional Materials only for the purposes contemplated by the Co-Promotion Agreement. All Promotional Materials in the possession of MyoKardia or its sales representatives shall be returned to Sanofi upon termination of the Co-Promotion Agreement.

d. Each Party shall, and shall cause its sales representatives to, make only such statements and claims regarding the Co-Promotion Product(s), including as to efficacy and safety, as are consistent with the applicable product labeling and Promotional Materials. Neither Party shall, and each Party shall cause its sales representatives not to, make any untrue or misleading statements or comments about the Co-Promotion Product(s).

Exhibit I Page 2 of 7

e. Each Party shall, and shall cause its sales representatives to comply with Applicable Law, including any applicable anti-corruption laws.

4. Training. The Co-Promotion Agreement shall address the development of training materials and programs for each Party’s sales force.

5. PDE Requirements.

a. Performance of PDEs. In each Calendar Quarter, or such other period as Sanofi may reasonably designate from time to time (each, a “Calendar Period”) during the Co-Promotion Term, each Party shall perform the number of PDEs (as defined below) for the Co-Promotion Product(s) required to be performed by such Party as set forth in the applicable Co-Promotion Plan for the applicable period (the “PDE Requirement”). All Details shall be “primary position details” or “secondary position details” (where such terms shall be defined in the Co-Promotion Agreement) for each Party. The Co-Promotion Agreement will include provisions regarding targeted prescribers and the percentage of PDEs required to be to target prescribers.

b. Shortfalls. In the event that a Party believes in good faith that, notwithstanding Diligent Efforts, it will be unable to perform the number of required PDEs for any Calendar Period with respect to the Co-Promotion Product(s), it shall promptly give written notice to the other Party that it shall not be able to meet its PDE obligations and the projected shortfall in PDEs. Upon receipt of such notice, such other Party shall have the option, exercisable in its sole discretion, to perform additional PDEs to make up for the projected shortfall. The Co-Promotion Agreement will include additional customary provisions to address the financial consequences of any actual shortfalls.

6. Samples. The Co-Promotion Agreement shall include reasonable provisions governing the ordering, delivery and management of samples.

7. Promotion of Other Products. During the Co-Promotion Term, members of the Designated Sales Force shall be permitted to promote products in addition to the Co-Promotion Product(s) except that they may not promote any competitive products (where such products will be defined in the Co-Promotion Agreement).

8. Reporting and Auditing.

a. Detail Reporting. Each Party shall cause its sales representatives to report his or her Detailing activity in accordance with the procedures specified from time to time in the applicable Co-Promotion Plan. Each Party shall ensure, at its sole expense, that each of its sale representatives on the Designated Sales Force is properly equipped with all necessary hardware, software and other information technology required from time to time by the applicable Co-Promotion Plan to perform his or her recordkeeping and reporting obligations under the Co-Promotion Agreement.

Exhibit I Page 3 of 7

b. Tracking Reports. Each Party shall provide to the other Party such additional information and reports concerning Detail activity under the Co-Promotion Agreement at the times and in the manner specified in the applicable Co-Promotion Plan.

c. PDE Audits. No more than once during any twelve (12) consecutive month period during the Co-Promotion Term, each Party shall have the right to engage a disinterested third party auditor (an “Auditor”) to conduct an audit of the other Party’s Detailing activities to confirm the accuracy of the Detail and PDE related-information contained in the reports delivered by such other Party. Any such audit shall be at the auditing Party’s sole expense; provided, however, that if the results of such audit identify an overstatement of PDEs by [***] percent ([***]%) or more in such reports, then the audited Party shall (i) reimburse such excess payments within sixty (60) says after the date on which such audit is completed; and (ii) bear the expense of such audit.

9. Detail Message Audits. Sanofi shall have the right, at its sole expense, to engage an Auditor to conduct market research in order to evaluate the effectiveness of the Details performed by MyoKardia and the content of the principal promotional messages that are delivered by the MyoKardia’s sales representatives. If such market research indicates that MyoKardia is not delivering the appropriate principal promotional messages for a Co-Promotion Product set forth in the applicable Co-Promotion Plan, then Sanofi may deliver written notice of such failure to MyoKardia. Within ten (10) Business Days after receipt of such notice, MyoKardia shall develop and deliver to Sanofi a plan of action designed to correct such failure that is reasonably satisfactory to Sanofi (a “Corrective Plan”). MyoKardia shall implement the Corrective Plan within thirty (30) days after approval thereof by Sanofi. Sanofi shall have the right, at the expense of MyoKardia, to engage an Auditor to conduct independent market research in order to evaluate whether MyoKardia has corrected such failure in accordance with the Corrective Plan. If MyoKardia fails to deliver the principal promotional messages, or commits violations of Applicable Law in its promotional activity, then Sanofi shall have the right to terminate the Co-Promotion Agreement in accordance with those customary termination provisions to be included in the Co-Promotion Agreement pursuant to Paragraph 19 of this Exhibit I.

10. Co-Promotion Fees and Expenses. MyoKardia shall report to Sanofi, within forty-five (45) days after the end of each Calendar Quarter during the Co-Promotion Term, (a) the total number of PDEs assigned to, and performed by, MyoKardia; (b) the total number of primary position details and secondary position details assigned to, and performed by, MyoKardia; and (c) such other information required by the Co-Promotion Agreement or as the Parties may otherwise deem necessary or appropriate in writing. Within forty-five (45) days after receipt of such report, Sanofi shall pay to MyoKardia an amount equal to the product of (x) the actual number of PDEs performed by MyoKardia during such Calendar Quarter (up to the PDE Requirement for such Calendar Quarter), multiplied by (y) the PDE Cost for the Calendar Year in which such Calendar Quarter occurs. “PDE Cost” will be established in the Co-Promotion Agreement based on MyoKardia’s anticipated reasonable PDE costs.

11. Plan. The JCC shall establish a Co-Promotion plan (each, a “Co-Promotion Plan”), that sets forth, with respect to the applicable annual period, a

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit I Page 4 of 7

description of strategy and positioning implementation for the Co-Promotion Product(s) in the Co-Promotion Territory and the key marketing issues for such Co-Promotion Product(s) in the Co-Promotion Territory. The Co-Promotion Plan shall include:

a. the Promotional Materials to be used by the Parties in conducting promotional activities with respect to the Co-Promotion Product(s) and the principal promotional messages for the Co-Promotion Product(s);

b. (i) the number of sales representatives to be provided by each Party; (ii) the minimum qualifications for sales representatives; (iii) the minimum number of PDEs and position of Details that each sales representative must perform in each Calendar Period; and (iv) standards for turnover and vacancies for MyoKardia’s sales force consistent with those applicable to those that apply to Sanofi;

c. Detailing strategy and obligations of each Party on a Calendar Period basis, including (i) the “call plan” size (i.e., the number of targeted prescribers and targeted purchasers, if any, to be called on by each sales representative); (ii) identification and prioritization of targeted prescribers by deciles and targeted purchasers (if any); (iii) reach and frequency expectations for the targeted prescribers and targeted purchasers (if any) in each Calendar Period; and (iv) the number and position of PDEs for the Co-Promotion Product(s) to be performed in each Calendar Period; and

d. the reporting obligations of each Party and its sales representatives with respect to the performance of their promotional activities under the Co-Promotion Agreement, including the recording of Detailing activity by sales representatives, the synchronizing and transfer of Detail information to Sanofi’s databases, and the hardware, software and other information technology to be used therefor.

The initial Co-Promotion Plan, which shall be consistent with the plans Sanofi uses with contract sales forces for its other products, shall be prepared by Sanofi and submitted to the JCC for review and discussion. Sanofi shall have final decision-making authority with regards to the content of the Co-Promotion Plan; provided that (i) the Co-Promotion Plan shall allocate to the MyoKardia sales representatives a pro rata portion of centers of excellence and high prescribing physicians for the Co-Promotion Product(s), (ii) except by mutual agreement of the Parties, the expectations of the sales representatives of each Party shall be the same, and (iii) Sanofi shall consider in good faith the comments of MyoKardia’s JCC representatives in revising the Co-Promotion Plan, which revised plan will be included in the Co-Promotion Agreement. Each subsequent Co-Promotion Plan shall be prepared by Sanofi at least four (4) months prior to the beginning of the annual period to be covered by any such Co-Promotion Plan and submitted to the JCC for review and comment.

12. Orders for Products; Terms of Sale. Sanofi shall have the sole responsibility and right to fill orders with respect to the Co-Promotion Product(s). MyoKardia shall not take orders for the Co-Promotion Product(s), but if for any reason MyoKardia should receive sales orders for the Co-Promotion Product(s), MyoKardia shall promptly forward such orders to Sanofi. All orders for Co-Promotion Product(s) shall be subject to Sanofi’s acceptance, in its sole discretion. Sanofi may cancel any order for

Exhibit I Page 5 of 7

Co-Promotion Product(s), or any part thereof, at any time after acceptance without thereby incurring any liability to MyoKardia. Sanofi shall be solely responsible for responding to requests from physicians for individual patients who need Co-Promotion Product(s) but are unable to afford it. Any such request received by MyoKardia should originate from the patient’s physician and be forwarded to Sanofi for processing in accordance with Sanofi’s procedures. Sanofi shall have the sole right and responsibility for establishing and modifying the terms and conditions of the sale of the Co-Promotion Product(s), including the price at which the Co-Promotion Product(s) will be sold, whether the Co-Promotion Product(s) will be subject to any trade or quantity discounts, whether any discount will be provided for payments on accounts receivable, whether the Co-Promotion Product(s) will be subject to rebates, returns and allowances or retroactive price reductions, the channels of distribution of the Co-Promotion Product(s), and whether credit is to be granted or refused in connection with the sale of the Co-Promotion Product(s).

13. Returned Product. Sanofi shall have the sole responsibility and right to accept any returned Co-Promotion Product(s). MyoKardia shall not solicit the return of any Co-Promotion Product(s), but if for any reason MyoKardia should receive any returned Co-Promotion Product(s), MyoKardia shall promptly notify Sanofi. Any Co-Promotion Product(s) returned to MyoKardia shall be shipped by MyoKardia to Sanofi’s designated facility, and all reasonable documented shipping costs incurred by MyoKardia shall be promptly reimbursed by Sanofi. MyoKardia shall advise the customer that made such return that the Co-Promotion Product(s) has been returned to Sanofi. MyoKardia shall fully complete and deliver to Sanofi the returned goods form provided by Sanofi with respect to any returned Co-Promotion Product(s).

14. Requests for Medical Information. Sanofi shall have the exclusive right to respond to all questions or requests for information about the Co-Promotion Product(s) made by any medical professionals or any other Person to MyoKardia or its sales representatives that (a) warrant a response beyond the understanding or knowledge of such sales representative or (b) are beyond the scope of the product labeling or other Promotional Materials for such Co-Promotion Product(s) (each, a “PIR”). Upon MyoKardia’s request, Sanofi shall provide such PIR to MyoKardia at no cost to MyoKardia. MyoKardia shall, and shall cause its sales representatives to, promptly communicate to the Sanofi Information Center or Medical Resources Department all PIRs received by MyoKardia or such sales representatives. In connection with the Co-Promotion of the Co-Promotion Product(s), MyoKardia shall cause its sales representatives to inform prescribers and purchasers (if any) that they may contact the Sanofi Information Center regarding questions or requests for information about the Co-Promotion Product(s) by telephone or by completing a medical resource form and transmitting the completed form directly to Sanofi Medical Resources as provided on such form.

15. Product Trademarks; Copyrights. MyoKardia shall Co-Promote the Co-Promotion Product(s) only under the Sanofi Product Marks (in addition to the corporate Trademarks of Sanofi and its Affiliates or MyoKardia and its Affiliates, subject to Applicable Law). MyoKardia shall and shall cause its Affiliates to, (x) conform to the customary industry standards for the protection of the Sanofi Product Marks for

Exhibit I Page 6 of 7

pharmaceutical products and such guidelines of Sanofi with respect to manner of use (as provided in writing by Sanofi) of the Sanofi Product Marks and (y) maintain the quality standards of Sanofi with respect to the goods sold and services provided in connection with such Sanofi Product Marks. MyoKardia acknowledges and agrees that the all copyright and other intellectual property rights in and to the Promotional Materials, the product labels and inserts and the Co-Promotion Product training materials developed and produced by or on behalf of Sanofi pursuant to the Co-Promotion Agreement shall remain owned by and vested in Sanofi or its Affiliates, as applicable, except for any corporate Trademarks of MyoKardia and its Affiliates.

16. Pharmacovigilance. In connection with the Co-Promotion Agreement, if not already existing, the Parties shall enter into a safety data exchange agreement to initiate a process for the exchange of adverse event safety data (including post-marketing spontaneous reports received by each Party and its Affiliates) in a mutually agreed format in order to monitor the safety of the Co-Promotion Product(s) and to meet reporting requirements with any applicable Regulatory Authority.

17. Insurance. During the term of the Co-Promotion Agreement, at a minimum, and in addition to any insurance obligations under the Agreement, MyoKardia shall maintain in full force and effect insurance appropriate for MyoKardia’s obligations under the Co-Promotion Agreement, if elected by Sanofi, as set forth in the Co-Promotion Agreement.

18. Indemnification. Customary indemnification to be included to the extent not covered by the Agreement.

19. Term and Termination. Customary term and termination provisions to be included. The term of co-promotion shall extend so long as the Co-Promotion Product(s) are being promoted by Sanofi, but MyoKardia shall have the right to terminate its co-promotion activities upon reasonable notice (without any right to recommence co-promotion following such termination).

Exhibit I Page 7 of 7

Exhibit J-1

DCM1 [***] Option

Reference is made to the Agreement by and between MyoKardia and Sanofi to which this Schedule is attached (as it may be amended from time to time, the “Agreement”). The calculation of the key financial terms is set forth in Exhibit J-2. Any other capitalized terms used in this Exhibit and not otherwise defined herein shall have the meanings given to them in the Agreement.

1.1.	DCM1 [***] Option.

1.1.1. Sharing of Net Profits and Net Losses. If elected in accordance with this Exhibit J-1, MyoKardia shall have the right to elect to receive and bear a percentage between [***]% and [***] percent ([***]%) of all Net Profits and Net Losses, respectively, with respect to the [***] Products in the United States, pursuant to Section 1.1.3 of this Exhibit J-1, in consideration for paying the percentage of Registration Program Costs for [***] Products set forth in Section 1.1.2 of this Exhibit J-1 (for clarity, MyoKardia shall bear the same percentage of all Net Losses with respect to [***] Products in the United States as the percentage of all Net Profits it elects to receive with respect to [***] Products in the United States) (such percentage, the “DCM1 [***] Percentage Election”). If MyoKardia exercises the DCM1 [***] Option, Sanofi shall receive and bear the percentage of all Net Profits and Net Losses, respectively, with respect to [***] Products in the United States, which equals one hundred percent (100%) minus the DCM1 [***] Percentage Election.

1.1.2. Sharing of Registration Program Costs Related to [***] Products. If MyoKardia exercises the DCM1 [***] Option as set forth in Section 1.1.3 of this Exhibit J-1, (a) MyoKardia shall pay a percentage of the Registration Program Costs for [***] Products (in accordance with Section 1.2 of this Exhibit J-1) which percentage shall equal [***] percent ([***]%) of the DCM1 [***] Percentage Election (such percentage, the “Development Cost Share”); and (b) Sanofi shall pay a percentage of the Registration Program Costs for [***] Products (in accordance with Section 1.2 of this Exhibit J-1) which equals one hundred percent (100%) minus the Development Cost Share. For example, if MyoKardia exercises the DCM1 [***] Option and elects to receive and bear [***] percent ([***]%) of all Net Profits and all Net Losses, respectively, MyoKardia shall pay [***] percent ([***]%) and Sanofi shall pay [***] percent ([***]%), in each case, of all Registration Program Costs for the [***] Products.

1.1.3. Notices. Sanofi shall notify MyoKardia of the anticipated initiation of the first Phase 3 Clinical Trial for a DCM1 Product at least six (6) months in advance thereof. In order to exercise the DCM1 [***] Option, MyoKardia must provide Sanofi with written notice, no later than ninety (90) days after receipt of such notification from Sanofi, of its election to exercise the DCM1 [***] Option with respect to the DCM1 Products (each DCM1 Product, a “[***] Product”), which notice shall include the DCM1 [***] Percentage Election. If (a) MyoKardia does not provide the above election notice in compliance with the requirements of this Section 1.1.3 of this Exhibit J-1,

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit J-1 Page 1 of 3

or (b) MyoKardia provides notice to Sanofi that it does not intend to exercise the DCM1 [***] Option, or (c) MyoKardia exercises the DCM1 [***] Option and materially breaches its obligations under this Exhibit J-1, in each case (a), (b) and (c), MyoKardia shall be deemed to have irrevocably waived its right to receive and bear Net Profits and Net Losses, respectively, with respect to all DCM1 Products. The exercise of the DCM1 [***] Option shall be irrevocable, unless mutually agreed by the Parties in writing.

1.2.	Reporting and Payment

1.2.1. Reports. Within forty-five (45) days after the end of each Calendar Quarter, Sanofi shall report to MyoKardia the Registration Program Costs for the [***] Products incurred by Sanofi during such Calendar Quarter in accordance with the applicable Registration Budget and issue an invoice to MyoKardia for the share of such Registration Program Costs due from MyoKardia in accordance with Section 1.1.2 of this Exhibit J-1. Such report shall specify in reasonable detail all amounts included in such Registration Program Costs during such Calendar Quarter. The Parties shall seek to resolve any questions related to such accounting statements within fifteen (15) days following receipt by MyoKardia of Sanofi’s report hereunder.

1.2.2. Payments. Registration Program Costs for the [***] Products initially shall be borne by Sanofi and thereafter shall be subject to reimbursement by MyoKardia for its portion thereof in accordance with Section 1.1.2 of this Exhibit J-1. Within thirty (30) days after receipt of an invoice from Sanofi pursuant to Section 1.2.1 of this Exhibit J-1, MyoKardia shall pay Sanofi an amount in accordance with Section 1.1.2 of this Exhibit J-1 with respect to such Calendar Quarter. The first of such payments from MyoKardia to Sanofi under this Section 1.2.2 of this Exhibit J-1 shall include, in accordance with Section 1.1.2 of this Exhibit J-1, MyoKardia’s share of all Registration Program Costs for [***] Products, if any, incurred by Sanofi or its Affiliates in accordance with the applicable Registration Budget prior to MyoKardia’s exercise of the DCM1 [***] Option.

1.3.	Calculation and Payment of [***].

1.3.1. Standard Costing. Sanofi may elect, in its sole discretion, prior to January 1 of each Calendar Year, to establish a “standard cost” for purposes of ongoing cost accounting purposes for any Allowable Expenses payable under this Exhibit J-1, in which case a reconciliation and appropriate credit or payment shall be made annually against such Allowable Expenses actually incurred (such variance between standard costs and Allowable Expenses actually incurred, the “Annual Standard Cost Variance”), and establishment and use of standard cost accounting shall be reasonable and consistent with Sanofi’s practices for its other small molecule pharmaceutical products. In such a case, Section 1.2.1 and Section 1.2.2 shall apply mutatis mutandis to the reporting and payment of the Annual Standard Cost Variance, except that such report and payment shall only be applicable after the fourth Calendar Quarter of every year.

1.3.2. Reports and Payments in General. In the event that MyoKardia exercises its DCM1 [***] Option, Sanofi shall report to MyoKardia, within sixty (60) days

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit J-1 Page 2 of 3

after the end of each Calendar Quarter following such exercise, the Net Profits and Net Losses, as applicable, with respect to the [***] Products, along with an itemized statement of gross invoiced sales, deductions from gross sales to achieve Net Sales, and all expenses included in the calculation of Allowable Expenses.

a)	If there is a Net Profit for such Calendar Quarter, then Sanofi shall pay, concurrently with the provision of such report, to MyoKardia MyoKardia’s portion of such Net Profit in accordance with Section 1.1.1 of this Exhibit J-1; or

b)	If there is a Net Loss for such Calendar Quarter, then MyoKardia shall pay, within thirty (30) days after its receipt of such report, to Sanofi MyoKardia’s portion of such Net Loss in accordance with Section 1.1.1 of this Exhibit J-1.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit J-1 Page 3 of 3

Exhibit J-2

Key Defined Terms Related to the DCM1 [***] Option

“Allowable Expenses” means, subject to the other provisions of this Agreement, the FTE Costs, if applicable, and direct out-of-pocket costs recorded as an expense in accordance with Accounting Standards, in each case, that are incurred by Sanofi or any of its Affiliates or any of its (Sub)licensees and are specifically identifiable or reasonably allocable to the Commercialization of the [***] Products in the United States, or the Manufacture of the [***] Products for use in such Commercialization activities, including in each case in accordance with Accounting Standards, the following expenses:

a)	Sales and Marketing Costs;

b)	Distribution Costs;

c)	Manufacturing Costs (including for inventory build-up in advance of the launch of the [***] Products and for samples of [***] Products distributed for use in the United States);

d)	Regulatory Expenses;

e)	[***] Post-Approval Development Costs;

f)	Medical Affairs Costs;

g)	costs associated with patient assistance programs;

h)	Patent and Trademark Costs (to the extent not otherwise reimbursed through recoveries obtained in connection with any litigation as contemplated under Section 10.4 and Section 10.5);

i)	product liability insurance with respect to the [***] Products in the United States in the event the Parties obtain a joint policy;

j)	Third Party Payments;

k)	costs associated with recall or withdrawal of a [***] Product, to the extent treated as Allowable Expenses pursuant to Section 6.7; and

l)	Losses specifically identifiable or reasonably allocable to the Commercialization of a [***] Product in the United States, or the Manufacture of a [***] Product in support of such Commercialization, to the extent treated as Allowable Expenses pursuant to Article 14.

To the extent that any of the foregoing costs apply to both the United States and the Licensed Territory, such costs shall be reasonably allocated between the United States and the Licensed Territory based on the market size in the respective regions. Notwithstanding the foregoing, Allowable Expenses shall exclude: (i) Development Costs; (ii) income tax liabilities of either Party; and (iii) corporate overhead costs of either Party, except and only to the extent reasonably and directly allocable to the applicable [***] Product in the United States, in accordance with Accounting Standards. Costs may not be included more than once in Allowable Expenses, even if a particular cost satisfies the definition of more than one cost category in sections (a) – (l) above.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit J-2 Page 1 of 5

“DCM1 [***] Percentage Election” shall have the meaning set forth in Section 1.1.1 of Exhibit J-1.

“Development Cost Share” shall have the meaning set forth in Section 1.1.2 of Exhibit J-1.

“Distribution Costs” means, to the extent not included in Manufacturing Costs, the FTE Costs and direct out-of-pocket costs recorded as an expense by a Party or any of its Affiliates or (sub)licensees that are specifically identifiable or reasonably allocable to the commercial distribution of the [***] Products to a Third Party in the United States, including:

a)	handling and transportation to fulfill orders including export/import taxes, insurance and transit running costs, etc. (excluding such costs, if any, treated as a deduction in the definition of Net Sales);

b)	customer services, including order entry, billing and adjustments, inquiry and credit, collection, and litigation with customers concerning orders/deliveries;

c)	physical distribution centers and other direct cost of storage and distribution of the Profit [***], including distribution and storage subcontracted to third parties;

d)	the local supply chain department and departments coordinating sales forecasts and supply management;

e)	packaging modifications as a result of marketing decisions or regulatory requirements; and

f)	support functions (human resources, finance, quality department, etc.) hierarchically attached to the local supply chain department or allocated through allocation of local administrative and general expenses.

If agreed by the Parties in writing, Distribution Costs may be determined on the basis of a specified annual charge or as a percentage of Net Sales in lieu of actual FTE Costs and direct out-of pocket costs.

“Medical Affairs Activities” means, with respect to the United States, the coordination of medical information requests and field based medical scientific liaisons with respect to [***] Products, including activities of medical scientific liaisons and the provision of medical information services with respect to a [***] Product.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit J-2 Page 2 of 5

“Medical Affairs Costs” means those FTE Costs and direct out-of-pocket costs, including costs for independent contractors engaged as permitted under this Agreement, incurred by a Party or any of its Affiliates during the Term of and pursuant to this Agreement that are specifically identifiable or reasonably allocable to Medical Affairs Activities with respect to any [***] Product sold in the United States.

“Net Profits” and, with correlative meaning, “Net Losses”, means, with respect to the [***] Products, Net Sales of the [***] Products in the United States less Allowable Expenses (in each case, to the extent not already deducted from Net Sales).

“Other Expenses” means (a) [***] percent ([***]%) of Net Sales of the [***] Product [***], which is intended to cover general overhead and support for the DCM1 Products [***] to the extent not included in the other expense categories above and (b) any taxes paid in connection with any of the foregoing expenses.

“Patent and Trademark Costs” means those FTE Costs of in-house legal counsel and related personnel and direct out-of-pocket costs (including the reasonable fees and expenses paid to outside counsel and other Third Parties, and filing and maintenance fees paid to governmental authorities) recorded as an expense by a Party or any of its Affiliates or its (sub)licensees during the Term of and pursuant to this Agreement, (i) in connection with the prosecution and maintenance of rights, including costs of patent interference, opposition, reissue, or re-examination proceedings and filing and registration fees with respect to the Sanofi Licensed Patents, MyoKardia Licensed Patents or Joint Program Patents that are specifically identifiable or reasonably allocable to the [***] Product and the Field, in each case, to the extent that they claim the composition of matter, article of manufacture, method of use or method of manufacture of a [***] Product in the United States, (ii) in connection with the prosecution and maintenance of rights with respect to Product Marks that are specifically identifiable or reasonably allocable to the [***] Product and the Field in the U.S., and (iii) the costs of litigation (enforcement or defense) or other proceedings, under Section 10.2 10.2 and Section 10.4(b) in each case only to the extent related to a [***] Product in the United States and not reimbursed by a Third Party.

“[***] Post-Approval Development Costs” means (a) any Phase 4 Costs for [***] Products other than Registration Program Costs for the [***] Products and (b) any Development Costs for [***] Products for Development of any indications agreed by the Parties other than those covered by the initial regulatory approval for the applicable [***] Product in the applicable country and/or any new formulations of any [***] Product (e.g., lifecycle management), in each case in accordance with the applicable Registration Budget.

“[***] Product” shall have the meaning set forth in Section 1.1.3 of Exhibit J-1.

“Sales and Marketing Costs” means those FTE Costs and direct out-of-pocket costs, including costs for independent contractors engaged as permitted under this Agreement,

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit J-2 Page 3 of 5

recorded as an expense by Sanofi or its Affiliates or (sub)licensees that are specifically identifiable or reasonably allocable to the sales and marketing of a [***] Product in the United States. Sales and Marketing Costs include any amounts paid by Sanofi to Third Parties that are specifically identifiable to the Commercialization of a [***] Product by such Third Party in the United States, but exclude any Third Party Payments. Subject to the foregoing, Sales and Marketing Costs include costs incurred in connection with the following activities (but in each case only to the extent specifically identifiable or reasonably allocable to the sales and marketing of a [***] Product in the United States):

a)	activities directed to the advertising and marketing of a [***] Product in the United States, including a reasonable allocation of the use of a Party’s global marketing personnel or marketing personnel specifically allocated to the United States;

b)	launch meetings;

c)	advertising and public relations agencies, including development and distribution of selling and advertising and promotional materials relating to the use of a [***] Product, field literature, direct-to-consumer advertising campaigns, media/journal advertising, distribution of such advertising and promotional materials by a Party to its sales force personnel, exhibiting at seminars and conventions, convention costs, and promotional premiums;

d)	peer-to-peer activities such as lunch and dinner meetings;

e)	speakers programs, including training of such speakers;

f)	developing, obtaining, and providing training packages for a [***] Product, promotional literature, promotional materials, and other selling materials, including shipment costs of the same to a Party’s central distribution facility and from a Party’s central distribution facility to its sales force personnel;

g)	transporting, housing and maintaining sales representatives for training and the costs of all training materials used for such purpose;

h)	developing and performing market research;

i)	developing reimbursement programs;

j)	developing information and data specifically intended for national accounts, managed care organizations, governmental agencies (e.g., federal, state and local), and other group purchasing organizations, including pull-through activities;

k)	selling by Third Party independent contractors engaged by Sanofi as permitted by this Agreement;

l)	operation and maintenance of the sales representatives that promote a [***] Product in the United States, sales bulletins and other communications, sales

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit J-2 Page 4 of 5

meetings, specialty sales forces, call reporting and other monitoring/tracking costs, district and regional sales management, home office personnel who support the sales force, development and copying of training, motivational and communications materials relating to the [***] Products, and other services ancillary to the foregoing (to the extent not otherwise falling within clause (g) above);

m)	call center set-up, maintenance and operation for personnel used in connection therewith; and

n)	establishing and conducting one or more training facilities for potential users of the [***] Products, including trainer costs, facility costs, supplies and user costs.

If MyoKardia exercises the Co-Promotion Option with respect to a [***] Product, “Sales and Marketing Costs” shall include any payments paid by Sanofi to MyoKardia in consideration for providing the co-promotion services with respect to such [***] Product and shall not include the costs and expenses incurred by MyoKardia in respect of such services. For clarity, the costs and expenses incurred by Sanofi, its Affiliates, or its or their (Sub)licensees with respect to Detailing the [***] Product in the United States shall be included in “Sales and Marketing Costs” in accordance with this Section.

“Third Party Payments” means all upfront payments, milestone payments, royalties, and other amounts paid to such Third Party with respect to an agreement entered into between Sanofi and a Third Party in order to obtain a license under a Patent Right or other intellectual property right Controlled by such Third Party in a particular country pursuant to Section 10.7, unless such Section specifies that such amounts are to be borne by MyoKardia.

For clarity, there shall be no double-counting of expenses in determining Allowable Expenses and Allowable Expenses shall not include expenses that were included in Registration Program Costs.

*	Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit J-2 Page 5 of 5

Exhibit K

MYK-461 Compound Structure

[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Exhibit L

Minimum Terms of New Preferred

Key Term	Rights of New Preferred
Dividends	Same a Series A-1 Preferred, pari passu

Liquidation Preferences	Same as Series A-1 Preferred, pari passu

Optional Conversion	At holder’s election at any time

Mandatory Conversion	Same as Series A-1 Preferred

Antidilution	Same as Series A-1 Preferred

Protective Provisions	Same as Series A-1 Preferred

Board Composition	Board would be expanded to allow an additional director elected by holders of New Preferred, to be an individual designated by Sanofi.

Information Rights	Same as Series A-1 Preferred

Registration Rights	Same as Series A-1 Preferred

Participation Rights	Same as Series A Preferred; provided, however, that Sanofi or its designated Affiliate(s) shall no longer have such rights after the date on which the this Agreement expires or is otherwise terminated

Special Voting Agreement (Drag-Along)	Same as Series A-1 Preferred

Rights of First Refusal and Co-Sale	Same as Series A-1 Preferred

Fees and Expenses	Same as Series A-1 Preferred

Exhibit L Page 1 of 1